                                                                   EXHIBIT 3.B.2





                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                        OF EL PASO ENERGY PARTNERS, L.P.



                         DATED AS OF FEBRUARY 19, 1993,
                         AS AMENDED AND RESTATED THROUGH
                                 AUGUST 31, 2000
                  (INCLUDING, FOR THE PURPOSES OF THIS FILING,
                       AMENDMENTS DATED NOVEMBER 27, 2002,
                           MAY 5, 2003, MAY 16, 2003,
                       JULY 23, 2003 AND AUGUST 21, 2003)

                                TABLE OF CONTENTS


ARTICLE I ORGANIZATIONAL MATTERS..................................................................................1
         1.1      Formation.......................................................................................1
         1.2      Name............................................................................................1
         1.3      Registered Office; Principal Office.............................................................2
         1.4      Power of Attorney...............................................................................2
         1.5      Term............................................................................................4
         1.6      Possible Restrictions on Transfer...............................................................4
         1.7      Series A Common Unit Terminology................................................................4

ARTICLE II DEFINITIONS............................................................................................5

ARTICLE III PURPOSE..............................................................................................20
         3.1      Purpose and Business...........................................................................20
         3.2      Powers.........................................................................................20

ARTICLE IV CAPITAL CONTRIBUTIONS.................................................................................20
         4.1      Initial Contributions..........................................................................20
         4.2      Return of Initial Contributions................................................................21
         4.3      Contribution by the General Partner and the Initial Limited Partner............................21
         4.4      Issuance of Additional Units and Other Securities..............................................21
         4.5      Limited Preemptive Rights......................................................................25
         4.6      Capital Accounts...............................................................................25
         4.7      Interest.......................................................................................27
         4.8      No Withdrawal..................................................................................28
         4.9      Loans from Partners............................................................................28
         4.10     No Fractional Units............................................................................28
         4.11     Partnership Interest Adjusting Events..........................................................28

ARTICLE V ALLOCATIONS AND DISTRIBUTIONS..........................................................................29
         5.1      Allocations for Capital Account Purposes.......................................................29
         5.2      Allocations for Tax Purposes...................................................................38
         5.3      Requirement and Characterization of Distributions..............................................40
         5.4      Distributions During Series A Preference Unit Preference Period................................40
         5.5      Distributions With Respect to Calendar Quarters After the Series A Preference Unit
                  Preference Period..............................................................................42
         5.6      Conversion of Series A Preference Units........................................................46
         5.7      Distributions of Cash from Interim Capital Transactions........................................46
         5.8      Definitions....................................................................................47
         5.9      Adjustments to Minimum Quarterly Distribution Levels, Target Levels, Unrecovered
                  Capital, Series B Preference Unit Amounts and Certain Other Provisions.........................51
         5.10     Reserve Amount.................................................................................52
         5.11     Special Distributions..........................................................................52

ARTICLE VI MANAGEMENT AND OPERATION OF BUSINESS..................................................................53
         6.1      Management.....................................................................................53
         6.2      Certificate of Limited Partnership.............................................................54
         6.3      Restrictions on General Partner's Authority....................................................55


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
         6.4      Reimbursement of the General Partner...........................................................56
         6.5      Outside Activities.............................................................................57
         6.6      Loans to and from the General Partner; Contracts with Affiliates...............................58
         6.7      Indemnification................................................................................59
         6.8      Liability of Indemnitees.......................................................................61
         6.9      Resolution of Conflict of Interest.............................................................61
         6.10     Other Matters Concerning the General Partner...................................................63
         6.11     Title to Partnership Assets....................................................................63
         6.12     Purchase or Sale of Preference Units...........................................................64
         6.13     Reliance by Third Parties......................................................................64
         6.14     Registration Rights of the General Partner and its Affiliates..................................64

ARTICLE VII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS...........................................................66
         7.1      Limitation of Liability........................................................................66
         7.2      Management of Business.........................................................................67
         7.3      Outside Activities.............................................................................67
         7.4      Return of Capital..............................................................................67
         7.5      Rights of Limited Partner Relating to the Partnership..........................................67

ARTICLE VIII BOOK, RECORDS, ACCOUNTING AND REPORTS...............................................................68
         8.1      Records and Accounting.........................................................................68
         8.2      Fiscal Year....................................................................................68
         8.3      Reports........................................................................................68

ARTICLE IX TAX MATTERS...........................................................................................69
         9.1      Preparation of Tax Return......................................................................69
         9.2      Tax Elections..................................................................................69
         9.3      Tax Controversies..............................................................................69
         9.4      Organizational Expenses........................................................................70
         9.5      Withholding....................................................................................70
         9.6      Entity-Level Taxation..........................................................................70
         9.7      Entity-Level Deficiency Collections............................................................70
         9.8      Opinions of Counsel............................................................................71

ARTICLE X UNIT CERTIFICATE.......................................................................................71
         10.1     Unit Certificates..............................................................................71
         10.2     Registration, Registration of Transfer and Exchange............................................71
         10.3     Mutilated, Destroyed, Lost or Stolen Certificates..............................................71
         10.4     Record Holder..................................................................................72

ARTICLE XI TRANSFER OF INTERESTS.................................................................................73
         11.1     Transfer.......................................................................................73
         11.2     Transfer of General Partner's Partnership Interest.............................................73
         11.3     Transfer of Units..............................................................................74
         11.4     Restrictions on Transfers......................................................................74
         11.5     Citizenship Certificates; Non-citizen Assignees................................................74
         11.6     Redemption of Interests........................................................................75

ARTICLE XII ADMISSION OF PARTNERS................................................................................77
         12.1     Admission of Initial Limited Partners..........................................................77


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


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
         12.2     Admission of Substituted Limited Partners......................................................77
         12.3     Admission of Successor General Partner.........................................................78
         12.4     Admission of Additional Limited Partners.......................................................78
         12.5     Amendment of Agreement and Certificate of Limited Partnership..................................78

ARTICLE XIII WITHDRAWAL OR REMOVAL OF PARTNERS...................................................................78
         13.1     Withdrawal of the General Partner..............................................................78
         13.2     Removal of the General Partner.................................................................80
         13.3     Interest of Departing Partner and Successor General Partner....................................80
         13.4     Withdrawal of Limited Partners.................................................................82

ARTICLE XIV DISSOLUTION AND LIQUIDATION..........................................................................82
         14.1     Dissolution....................................................................................82
         14.2     Continuation of the Business of the Partnership after Dissolution..............................82
         14.3     Liquidation....................................................................................83
         14.4     Distributions in Kind..........................................................................84
         14.5     Cancellation of Certificate of Limited Partnership.............................................85
         14.6     Reasonable Time for Winding Up.................................................................85
         14.7     Return of Capital..............................................................................85
         14.8     Capital Account Restoration....................................................................85
         14.9     Waiver of Partition............................................................................85

ARTICLE XV AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE.............................................85
         15.1     Amendments to be Adopted Solely by General Partner.............................................85
         15.2     Amendment Procedures...........................................................................86
         15.3     Amendment Requirement..........................................................................87
         15.4     Meetings.......................................................................................88
         15.5     Notice of a Meeting............................................................................88
         15.6     Record Date....................................................................................88
         15.7     Adjournment....................................................................................88
         15.8     Waiver of Notice; Approval of Meeting; Approval of Minutes.....................................89
         15.9     Quorum.........................................................................................89
         15.10    Conduct of Meeting.............................................................................89
         15.11    Action Without a Meeting.......................................................................90
         15.12    Voting and Other Rights........................................................................90

ARTICLE XVI MERGER...............................................................................................91
         16.1     Authority......................................................................................91
         16.2     Procedure for Merger or Consolidation..........................................................91
         16.3     Approval by Limited Partner of Merger or Consolidation.........................................92
         16.4     Certificate of Merger..........................................................................92
         16.5     Effect of Merger...............................................................................92

ARTICLE XVII RIGHT TO ACQUIRE UNITS..............................................................................93
         17.1     Right to Redeem Preference Units...............................................................93
         17.2     Right to Acquire Units.........................................................................94
         17.3     Notice of Election to Redeem or Acquire Units..................................................94
         17.4     Surrender of Unit Certificates.................................................................96


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
ARTICLE XVIII GENERAL PROVISIONS.................................................................................96
         18.1     Addresses and Notices..........................................................................96
         18.2     Titles and Captions............................................................................97
         18.3     Pronouns and Plurals...........................................................................97
         18.4     Further Action.................................................................................97
         18.5     Binding Effect.................................................................................97
         18.6     Integration....................................................................................97
         18.7     Creditors......................................................................................97
         18.8     Waiver.........................................................................................97
         18.9     Counterparts...................................................................................97
         18.10    Applicable Law.................................................................................98
         18.11    Invalidity of Provisions.......................................................................98

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          EL PASO ENERGY PARTNERS, L.P.

         This Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., amended and restated effective as of August 31, 2000 (including, for the purposes of this filing, amendments dated November 27, 2002, May 5, 2003, May 16, 2003, July 23, 2003 and August 21, 2003), is entered into by and among El Paso Energy Partners Company, a Delaware corporation, as the General Partner, and the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

         1.1 Formation. The General Partner and the Organizational Limited Partner have previously formed this Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Organizational Limited Partner amended and restated the original Agreement of Limited Partnership of El Paso Energy Partners, L.P. (formerly known as Leviathan Gas Pipeline Partners, L.P.) in its entirety by entering into the Amended and Restated Agreement of Limited Partnership dated as of February 19, 1993 (the "February 1993 Partnership Agreement"). The February 1993 Partnership Agreement was amended by: Amendment No. 1 dated December 31, 1996, which effected a split of the then outstanding Units; Amendment No. 2 dated June 1, 1999, which lowered the percentage of outstanding Units necessary to remove the General Partner in connection with the Partnership's acquisition from El Paso Energy Corporation an additional interest in Viosca Knoll Gathering Company; and Amendment No. 3 dated November 30, 1999, which dealt with the change in the Partnership's and the General Partner's names. The General Partner and the Limited Partners hereby amend and restate, and replace in its entirety, the February 1993 Partnership Agreement, as amended prior to the Second Restatement Date, with this Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P. The changes effected by this second amendment and restatement include: (i) incorporating the changes made by Amendments No. 1-3 to the February 1993 Partnership Agreement; (ii) authorizing and issuing the Series B Preference Units in connection with the Partnership's acquisition of the Crystal storage facilities; and (iii) making certain corrections and clarifications. Subject to the provisions of this Agreement, the General Partner and the Limited Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         1.2 Name. The name of the Partnership shall be "El Paso Energy Partners, L.P." (formerly known as Leviathan Gas Pipeline Partners, L.P.). The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including, without limitation, the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners.

         1.3 Registered Office; Principal Office. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust. The principal office of the Partnership and the address of the General Partner shall be the El Paso Building, 1001 Louisiana Street, Houston, Texas 77002, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

         1.4 Power of Attorney.

         (a) Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their respective authorized officers and attorneys-in-fact with full power of substitution, as his true and lawful agent and attorney-in-fact with full power and authority in his name, place and stead to:

                  (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement, (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, Article XII, Article XIII or Article XIV or the Capital Contribution of any Partner, (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units or other securities issued pursuant to Section 4.4 and
         (F) all certificates documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XVI;

                  (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approval waivers, certificates and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement, provided, that when required by
         Section 15.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series;

                  (iii) sign, execute and file with the Department of Interior (including any bureau, office or other unit thereof, whether in Washington, D.C., or in the field, or any officer or employee thereof), as well as with any other federal or state agencies, departments, bureaus, offices or authorities, any documents or instruments related to the Partnership or its business which the General Partner in its sole discretion determines should be filed, including, without limitation, (A) any and all offers to lease and leases of or with respect to (including amendments, modifications, supplements, renewals and exchanges thereof) any lands under the jurisdiction of the United States or any state (including, without limitation, lands within the public domain, acquired lands and Indian lands) under any act or regulation which provides for the leasing thereof; (B) all statements of interest and holdings on behalf of the Partnership or the Partners;
         (C) any other statements, notices or communications now or hereafter required or permitted to be filed under any law, rule or regulation of the United States or any state, including, without limitation, the Minerals Land Leasing Act of 1920, as amended, 30 U.S.C. Section 181 et seq., the Mineral Leasing Act for Acquired Lands of 1947, as amended, 30 U.S.C. Section 351 et seq., the Right-of-Way Leasing Act of 1930, 30 U.S.C. Section 301 et seq., and the Outer Continental Shelf Lands Act of 1953, 43 U.S.C. Section 1331 et seq., relating to the leasing of lands for oil and gas exploration or development; and (D) any request for approval of assignments or transfers of oil and gas leases, any utilization or pooling agreements and any other documents relating to lands under the jurisdiction of the United States or any state;

Nothing contained in this Section 1.4(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV, or as may be otherwise expressly provided for in this Agreement.

         (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partners or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or the Liquidator's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

         1.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the termination of the Partnership in accordance with the provisions of Article XIV.

         1.6 Possible Restrictions on Transfer. Notwithstanding anything to the contrary contained in this Agreement, in the event of (i) the enactment (or imminent enactment) of any legislation, (ii) the publication of any temporary or final regulation by the Treasury Department ("Treasury Regulation"), (iii) any ruling by the Internal Revenue Service or (iv) any judicial decision that in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership for federal income tax purposes as a corporation or would otherwise subject the Partnership to being taxed as an entity for federal income tax purposes, then, either (a) the General Partner may impose such restrictions on the transfer of Units or Partnership Interests as may be required in the Opinion of Counsel to prevent the Partnership from being taxed as a corporation or otherwise being taxed as an entity for federal income tax purposes, including, without limitation, making any amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate to impose such restrictions, provided, that any such amendment to this Agreement that would result in the delisting or suspension of trading of any class or series of Units or other Partnership Securities on any National Securities Exchange or national securities market on which such class or series of Units or other Partnership Securities are then traded must be approved by the holders of at least 66?% of the Outstanding securities of such class or series or (b) upon the recommendation of the General Partner and the approval of the holders of at least 66?% of all Outstanding Voting Units, the Partnership may be converted into and reconstituted as a trust or any other type of legal entity (the "New Entity") in the manner and on other terms so recommended and approved. In such event, the business of the Partnership shall be continued by the New Entity and the Outstanding Units and other Partnership Securities shall be converted into equity interests of the New Entity in the manner and on the terms so recommended and approved. Notwithstanding the foregoing, no such reconstitution shall take place unless the Partnership shall have received an Opinion of Counsel to the effect that the liability of the Limited Partners for the debts and obligations of the New Entity shall not, unless such Limited Partners take part in the control of the business of the New Entity, exceed that which otherwise had been applicable to such Limited Partners as limited partners of the Partnership under the Delaware Act.

         1.7 Series A Common Unit Terminology. For the avoidance of confusion, the Units referred to herein as "Series A Common Units" are the Units referred to in the February 1993 Partnership Agreement as "Common Units." The Units referred to herein as "Series A Common Units" shall be referred to publicly, and shall be reflected on the relevant Unit certificate, as "Common Units" until such time (which time may or may not occur) as the Partnership authorizes and issues a second class or series of Common Units. As used herein, except where the context would otherwise require (including where the rights and preferences of the holders of

Series C Units are different, as described in Section 4.4(g)), references to "Series A Common Units" shall be deemed to include the Series C Units as defined in Section 4.4(g).

                                   ARTICLE II
                                   DEFINITIONS

         The following definitions shall, for all purposes, unless otherwise clearly indicated to the contrary, be applied to the terms used in this
Agreement:

         "1996 Split Date" means December 31, 1996.

         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.4 and who is shown as such on the books and records of the Partnership.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each taxable year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5)), and (b) decreased by (i) the amount of all losses and deductions that as of the end of such taxable year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that as of the end of such taxable year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(e)(i) or 5.1(e)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The Adjusted Capital Account in respect of a Unit or any other Partnership Security shall be the amount which such Adjusted Capital Account would be if such Unit or other Partnership Security was the only interest in the Partnership held by a Limited Partner.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.6(d)(i) or 4.6(d)(ii). Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to
Section 4.6(d)(i) or 4.6(d)(ii) hereof.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the Person in question.

         "Agreed Allocation" means any allocation made pursuant to Section 5.1(a), (b), (d) or (e).

         "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among such properties on a basis proportional to their fair market value.

         "Agreement" means this Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., (including any exhibits, schedules or other attachments) as it may be further amended, supplemented, restated or otherwise modified from time to time.

         "Argo" means Argo, L.L.C., a Delaware limited liability company.

         "Argo I" means Argo I, L.L.C., a Delaware limited liability company.

         "Argo II" means Argo II, L.L.C., a Delaware limited liability company.

         "Assignee" means (a) a Person to whom one or more Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement but who has not become a Substituted Limited Partner or (b) a Non-citizen Assignee.

         "Available Cash" has the meaning assigned to such term in Section
5.8(a).

         "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.6 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the States of New York or Texas shall not be regarded as a Business Day.

         "Capital Account" means the capital account maintained for any Partner pursuant to Section 4.6.

         "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes (or is deemed to contribute) to the Partnership pursuant to Section 4.1, 4.3, 4.4, 4.6(c) or 13.3(c).

         "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.6(d)(i) and 4.6(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

         "Cash from Interim Capital Transactions" has the meaning assigned to such term in Section 5.8(b).

         "Cash from Operations" has the meaning assigned to such term in Section 5.8(c).

         "Cause" means a court of competent jurisdiction has entered a final non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

         "Certificate" means a certificate, substantially in the form of Exhibit A-1, A-2 or A-3 to this Agreement or in such other forms as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more Series A Preference Units, Series A Common Units, or Series B Preference Units, respectively, or a certificate, in such form as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

         "Certificate of Limited Partnership" means the certificate of limited partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2, as such Certificate has been amended through the Second Restatement Date and may be amended or restated from time to time.

         "Charter Documents" means the certificate of formation, certificate of incorporation, certificate of limited partnership, bylaws, limited liability company agreement and/or limited partnership agreement, as applicable, of each relevant Person, as they may be amended, supplemented, restated or otherwise modified from time to time.

         "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

         "Closing Date" has the meaning assigned to such term in the Underwriting Agreement, being February 19, 1993.

         "Closing Price" has the meaning assigned to such term in Section 17.2.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Combined Interest" has the meaning assigned to such term in Section 13.3(a).

         "Common Unit" means a Unit having the rights and obligations specified with respect to Series A Common Units, or any other class or series of Common Units hereafter existing, in this Agreement.

         "Company" means El Paso Energy Partners Company (formerly known as Leviathan Gas Pipeline Company), a Delaware corporation.

         "Contributed Property" means each property or other asset in such form as may be permitted by the Delaware Act, including intangible property generally but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code or otherwise). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.6(d), such property shall no longer constitute Contributed Property for purposes of Section 5.1, but shall be deemed Adjusted Property for such purposes.

         "Contributing Partner" means each Partner contributing (or deemed to have contributed on termination and reconstitution of the Partnership pursuant to Section 708 of the Code or otherwise) a Contributed Property.

         "Control" (including its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

         "Conveyance Agreement" means the Contribution, Conveyance and Assumption Agreement dated as of February 19, 1993, among the Company, the Partnership and the Operating Companies, as in existence on that date.

         "Crystal Merger Agreement" means the Agreement and Plan of Merger dated as of August 28, 2000, among the Partnership, El Paso Partners Acquisition, L.L.C., Crystal Holding, Inc., and Crystal Gas Storage, Inc., providing for the issuance of Series B Preference Units, among other things.

         "Current Market Price" has the meaning assigned to such term in Section 17.2.

         "Deepwater Holdings" means Deepwater Holdings, L.L.C., a Delaware limited liability company.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

         "Delos" means Delos Offshore Company, L.L.C., a Delaware limited liability company.

         "Demand Registrations" has the meaning assigned to such term in Section 6.14(a).

         "Departing Partner" means a former General Partner, from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 13.1 or 13.2.

         "Discretionary Allocation" means any allocation of an item of income, gain, deduction, or loss pursuant to the provisions of Section 5.1(e)(iii).

         "East Breaks" means East Breaks Gathering Company, L.L.C., a Delaware limited liability company.

         "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

         "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which the Partnership or an Operating Company does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership or an Operating Company to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein. As of the Closing Date, "Eligible Citizen" means (a) a citizen of the United States, (b) an association (including a partnership, joint tenancy and tenancy in common) organized or existing under the laws of the United States or any state or territory thereof, all of the members of which are citizens of the United States or (c) a corporation organized under the laws of the United States or of any state or territory thereof, of which corporation, to the best of its knowledge, not more than five percent of the voting stock, or of all the stock, is owned or controlled by citizens of countries that deny to United States citizens privileges to own stock in corporations holding oil and gas leases similar to the privileges of non-United States citizens to own stock in corporations holding an interest in oil and gas leases on federal lands.

         "EP Acquisition" means El Paso Partners Acquisition, L.L.C., a Delaware limited liability company.

         "EP Deepwater" means El Paso Energy Partners Deepwater, L.L.C., a Delaware limited liability company.

         "EP Finance" means El Paso Energy Partners Finance Corporation, a Delaware corporation.

         "EP Operating" means El Paso Energy Partners Operating Company, L.L.C., a Delaware limited liability company.

         "EP Transport" means El Paso Energy Partners Oil Transport, L.L.C., a Delaware limited liability company.

         "Event of Withdrawal" has the meaning assigned to such term in Section 13.1(a).

         "Ewing Bank" means Ewing Bank Gathering Company, L.L.C., a Delaware limited liability company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented, restated or otherwise modified from time to time, and any successor to such statute.

         "February 1993 Partnership Agreement" has the meaning assigned to such term in Section 1.1.

         "First Target Distribution" has the meaning assigned to such term in
Section 5.8(d).

         "Flextrend" means Flextrend Development Company, L.L.C., a Delaware limited liability company.

         "General Partner" means the Company, and its successors as general partner of the Partnership.

         "Green Canyon" means Green Canyon Pipe Line Company, L.P., a Delaware limited partnership (formerly a Delaware limited liability company).

         "HIOS" means High Island Offshore System, L.L.C., a Delaware limited liability company.

         "HIOS" means High Island Offshore System, a Delaware general partnership.

         "Incentive Distribution" means any amount of cash distributed to the General Partner, in its capacity as general partner of the Partnership, pursuant to paragraphs (e), (f) and (g) of Section 5.4 and paragraphs (a)(v)-(vii), and
(b)(v)-(vii) of Section 5.5 which exceeds an amount equal to 1.0% of the aggregate amount of cash then being distributed pursuant to each such provision.

         "Indemnitee" means the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person.

         "Initial Limited Partners" means the Organizational Limited Partner and the Underwriters, unless the context shall otherwise require.

         "Initial Unit Price" means with respect to Series A Preference Units and Series A Common Units, the initial price per Series A Preference Unit at which the Underwriters offered the Series A Preference Units to the public for sale as set forth on the cover page of the prospectus first issued at or after the time the Registration Statement filed in connection with the sale of Series A Preference Units contemplated by the Underwriting Agreement first became effective and, with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner in its sole discretion. The Initial Unit Price for the Series A Preference Units is (a) prior to the 1996 Split Date, $20.50 per Unit and (b) on and after the 1996 Split Date, $10.25 per Unit, in each such case subject to adjustment as provided in this Agreement. The Initial Unit Price with respect to the Series B Preference Units is the Series B Preference Unit Face Value.

         "Interim Capital Transaction" has the meaning assigned to such term in
Section 5.8(e).

         "Issue Price" means the price at which a Unit is purchased from the Partnership, less any sales commission or underwriting discount charged to the Partnership. The Issue Price for the Series A Preference Units is (a) prior to the 1996 Split Date, $19.065 per Unit and (b) on and after the 1996 Split Date, $9.5325 per Unit, in each such case subject to adjustment as provided in this Agreement.

         "Joint Venture" means any Person other than an Operating Company in which the Partnership owns (directly or indirectly, of record or beneficially) stock, membership interest or other equity interests, the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such Person, that has the power to elect more than 20% but less than a majority of the board of directors or other governing body, including (as of the Second Restatement Date) POPCO, Nemo, Deepwater Holdings, West Cam, Stingray, UTOS, Western Gulf, HIOS, East Breaks, Neptune, Ocean Breeze, Manta Ray Offshore and Nautilus.

         "Limited Partner" means each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to
Section 13.3 and solely for purposes of Article IV, Article V and Article VI and Sections 14.3 and 14.4, shall include an Assignee.

         "Liquidator" means the General Partner or other Person approved pursuant to Section 14.3 who performs the functions described therein.

         "Liquidity Condition" means the requirement that, at the end of the 90-day period following the Series A Preference Unit Conversion Date (or, if applicable, the first or second anniversary thereof), after giving effect to the conversion of all Series A Preference Units as to which a Series A Preference Unit Conversion Election Notice has been timely received by the General Partner, there would be at least 2,000 holders of 100 or more Series A Common Units.

         "Manta Ray Gathering" means Manta Ray Gathering Company, L.L.C., a Delaware limited liability company.

         "Manta Ray Offshore" means Manta Ray Offshore Gathering Company, L.L.C., a Delaware limited liability company.

         "Merger Agreement" has the meaning assigned to such term in Section
16.1.

         "Minimum Gain Attributable to Partner Nonrecourse Debt" means that amount determined in accordance with the principles of Treasury Regulation
Section 1.704-2(i)(3).

         "Minimum Quarterly Distribution" has the meaning assigned to such term in Section 5.8(f).

         "Moray" means Moray Pipeline Company, L.L.C., a Delaware limited liability company.

         "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

         "Nautilus" means Nautilus Pipeline Company, L.L.C., a Delaware limited liability company.

         "Nemo" means Nemo Gathering Company, LLC, a Delaware limited liability company.

         "Neptune" means Neptune Pipeline Company, L.L.C., a Delaware limited liability company

         "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code.

         "Net Income" has the meaning assigned to such term in Section 5.8(g).

         "Net Loss" has the meaning assigned to such term in Section 5.8(h).

         "Net Termination Gain" has the meaning assigned to such term in Section 5.8(i).

         "Net Termination Loss" has the meaning assigned to such term in Section 5.8(j).

         "New Entity" has the meaning assigned to such term in Section 1.6.

         "Non-citizen Assignee" means a Person who the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 11.5.

         "Nonrecourse Built-in Gain" meant with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that in accordance with the principles of Treasury Regulation Section 1.704-2(b)(1), are attributable to a Nonrecourse Liability.

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(3).

         "Notice of Election to Purchase" has the meaning assigned to such term in Section 17.3(b).

         "Notice of Election to Redeem" has the meaning assigned to such term in
Section 17.3(a).

         "Ocean Breeze" means Ocean Breeze Pipeline Company, L.L.C., a Delaware limited liability company

         "Operating Company" means any Affiliate that the Partnership both (i) Controls and (ii) owns (beneficially or of record), directly or indirectly, stock, membership interest or other equity interests, the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such Affiliate, that has the power to elect at least a majority of the board of directors or other governing body of such Person, including (as of the Second Restatement Date) Argo, Argo I, Argo II, Delos, EP Deepwater, EP Finance, EP Operating, EP Transport, EP Acquisition, Ewing Bank, Flextrend, Green Canyon, Manta Ray Gathering, Moray, Poseidon, Sailfish, Tarpon, VK, VK Deepwater and VK Main Pass.

         "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

         "Organizational Limited Partner" means Donald V. Weir in his capacity as the organizational limited partner of the Partnership pursuant to this Agreement in its form on February 19, 1993.

         "Outstanding" means, with respect to the Units or other Partnership Securities, as the case may be, all Units or other Partnership Securities of such class or series, as the case may be, that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination.

         "Partner" means a General Partner or a Limited Partner and Assignees thereof, if applicable.

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that in accordance with the principles of Treasury Regulation Section 1.704-2(i)(2), are attributable to a Partner Nonrecourse Debt.

         "Partnership" means El Paso Energy Partners, L.P. (formerly known as Leviathan Gas Pipeline Partners, L.P.), a Delaware limited partnership governed by this Agreement, and any successor thereto.

         "Partnership Assets" means, initially, all of the assets and rights of the Company transferred to an Operating Company as set forth in the Conveyance Agreement and, thereafter, all assets of the Partnership whether tangible or intangible and whether real, personal or mixed.

         "Partnership Inception" means the Closing Date.

         "Partnership Interest" means the interest of a Partner in the Partnership, which, in the case of a Limited Partner or an Assignee, shall be expressed in terms of Units or other Partnership Securities, or a combination thereof, as the case may be.

         "Partnership Interest Adjusting Event" means any subdivision or combination of the issued Units or other Partnership Securities, whether by reason of any dividend, split, recapitalization, reorganization, merger, consolidation, spinoff, combination or other similar change.

         "Partnership Minimum Gain" means the amount determined pursuant to the provisions of Treasury Regulation Section 1.704-2(d).

         "Partnership Securities" has the meaning assigned to such term in
Section 4.4(a).

         "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

         "Person" means an individual or an entity, including, without limitation, a corporation, partnership, limited liability company, trust, unincorporated organization, governmental entity, association or other entity.

         "POPCO" means Poseidon Oil Pipeline Company, L.L.C. a Delaware limited liability company.

         "Poseidon" means Poseidon Pipeline Company, L.L.C., a Delaware limited liability company.

         "Preference Unit" means any Series A Preference Unit, Series B Preference Unit or other Unit of any class or series of Preference Units hereafter existing.

         "Preference Unit Combined Capital Amount" means, with respect to any date of determination, the sum of (i) the quotient of (x) the Series A Preference Unit Capital Amount divided by (y) the number of Series A Preference Units Outstanding on such date and (ii) the Series B Preference Unit Liquidation Value on such date.

         "Preference Unit Sharing Ratios" means the Series A Preference Unit Sharing Ratio and the Series B Preference Unit Sharing Ratio.

         "Purchase Date" means the date determined by the General Partner, an Affiliate of the General Partner or the Partnership, as the case may be, as the date for purchase of all Outstanding Units (other than Units owned by the General Partner and its Affiliates) pursuant to Article XVII.

         "Rate" has the meaning assigned to such term in Section 9.6.

         "Recaptured Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Record Date" means the date established by the General Partner for determining (a) the identity of Limited Partners (or Assignees if applicable) entitled to notice of, or to vote at any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

         "Record Holder" means (i) with respect to the Series A Preference Units and the Series A Common Units, the Person in whose name such Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day and (ii) with respect to any other Partnership Security, the Person in whose name such security is registered on the books of the transfer agent for such security or the Partnership, as applicable.

         "Redeemable Units" means any Units for which a redemption notice has been given, and has not been withdrawn, under Section 11.6.

         "Redemption Date" has the meaning assigned to such term in Section 17.3(a).

         "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-55642), as it has been and as it may be amended or supplemented from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of Preference Units in the Series A Preference Unit Initial Offering.

         "Required Allocations" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) the proviso-clauses of Sections 5.1(c)(i)(B), 5.1(c)(i)(C), 5.1(c)(i)(D), and Sections 5.1(c)(ii)(B), 5.1(c)(ii)(C) and 5.1(c)(ii)(D) or (b) Section 5.1(e),
such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

         "Reserve Amount" means a reserve, to be funded and maintained by the Partnership, consisting of the aggregate cash on hand in the Partnership and the Operating Companies at the Partnership Inception, on a combined basis, increased by net cash proceeds to the Partnership from the exercise by the Underwriters of the over-allotment option which shall be deemed to occur for purposes of distribution of the Reserve Amount at the Partnership Inception. The General Partner, in its sole discretion, may increase or decrease the Reserve Amount, from time to time, after the Partnership Inception.

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 5.2(b)(i)(A) or 5.2(b)(ii)(A), to eliminate Book-Tax Disparities.

         "Revolving Credit Facility" means a revolving credit facility for a maximum amount of $50 million which the Partnership has entered into with a syndicate of commercial banks.

         "Sailfish" means Sailfish Pipeline Company, L.L.C., a Delaware limited liability company.

         "Second Restatement Date" means August 31, 2000.

         "Second Target Distribution" has the meaning assigned to such term in
Section 5.8(k).

         "Securities Act" means the Securities Act of 1933, as amended, supplemented, restated or otherwise modified from time to time, and any successor to such statute.

         "Series A Common Unit" means a Unit having the rights and obligations specified with respect to Series A Common Units in this Agreement (previously referred to only as a Common Unit).

         "Series A Preference Unit" means a Unit having the rights and obligations specified with respect to Series A Preference Units in this Agreement (previously referred to only as a Preference Unit).

         "Series A Preference Unit Capital Amount" means, with respect to any date of determination, the aggregate Capital Account balance for all holders of Series A Preference Units.

         "Series A Preference Unit Conversion Election Notice" has the meaning assigned to such term in Section 5.6(b).

         "Series A Preference Unit Conversion Opportunity Notice" has the meaning assigned to such term in Section 5.6(b).

         "Series A Preference Unit Conversion Date" means the first date that is at the end of a calendar quarter on or after March 31, 1998 upon which (i) there shall be no Series A Preference Unit Cumulative Deficiency, (ii) the Partnership shall have distributed Available Cash constituting Cash from Operations of not less than $2.40 per Unit (adjusted, since the Closing Date, for any distributions of Available Cash from Interim Capital Transactions and in accordance with Sections 5.9 and 9.6), excluding amounts paid to holders of Series A Preference Units in respect of Series A Preference Unit Deficiencies, in respect of the Series A Preference Units during each of the three immediately preceding consecutive non-overlapping twelve-month periods, and (iii) the sum of all amounts distributed in respect of Series A Common Units during each of the same three consecutive non-overlapping twelve-month periods is not less than $2.40 (adjusted for any distributions of Available Cash from Interim Capital Transactions and in accordance with Sections 5.9 and 9.6) per Series A Common Unit.

         "Series A Preference Unit Cumulative Deficiency" has the meaning assigned to such term in Section 5.8(l).

         "Series A Preference Unit Deficiency" has the meaning assigned to such term in Section 5.8(m).

         "Series A Preference Unit Initial Offering" means the initial offering of Series A Preference Units to the public, as described in the Registration Statement.

         "Series A Preference Unit Preference Period" means the period commencing upon the Closing Date and ending on the date determined under Sections 5.6(c) and 5.6(d).

         "Series A Preference Unit Sharing Ratio" means, with respect to any date of determination, the quotient derived by dividing the Series A Preference Unit Capital Amount on such date by the Preference Unit Combined Capital Amount on such date.

         "Series B Preference Unit" means a Unit having the rights and obligations specified with respect to Series B Preference Units in this Agreement.

         "Series B Preference Unit Accretion Amount" means, for each Outstanding Series B Preference Unit on each relevant Series B Preference Unit Accretion Date, an amount equal to the product of (i) the average Series B Preference Unit Liquidation Value during the period beginning on the later of the Series B Preference Unit Issuance Date or the day immediately following the most recent Series B Preference Unit Accretion Date and ending on (and including) the relevant Series B Preference Unit Accretion Date and (ii) (A) prior to the Series B Preference Unit Preference Date, 0.05 and (B) on and after the Series B Preference Unit Preference Date, 0.06.

         "Series B Preference Unit Accretion Date" means, as applicable, each June 30 and December 31 of each calendar year occurring after the Series B Preference Unit Issuance Date, and, with respect to any Series B Preference Unit that is redeemed, the date upon which such Series B Preference Unit is redeemed
..

         "Series B Preference Unit Deficiency" means, for any Series B Preference Unit, with respect to any date of determination, the positive difference (if any) between (i) the sum of all Series B Preference Unit Accretion Amounts for such Unit from the Series B Preference Unit Issuance Date through the relevant date of determination less (ii) the sum of all distributions paid in respect of such Unit from the Series B Preference Unit Issuance Date through the relevant date of determination.

         "Series B Preference Unit Discretionary Distribution Amount" has the meaning assigned to such term in Section 5.3.

         "Series B Preference Unit Face Value" means $1,000 per Series B Preference Unit, as adjusted for Partnership Interest Adjusting Events and distributions of Cash from Interim Capital Transactions pursuant to Section 5.7 or distributions in connection with the dissolution or liquidation of the Partnership theretofore made in respect of such Unit.

         "Series B Preference Unit Issuance Date" means August 30, 2000.

         "Series B Preference Unit Liquidation Value" means, for any Outstanding Series B Preference Unit, with respect to any date of determination, an amount equal to the sum of (i) the Series B Preference Unit Face Value and (ii) the Series B Preference Unit Deficiency on such date.

         "Series B Preference Unit Preference Date" means the first day of the calendar quarter immediately following the calendar quarter that includes August 29, 2010.

         "Series B Preference Unit Sharing Ratio" means, with respect to any date of determination, the quotient derived by dividing the aggregate Series B Preference Unit

Liquidation Value for all Series B Preference Units on such date by the Preference Unit Combined Capital Amount on such date.

         "Special Approval" means approval of a majority of the members of the Conflicts and Audit Committee of the Partnership.

         "Stingray" means Stingray Pipeline Company, L.L.C., a Delaware limited liability company (formerly a Delaware general partnership).

         "Stingray Holding" means Stingray Holding, L.L.C., a Delaware limited liability company.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

         "Surviving Business Entity" has the meaning assigned to such term in
Section 16.2(b).

         "Tarpon" means Tarpon Transmission Company, a Texas corporation.

         "Termination Capital Transaction" has the meaning assigned to such term in Section 5.8(n).

         "Third Target Distribution" has the meaning assigned to such term in
Section 5.8(o).

         "Trading Day" has the meaning assigned to such term in Section 17.2.

         "Transfer Agent" means ChaseMellon Shareholder Services LLC or such bank, trust company or other Person (including, without limitation, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units or any applicable Partnership Securities.

         "Transfer Application" means an application and agreement for transfer of Units in the form set forth on the back of a Unit Certificate or in a form substantially to the same effect in a separate instrument.

         "Treasury Regulation" has the meaning assigned to such term in Section 1.6.

         "Underwriter" means each Person named as an underwriter in the Underwriting Agreement who purchased Units pursuant thereto.

         "Underwriting Agreement" means the Underwriting Agreement dated February 11, 1993, among the Underwriters, the Partnership, the Operating Companies and the General Partner providing for the purchase of Series A Preference Units by such Underwriter.

         "Unit" means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and Assignees.

         "Unit Certificate" means a certificate or certificates in such form as may be hereafter adopted by the General Partner in its sole discretion issued by the Partnership evidencing ownership of one or more Units.

         "Unitholder" means a Person who is the holder of a Unit on the records of the Partnership.

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) as of such date). In determining such Unrealized Gain, the aggregate cash amount and fair market value of all Partnership Assets shall be determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value- for individual properties.

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) as of such date) over (b) the fair market value of such property as of such date. In determining such Unrealized Loss, the aggregate cash amount and fair market value of all Partnership Assets shall be determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

         "Unrecovered Capital" means, with respect to any date of determination, the Initial Unit Price, less the sum of all distributions made up to (and including) such date in respect of a Unit that was sold in the initial offering of such Units constituting, and which for purposes of determining the priority of such distribution is treated as constituting, Cash from Interim Capital Transactions and of any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of a Unit that was sold in the initial offering of such Units.

         "UTOS" means UT Offshore System, L.L.C., a Delaware limited liability company (formerly a Delaware general partnership).

         "VK" means Viosca Knoll Gathering Company, a Delaware general partnership.

         "VK Deepwater" means VK Deepwater Gathering Company, L.L.C., a Delaware limited liability company.

         "VK Main Pass" means VK-Main Pass Gathering Company, L.L.C., a Delaware limited liability company.

         "Voting Units" means, depending on the context in which it is used, (i) with respect to matters on which Units are expressly granted the right to vote in this Agreement, any Series A

Preference Units, Series A Common Units and any other Units issued after the Second Restatement Date with voting rights similar to those of Series A Common Units, and excluding any Units or other Partnership Securities not expressly granted such voting rights in this Agreement (such as Series B Preference Units), or (ii) with respect to a particular matter that is subject to the vote of security holders, any Units or other Partnership Securities which this Agreement or the Delaware Act expressly grant the right to vote on such matter.

         "West Cam" means West Cameron Dehydration Company, L.L.C., a Delaware limited liability company.

         "Western Gulf" means Western Gulf Holdings, L.L.C., a Delaware limited liability company.

         "Withdrawal Opinion of Counsel" has the meaning assigned to such term in Section 13.1(b).

                                   ARTICLE III
                                     PURPOSE

         3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be (i) to serve as the managing member of each of the initial Operating Companies and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as the managing member of the Operating Companies pursuant to their Charter Documents or otherwise, (ii) to engage directly in, or to enter into any partnership, joint venture or similar arrangement to engage in, any business activity that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (iii) to do anything necessary or appropriate to the foregoing (including, without limitation, the making of capital contributions or loans to the Operating Companies or in connection with its involvement in the activities referred to in clause (ii) of this sentence), and (iv) to engage in any other business activity as permitted under Delaware law. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

         3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Partnership.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

         4.1 Initial Contributions. To form the Partnership under the Delaware Act the General Partner has made an initial Capital Contribution to the Partnership in the amount of $10 for an interest in the Partnership and has been admitted as the General Partner of the Partnership, and the Organizational Limited Partner has made a Capital Contribution to the Partnership in the amount of $990 for an interest in the Partnership and has been admitted as the Organizational Limited Partner of the Partnership.

         4.2 Return of Initial Contributions. As of the Closing Date, after giving effect to (i) the transactions contemplated by Section 4.3 and (ii) the admission to the Partnership of the Initial Limited Partners in accordance with this Agreement, the interest in the Partnership of the Organizational Limited Partner shall be terminated, the $10 Capital Contribution by the General Partner and the $990 Capital Contribution by the Organizational Limited Partner as initial Capital Contributions shall be refunded and the interest of the Organizational Limited Partner as a Limited Partner of the Partnership shall be terminated and withdrawn. Ninety-nine percent (99%) of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, and the balance thereof shall be allocated and distributed to the General Partner.

         4.3 Contribution by the General Partner and the Initial Limited
Partner.

         (a) On the Closing Date, the General Partner shall, as set forth in the Conveyance Agreement, contribute, transfer, convey, assign and deliver to the Partnership or the Operating Companies, as a Capital Contribution, those assets subject to such obligations as are described in the Conveyance Agreement in consideration for the continuation of its 1.0% general partner interest in the Partnership and 3,570,000 Series A Common Units.

         (b) Subject to completion of the Capital Contributions referred to in
Section 4.3(a), on the Closing Date, each Underwriter shall contribute and deliver to the Partnership, as a Capital Contribution, cash in an amount equal to the Issue Price per Unit multiplied by the number of Series A Preference Units specified in the Underwriting Agreement to be purchased by such Underwriter on the Closing Date. In exchange for such Capital Contribution, the Partnership shall issue Series A Preference Units to each Underwriter on whose behalf such Capital Contribution is made in an amount equal to the quotient obtained by dividing (x) the cash contribution to the Partnership by or on behalf of such Underwriter by (y) the Issue Price per Unit. Upon receipt of such Capital Contribution and a completed Transfer Application, each Underwriter shall be admitted to the Partnership as an Initial Limited Partner in respect of the Series A Preference Units so issued to it.

         (c) To the extent that the Underwriters' over-allotment option is exercised, each Underwriter exercising such option shall contribute and deliver to the Partnership cash in an amount equal to the Issue Price per Unit multiplied by the number of Series A Preference Units to be purchased by such Underwriter from the Partnership pursuant to the over-allotment option at the "Option Closing Date," as such term is used in the Underwriting Agreement. In exchange for such Capital Contribution, the Partnership shall issue Series A Preference Units to each Underwriter on whose behalf such Capital Contribution is made in an amount equal to the quotient obtained by dividing (x) the cash contribution to the Partnership by or on behalf of such Underwriter by (y) the Issue Price per Unit. The Partnership is expressly authorized to purchase up to 393,750 Series A Common Units from the General Partner at the Issue Price per Unit in connection with the exercise of the over-allotment option by the Underwriters.

         4.4 Issuance of Additional Units and Other Securities.

         (a) Subject to Section 4.4(c), the General Partner is hereby authorized to cause the Partnership to issue, in addition to the Series A Preference Units and Series A Common Units issued pursuant to Section 4.3, such additional Series A Preference Units or other Units (including, specifically, Series A Common Units issuable upon conversion of Series A Preference Units as contemplated by
Section 5.6), or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, "Partnership Securities"), for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners. The General Partner shall have sole discretion, subject to the guidelines set forth in this
Section 4.4 and the requirements of the Delaware Act, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities. The additional Series A Preference Units to be issued pursuant to this Section 4.4 are in addition to the Series A Preference Units issuable upon exercise of the Underwriters' over-allotment option, in accordance with the Underwriting Agreement.

         (b) Notwithstanding any provision of this Agreement to the contrary, additional Partnership Securities to be issued by the Partnership pursuant to this Section 4.4 shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to existing classes and series of Partnership Securities (except as provided in Section 4.4(c)), all as shall be fixed by the General Partner in the exercise of its sole and complete discretion, subject to Delaware law and Section 4.4(c), including, without limitation (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Securities; (ii) the right of each such class or series of Partnership Securities to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of additional Partnership Securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions upon which such class or series of additional Partnership Securities may be redeemed by the Partnership; (v) whether such class or series of additional Partnership Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities; (vi) the terms and conditions upon which each such class or series of Partnership Securities will be issued, evidenced by Certificates (as applicable) and assigned or transferred; and (vii) the right, if any, of each such class or series of Partnership Securities to vote on Partnership matters, including, without limitation, matters relating to the relative rights, preferences and privileges of each such class or series.

         (c) Notwithstanding the terms of Sections 4.4(a) and 4.4(b), so long as any Series A Preference Units or Series B Preference Units are Outstanding, the issuance by the Partnership of any Partnership Interests shall be subject to the following restrictions and limitations:

                  (i) During the Series A Preference Unit Preference Period, the Partnership shall not (A) issue an aggregate of more than 5,000,000 (10,000,000 on and after the

         1996 Split Date) additional Series A Preference Units or other Partnership Interests which are pari passu with Series A Preference Units (in addition to those issued, if any, pursuant to the exercise of the Underwriters' over allotment option) or (B) issue any other Partnership Interests having rights to distributions or in liquidation ranking prior to the Series A Preference Units, in each case without the prior approval of holders of at least 66?% of the Outstanding Series A Preference Units;

                  (ii) After the Series A Preference Unit Preference Period, the Partnership may not issue securities with rights as to distributions and allocations or liquidation ranking prior to (as distinguished from pari passu with) the Series A Preference Units without the approval of holders of at least 66?% of the Outstanding Series A Preference Units and the approval of holders of at least 66?% of the Outstanding Series B Preference Units (including those held by the General Partner and its Affiliates);

                  (iii) Upon the issuance of any Units or other Partnership Securities by the Partnership pursuant to this Section 4.4, the General Partner shall be required to make additional Capital Contributions to the Partnership or convert a number of Partnership Securities owned by the General Partner into General Partner interests such that the General Partner shall at all times have a balance in its Capital Account equal to 1.0% of the total positive Capital Account balances of all Partners; and

                  (iv) After the Series B Preference Unit Issuance Date, the Partnership may not issue securities with rights as to distributions and allocations or liquidation ranking prior to (as distinguished from pari passu with) the Series B Preference Units without the approval of holders of at least 66?% of the Outstanding Series B Preference Units (including those held by the General Partner and its Affiliates).

         (d) The General Partner is hereby authorized and directed to take all actions that it deem necessary or appropriate in connection with each issuance of Units or other Partnership Securities pursuant to Section 4.4(a) to amend this Agreement in any manner that it deem necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued.

         (e) Subject to the terms of Sections 4.4(c) and 6.4(c), the General Partner is authorized to cause the issuance of Partnership Securities pursuant to any employee benefit plan for the benefit of employees responsible for the operations of the Partnership or the Operating Companies maintained or sponsored by the General Partner, the Partnership, the Operating Companies or any Affiliate of any of them.

         (f) The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for ruling.

         (g) Series C Units. A new series of Units, designated "Series C Units," has been established by the Partnership with the following characteristics:

                  (i) Voting. Except to the extent expressly provided in this Agreement (including Section 15.3(c)) or as expressly required by the Delaware Act, Limited Partners holding Series C Units do not have the right to vote in respect of such Units, either with other holders of Units or as a class or series, with respect to any matter.

                  (ii) Allocations and Distributions. The Series C Units will receive allocations of income, gains, losses and deductions, and distributions of cash (including liquidating distributions), pari passu with the Series A Common Units (except for and after giving effect to the special allocations set forth in Sections 5.1(e) and 5.1(e), except as follows:

                           (A) After April 30, 2003, holder(s) of a majority of
                  the then-Outstanding Series C Units will have the right to demand (a "Conversion Demand") that the General Partner submit to a vote of the holders of Outstanding Series A Common Units the conversion (the "Conversion") of each Series C Unit into one Series A Common Unit, which must be approved by the minimum number of Series A Common Units as is required by the New York Stock Exchange at the time of the vote ("Conversion Approval"). If Conversion Approval has occurred, the General Partner shall effect the Conversion as promptly as practicable thereafter.

                           (B) If the Conversion Approval has not occurred
                  within 120 days after the Conversion demand is delivered to the General Partner (for any reason, including failure to schedule or conduct the vote of the holders of Series A Common Units, failure to obtain the requisite Conversion Approval from the holders of Series A Common Units or otherwise), then, for each subsequent distribution of Available Cash to the Limited Partners holding Series A Common Units and the Limited Partners holding Series C Units, the distributed amount shall be allocated among such Limited Partner as follows:

                                    (1) until and through April 29, 2004,
                           allocate between the Series C Units and Series A Common Units such that the Limited Partners holding Series C Units receive a distribution in respect of each Series C Unit that is 105% of the distribution received by the Limited Partners holding Series A Common Units in respect of each Series A Common Unit;

                                    (2) from April 30, 2004 until and through
                           April 29, 2005, allocated between the Series C Units and Series A Common Units such that the Limited Partners holding Series C Units receive a distribution in respect of each Series C Unit that is 110% of the distribution received by the Limited Partners holding Series A Common Units in respect of each Series A Common Unit; and

                                    (3) from April 30, 2005, allocated between
                           the Series C Units and Series A Common Units such that the Limited Partners holding Series C Units receive a distribution in respect of each Series C Unit that is 115% of the distribution received by the Limited Partners holding Series A Common Units in respect of each Series A Common Unit.

                           (C) Any adjustment to the allocation of distributed
                  amounts pursuant to Section 4.4(g)(ii)(B) shall be matched by corresponding adjustments to the allocation of income, gains, losses and deductions among the Limited Partners holding Series A Common Units and the Limited Partners holding Series C Units.

                  (iii) Except to the extent set forth to the contrary in this
         Section 4.4(g), the holders of the Series C Units shall have the same rights and preferences as the holders of the Series A Common Units.

         4.5 Limited Preemptive Rights. Except as provided in Section 4.4(c)(iii), no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Units or other Partnership Securities, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Units or other Partnership Securities; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Units or other Partnership Securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Units or other Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Units or other Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the percentage interests of the General Partner and its Affiliates of the applicable class or series of Partnership Interest equal to that which existed immediately prior to the issuance of such Units or other Partnership Securities.

         4.6 Capital Accounts.

         (a) The Partnership shall maintain for each Partner (or a beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by
(i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.6(b) and allocated to such Partner pursuant to Sections 4.2 and 5.1 and decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.6(b) and allocated to such Partner pursuant to Section 5.1.

         (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                  (i) Solely for purposes of this Section 4.6, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Charter Documents) of (x) all property owned by the non-corporate Operating Companies and Joint Ventures and (y) the fair market value of the stock of the corporate Operating Companies and Joint Ventures.

                  (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

                  (iii) Except as otherwise provided in Treasury Regulation
         Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                  (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                  (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.6(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

                  (vi) If the Partnership's adjusted basis in depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1. Any restoration of such basis pursuant to
         Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the year of such restoration as an item of income pursuant to Section 5.1.

         (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred; provided, however, that if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Sections 14.3 and 14.4 and recontributed by such Partners in reconstitution of the Partnership. Any such deemed distribution shall be treated as an actual distribution for purposes of this Section 4.6. In such event the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.6(d)(ii) and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this
Section 4.6.

         (d) (i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property or the conversion of the General Partner's Partnership Interest to Units pursuant to Section 13.3(b), the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1.

                  (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of each Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1.

         4.7 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

         4.8 No Withdrawal. No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided in this Agreement.

         4.9 Loans from Partners. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

         4.10 No Fractional Units. No fractional Units shall be issued by the Partnership.

         4.11 Partnership Interest Adjusting Events.

         (a) Subject to Section 4.11(d), the General Partner may effect a Partnership Interest Adjusting Event, including a pro rata distribution of Units or other Partnership Securities to all Record Holders thereof or a subdivision or combination of Units or other Partnership Securities; provided, however, that subject to Section 4.11(d), after any such Partnership Interest Adjusting Event, each Partner shall have the same ownership interest in the Partnership as before such Partnership Interest Adjusting Event.

         (b) Whenever such a Partnership Interest Adjusting Event is declared, the General Partner shall select a Record Date for such Partnership Interest Adjusting Event at least 20 days prior to such Record Date. The Record Date shall be as of a date not less than 10 days prior to the date of the notice to the Record Holders of such Partnership Interest Adjusting Event. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such Partnership Interest Adjusting Event. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

         (c) Promptly following any such Partnership Interest Adjusting Event, the General Partner may cause Unit Certificates to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such Partnership Interest Adjusting Event; provided, however, that if any such Partnership Interest Adjusting Event results in a smaller total number of Units Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Unit Certificate, the surrender of any Unit Certificate held by such Record Holder immediately prior to such Record Date.

         (d) The Partnership shall not issue fractional Units upon any Partnership Interest Adjusting Event. If a Partnership Interest Adjusting Event would result in the issuance of fractional Units but for the provision of
Section 4.10 and this Section 4.11(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher
Unit).

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

         5.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.6(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

         (a) Net Income. After giving effect to the allocations in Section 4.2 and the special allocations set forth in Sections 5.1(e) and 5.1(e), all remaining items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated in the same manner as such Net Income is allocated hereunder, which Net Income shall be allocated as follows:

                  (i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Sections 5.1(c)(i)(D) and 5.1(c)(ii)(D) for all previous taxable years;

                  (ii) Second, 1% to the General Partner and 99% to the Limited Partners holding Series A Preference Units and Series B Preference Units (allocated between each such series and among the Limited Partners holding Preference Units of each such series as provided below in this Section 5.1(a)(ii)) until the aggregate Net Income allocated to any Series A Preference Unit or Series B Preference Unit pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to any Series A Preference Unit or Series B Preference Unit pursuant to Sections 5.1(c)(i)(C) and 5.1(c)(ii)(C) for all previous taxable years. As between the Limited Partners holding Series A Preference Units and the Limited Partners holding Series B Preference Units, any distributions under this Section 5.1(a)(ii) shall be allocated in proportion to the Net Losses allocated to one of each such Units pursuant to Sections 5.1(c)(i)(C) and 5.1(c)(ii)(C) for all previous taxable years, and as among the Limited Partners holding a particular series of Preference Units, such distributions shall be allocated in the proportion that the respective number of Preference Units in such series held by them bears to the total number of Preference Units in such series then Outstanding;

                  (iii) Third, 99% to the Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 1% to the General Partner until the aggregate Net Income allocated to any Series A Common Unit pursuant to this Section 5.1(a)(iii) for the current taxable year and all previous taxable years is equal to the to the aggregate Net Losses allocated to any Series A Common Unit pursuant to Sections 5.1(c)(i)(B) and 5.1(c)(ii)(B) for all previous years; and

                  (iv) Fourth, the balance, if any, 1% to the General Partner and 99% to the Limited Partners, which allocations to such Limited Partners shall be made (x) first, to the Limited Partners holding Series A Preference Units and Series B Preference Units (allocated between each such series and among the Limited Partners holding Preference Units of each such series as provided below in this Section 5.1(a)(iv)) until the total amount allocated in respect of any Series B Preference Unit under this Section 5.1(a)(iv) during the period from the Series B Preference Unit Issuance Date through the date of such allocation is equal to the total of all Series B Preference Unit Discretionary Distribution Amounts made during such period in respect thereof pursuant to Section 5.5(a), and (y) then, to Limited Partners holding Series A Preference Units and Series A Common Units, in the proportion that the respective number of Series A Preference Units and Series A Common Units, as applicable, held by them bears to the total number of Series A Preference Units and Series A Common Units then Outstanding. As between the Limited Partners holding Series A Preference Units and the Limited Partners holding Series B Preference Units, any distributions under this Section 5.1(a)(iv) shall be allocated based on the Preference Unit Sharing Ratios, and as among the Limited Partners holding a particular series of Preference Units, such distributions shall be allocated in the proportion that the respective number of Preference Units in such series held by them bears to the total number of Preference Units in such series then Outstanding; and

         (b) Net Losses. After giving effect to the special allocations set forth in Sections 5.1(d) and 5.1(e), all remaining items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated in the same manner as such Net Losses are allocated hereunder, which Net Losses shall be allocated as follows:

                  (i) While any Series A Preference Units are Outstanding. During any period in which any Series A Preference Units are outstanding:

                           (A) First, 1% to the General Partner and 99% to the
                  Limited Partners holding Series A Common Units, Series A Preference Units and Series B Preference Units (allocated between each such series and among the Limited Partners holding Units of each such series as provided below in this
                  Section 5.1(b)(i)(A)) until Net Losses are allocated to each Unit pursuant to this Section 5.1(b)(i)(A) for the current taxable year and all previous taxable years in an amount equal to the Net Income allocated to such Unit pursuant to Section 5.1(a)(iv) for all previous taxable years. As among the Limited Partners holding each of the Series A Common Units, Series A Preference Units and Series B Preference Units, any distributions under this Section 5.1(b)(i)(A) shall be allocated in proportion to the Net Income allocated to one of each such Units pursuant to Section 5.1(a)(iv) for all previous taxable years, and as among the Limited Partners holding a particular series of Units, such distributions shall be allocated in the proportion that the respective number of Units in such series held by them bears to the total number of Units in such series then Outstanding;

                           (B) Second, 1% to the General Partner and 99% to the
                  Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A

                  Common Units then Outstanding, provided that Net Losses shall not be allocated pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account);

                           (C) Third, 1% to the General Partner and 99% to the
                  Limited Partners holding Series A Preference Units and Series B Preference Units (allocated between each such series and among the Limited Partners holding Units of each such series as provided below in this Section 5.1(b)(i)(C)), provided that Net Losses shall not be allocated pursuant to this Section 5.1(b)(i) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account). As among the Limited Partners holding the Series A Preference Units and the Limited Partners holding the Series B Preference Units, any distributions under this Section 5.1(b)(i)(C) shall be allocated based on their respective Preference Unit Sharing Ratios, and as among the Limited Partners holding a particular series of Units, such distributions shall be allocated in the proportion that the respective number of Units in such series held by them bears to the total number of Units in such series then Outstanding; and

                           (D) Fourth, the balance, if any, 100% to the General
                  Partner.

                  (ii) While no Series A Preference Units are Outstanding. During any period in which no Series A Preference Units are outstanding:

                           (A) First, 1% to the General Partner and 99% to the
                  Limited Partners holding Series A Common Units and Series B Preference Units (allocated between each such series and among the Limited Partners holding Units of each such series as provided below in this Section 5.1(b)(ii)(A)) until Net Losses are allocated to each Unit pursuant to this Section 5.1(b)(ii)(A) for the current taxable year and all previous taxable years in an amount equal to the Net Income allocated to such Unit pursuant to Section 5.1(a)(iv) for all previous taxable years. As among the Limited Partners holding the Series A Common Units and the Limited Partners holding the Series B Preference Units, any distributions under this
                  Section 5.1(b)(ii)(A) shall be allocated in proportion to the amounts of Net Income allocated to the Limited Partners holding such Units pursuant to Section 5.1(a)(iv) for all previous taxable years, and as among the Limited Partners holding a particular series of Units, such distributions shall be allocated in the proportion that the respective number of Units in such series held by them bears to the total number of Units in such series then Outstanding;

                           (B) Second, 1% to the General Partner and 99% to the
                  Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, provided that Net Losses shall not be allocated pursuant to this Section 5.1(b)(ii)(B) to the extent that such allocation would cause any Limited Partner holding Series A Common Units to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

                           (C) Third, 1% to the General Partner and 99% to the
                  Limited Partners holding Series B Preference Units in the proportion that the respective number of Series B Preference Units held by them bears to the total number of Series B Preference Units then Outstanding, provided that Net Losses shall not be allocated pursuant to this Section 5.1(b)(i)(C) to the extent that such allocation would cause any Limited Partner holding Series B Preference Units to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account balance); and

                           (D) Fourth, the balance, if any, 100% to the General
                  Partner.

         (c) Net Termination Gains and Losses. After giving effect to the allocations in Section 4.2 and the special allocations set forth in Sections 5.1(e) and 5.1(e), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this
Section 5.1(d) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of Available Cash provided under Sections 5.4 and 5.5 have be made with respect to such taxable period.

                  (i) If a Net Termination Gain is recognized, such Net Termination Gain shall be allocated between the General Partner and the Limited Partners in the following manner (and the Adjusted Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                           (A) first, to each Partner having a deficit balance
                  in its Adjusted Capital Account in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;

                           (B) second, 99% to the Limited Partners holding
                  Series A Preference Units and Series B Preference Units (allocated between each such series and among the Limited Partners holding Preference Units of each such series as provided below in this Section 5.1(d)(i)(B)) and 1.0% to the General Partner until the Adjusted Capital Account in respect of each Series A Preference Unit and Series B Preference Unit then Outstanding is equal to, as applicable, (aa) the sum of the Unrecovered Capital in respect of such Series A Preference Unit plus any then Series A Preference Unit Cumulative Deficiency or (bb) the Series B Preference Unit Liquidation Value. As between the Limited Partners holding Series A Preference Units and the Limited Partners holding Series B Preference

                  Units, any allocation under this Section 5.1(d)(i)(B) shall be made based on the Preference Unit Sharing Ratios, and as among the Limited Partners holding a particular series of Preference Units, such distributions shall be allocated in the proportion that the respective number of Preference Units in such series held by them bears to the total number of Preference Units in such series then Outstanding;

                           (C) third, 99% to Limited Partners holding Series A
                  Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 1.0% to the General Partner until the Adjusted Capital Account in respect of each Series A Common Unit then Outstanding is equal to the Unrecovered Capital with respect to such Series A Common Unit;

                           (D) fourth, (aa) if the Net Termination Gain is
                  recognized prior to the termination of the Series A Preference Unit Preference Period, 99% to all Limited Partners holding Series A Preference Units and Series A Common Units, in the proportion that the respective number of such Units held by them bears to the total number of such Units then Outstanding, or (bb) if the Net Termination Gain is recognized following the termination of the Series A Preference Unit Preference Period, 99% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 1% to the General Partner, until there has been allocated an amount per Series A Common Unit equal to (yy) the excess of the First Target Distribution per Unit over the Minimum Quarterly Distribution for each quarter of the Partnership's existence, less (zz) the amount per Unit of any distributions in respect of such Series A Common Units (including any distributions in respect of such Series A Common Units prior to conversion of such Units from Series A Preference Units) pursuant to Sections 5.4 and 5.5;

                           (E) fifth, (aa) if the Net Termination Gain is
                  recognized prior to the termination of the Series A Preference Unit Preference Period, 85.87% to all Limited Partners holding Series A Preference Units and Series A Common Units, in the proportion that the respective number of such Units held by them bears to the total number of such Units then Outstanding, or (bb) if the Net Termination Gain is recognized following the termination of the Series A Preference Unit Preference Period, 85.87% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 14.13% to the General Partner, until there has been allocated an amount per relevant Unit equal to (yy) the excess of the Second Target Distribution per Unit over the First Target Distribution per Unit for each quarter of the Partnership's existence, less
                  (zz) the amount per Unit of any distributions in respect of such Series A Common Units (including any distributions in respect of such Series A Common Units prior to conversion of such Units from Series A Preference Units) pursuant to Sections 5.4 and 5.5;

                           (F) sixth, (aa) if the Net Termination Gain is
                  recognized prior to the termination of the Series A Preference Unit Preference Period, 75.77% to all Limited Partners holding Series A Preference Units and Series A Common Units, in the proportion that the respective number of such Units held by them bears to the total number of such Units then Outstanding, or (bb) if the Net Termination Gain is recognized following the termination of the Series A Preference Unit Preference Period, 75.77% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total j number of Series A Common Units then Outstanding, and 24.23% to the General Partner, until there has been allocated an amount per relevant Unit equal to (yy) the excess of the Second Target Distribution per Unit over the First Target Distribution per Unit for each quarter of the Partnership's existence, less
                  (zz) the amount per Unit of any distributions in respect of such Series A Common Units (including any distributions in respect of such Series A Common Units prior to conversion of such Units from Series A Preference Units) pursuant to Sections 5.4 and 5.5; and

                           (G) seventh, the balance, if any, (aa) if the Net
                  Termination Gain is recognized prior to the termination of the Series A Preference Unit Preference Period, 50.51% to all Limited Partners holding Series A Preference Units and Series A Common Units, in the proportion that the respective number of such Units held by them bears to the total number of such Units then Outstanding, or (bb) if the Net Termination Gain is recognized following the termination of the Series A Preference Unit Preference Period, to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 49.49% to the General Partner.

                  (ii) if a Net Termination Loss is recognized, such Net Termination Loss shall be allocated to the Partners in the following manner:

                           (A) first, to all Partners in proportion to the
                  positive balances in their Adjusted Capital Accounts (or, if subsequent to the Series A Preference Unit Preference Period, 100% to the Limited Partners holding Series A Preference Units and Series B Preference Units, in proportion to the positive balances in their Adjusted Capital Accounts) until the Adjusted Capital Accounts of holders of Series A Preference Units are reduced to the amount of their Unrecovered Capital plus any arrearages with respect thereto and the Adjusted Capital Accounts of holders of Series B Preference Units are reduced to their Series B Preference Unit Liquidation Value;

                           (B) second, 1% to the General Partner and 99% to the
                  Limited Partners holding Series A Common Units, in proportion to, and to the extent of, the positive balances in their Adjusted Capital Accounts until all such balances are reduced to zero;

                           (C) third, 100% to the Limited Partners holding
                  Series A Preference Units and Series B Preference Units, in proportion to, and to the extent of, the positive balances in their Adjusted Capital Accounts until all such balances are reduced to zero; and

                           (D) fourth, the balance, if any, 100% to the General
                  Partner.

         (d) Special Allocations. Notwithstanding any other provisions of this
Section 5.1 (other than Section 5.1(e)), the following special allocation shall be made for such taxable period:

                  (i) Priority Allocations. (A) If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.3 or 14.4) to any Limited Partner during a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Limited Partners (on a per Unit basis), then (1) each Limited Partner receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (x) the amount by which the distribution (on a per Unit basis) to such Limited Partner exceeds the distribution (on a per Unit basis) to the Limited Partners receiving the smallest distribution and (y) the number of Units owned by the Limited Partner receiving the greater distribution and (2) the General Partner shall be allocated gross income in an amount equal to one-ninety-ninth (1/99) of the sum of the amounts allocated in clause
         (1) above.

                           (B) All or a portion of the remaining items of
                  Partnership gross income or gain for the taxable period if any, shall be allocated 100% to the General Partner (or its assignee) until the aggregate amount of such items allocated to the General Partner (or its assignee) under this paragraph
                  (d)(i)(B) for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions declared before the end of the current taxable period and made to the General Partner (or its assignee) from the Closing Date to a date 45 days after the end of the current taxable period.

                  (ii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners 49.49% to the General Partner and 50.51% to all Limited Partners in the proportion that the respective number of Units held by them bears to the total number of Units then outstanding.

                  (iii) Discretionary Allocation. (A) Notwithstanding any other provision of Section 5.1(a), (b) or (d), the Agreed Allocations shall be adjusted so that to the extent possible, the net amount of items of income, gain, loss and deduction allocated to the Partner pursuant to the Required Allocations and the Agreed Allocation, together, shall be equal to the net amount of such item that would have been allocated to each such Partner under the Agreed Allocations had there been no Required Allocations; provided, however, that for purposes of applying this Section 5.1(e)(iii)(A), it shall be assumed that all chargebacks pursuant to Sections 5.1(e)(i) and (ii) have occurred.

                           (B) The General Partner shall have reasonable
                  discretion, with respect to each taxable year, to (1) apply the provisions of Section 5.1(e)(iii)(A) in whatever fashion as is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(e)(iii)(A) among the Partners in a manner that is likely to minimize such economic distortions.

         (e) Required Allocations. Notwithstanding any other provision of this
Section 5.1, the following special allocations shall be made for such taxable period:

                  (i) Partnership Minimum Gain Chargeback. Notwithstanding the other provisions of this Section 5.1, except as provided in Treasury Regulation Sections 1.704 2(f)(2) through (5), if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704 2(f)(6), 1.704 2(g)(2) and 1.704 2(j)(2)(i), or any successor provisions. For purposes of this Section 5.1(e), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this
         Section 5.1 with respect to such taxable period (other than an allocation pursuant to Sections 5.1(e)(v) or 5.1(e)(vi)).

                  (ii) Chargeback of Minimum Gain Attributable to Partner Nonrecourse Debt. Notwithstanding the other provisions of this Section
         5.1 (other than 5.1(e)(i)), except as provided in Treasury Regulation
         Section 1.704 2(i)(4), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period any Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704 2(i)(4) and 1.704 2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1, such Partner's Adjusted Capital Account balance shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this
         Section 5.1(e), other than Section 5.1(e)(i) (and other than an allocation pursuant to Sections 5.1(e)(v) or 5.1(e)(vi)), with respect to such taxable period.

                  (iii) Qualified Income Offset. In the event any Limited Partner unexpectedly receives adjustments, allocations or distributions described in Treasury Regulation Section 1.704 1(b)(2)(ii)(d)(4), 1.704 1(b)(2)(ii)(d)(5), or 1.704 1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(e)(i) or 5.1(e)(ii).

                  (iv) Gross Income Allocations.

                           (A) In the event any Partner has a deficit balance in
                  its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specifically allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(e)(iv)(A) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if this Section 5.1(e)(iv)(A) was not in this Agreement.

                           (B) If at the end of any Partnership taxable period,
                  after all other allocations provided in this Section 5.1 have been tentatively made as if this Section 5.1(e)(iv)(B) was not in this Agreement, the total amount allocated in respect of any Series B Preference Unit under Section 5.1(a)(iv) during the period from the Series B Preference Unit Issuance Date through the date of such allocation is less than the total of all amounts distributed in respect of such Series B Preference Unit made during such period pursuant to Sections 5.5(a) and
                  (b), then the Limited Partners holding Series B Preference Units shall be specifically allocated, as quickly as possible (but after the requirements of Section 5.1(e)(iv)(A) have been met), items of Partnership gross income and gain such that the total amount allocated in respect of any Series B Preference Unit under Section 5.1(a)(iv) during the period from the Series B Preference Unit Issuance Date through the date of such allocation is equal to the total of all amounts distributed in respect of such Series B Preference Unit during such period pursuant to Sections 5.5(a) and (b).

                  (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in the same manner as Net Income is allocated pursuant to Section 5.1(a)(iv). If the Managing General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

                  (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss for such Partnership Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704 2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

         5.2 Allocations for Tax Purposes.

         (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction which is recognized by the Partnership for federal income tax purposes shall be allocated among the Partners in the same manner as its correlative item of "book," income, gain, loss or deduction is allocated pursuant to Section 5.1.

         (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

                  (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iii), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

                  (ii) (A) In the case of an Adjusted Property, such items shall
         (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.6(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
         Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iii), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

                  (iii) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B) or 5.2(b)(ii)(B) shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A).

         (c) For the proper administration of the Partnership or for the preservation of uniformity of the Units (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or
Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and Outstanding of the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

         (d) The General Partner in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Proposed Treasury Regulation Section 1.168 2(n) and Treasury Regulation Section 1.167(c) 1(a)(6). If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt a depreciation convention under which all purchasers acquiring Units in the same month would receive depreciation, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method the General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units. In addition, for purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) (i) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted trading price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee and (ii) to treat the amount of any
Section 743(b) adjustment with respect to properties of the non-corporate Operating Companies and Joint Ventures as being equal to the Section 743(b) adjustment attributable to the partnership interest in such Operating Companies and Joint Ventures.

         (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2 be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

         (g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest of the General Partner or to transferred Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the close of the New York Stock Exchange on the last day of the preceding month; provided, however, that (i) except as otherwise provided in clause (ii), such items for the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be allocated to Partners as of the close of the New York Stock Exchange on the last day of that it month or (ii) if the Underwriters' over-allotment option is exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Option Closing Date (as defined in the Underwriting Agreement) occurs shall be allocated to the Partners as of the close of the New York Stock Exchange on the last day of that month; and provided further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary to the extent permitted or required by Section 706 of the Code and the regulations or ruling promulgated thereunder.

         (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

         5.3 Requirement and Characterization of Distributions. Within 45 days following the end of each calendar quarter, an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article V by the Partnership to the Partners, as of the Record Date for such distribution selected by the General Partner in its reasonable discretion. The immediately preceding sentence shall not modify in any respect the provisions of Section 4.2 regulating the distribution of any interest or other profit on the initial Contributions referred to therein. All amounts of Available Cash distributed by the Partnership on any date from any source (other than amounts paid or distributed pursuant to Section 4.2) shall be deemed to be Cash from Operations until the aggregate amount of all Available Cash theretofore distributed by the Partnership to Partners pursuant to Sections 5.4 and 5.5 equals the aggregate amount of all Cash from Operations of the Partnership from the Partnership Inception through the end of the calendar quarter immediately preceding such distribution. Any remaining amounts of Available Cash distributed by the Partnership on such date (other than amounts paid or distributed pursuant to Section 4.2) shall, except as otherwise provided in Section 5.7, be deemed to be Cash from Interim Capital Transactions. With respect to any calendar quarter included in the period beginning on (and including) the day immediately following the last day of the Series A Preference Unit Preference Period and ending on (and including) the day immediately prior to the Series B Preference Unit Preference Date, the General Partner may decide (in its sole discretion) to make a distribution in respect of each Series B Preference Unit then Outstanding (the amount of such distribution (a "Series B Preference Unit Discretionary Distribution Amount"); provided, however, that the Series B Preference Unit Discretionary Distribution Amount for any such calendar quarter shall not exceed an amount equal to the Series B Preference Unit Deficiency on the last day of such calendar quarter.

         5.4 Distributions During Series A Preference Unit Preference Period. Available Cash with respect to any calendar quarter within the Series A Preference Unit Preference Period that is deemed to be Cash from Operations pursuant to the provisions of Section 5.3 or 5.7 and, to the extent necessary to make the payments in subsection (a) below, the Reserve Amount shall be applied as follows:

         (a) First, 99% to all Limited Partners holding Series A Preference Units, in the proportion that the respective number of Series A Preference Units held by them bears to the total number of Series A Preference Units then Outstanding, and 1.0% to the General Partner until there has been distributed in respect of each Series A Preference Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;

         (b) Second, 99% to all Limited Partners holding Series A Preference Units, in the proportion that the respective number of Series A Preference Units held by them bears to the total number of Series A Preference Units then Outstanding, and 1.0% to the General Partner until there has been distributed in respect of each Series A Preference Unit then Outstanding an amount equal to any Series A Preference Unit Cumulative Deficiency existing on the last day of such quarter;

         (c) Third, 99% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 1.0% to the General Partner until there has been distributed in respect of each Series A Common Unit then outstanding an amount equal to the Minimum Quarterly Distribution;

         (d) Fourth, 99% to all Limited Partners holding Series A Preference Units and Series A Common Units, in the proportion that the respective number of such Units held by them bears to the number of such Units then Outstanding, and 1.0% to the General Partner until there has been distributed in respect of each such Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

         (e) Fifth, 85.87% to all Limited Partners holding Series A Preference Units and Series A Common Units, in the proportion that the respective number of such Units held by them bears to the number of such Units then Outstanding and 14.13% to the General Partner until there has been distributed in respect of each such Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution; and

         (f) Sixth, 75.77% to all Limited Partners holding Series A Preference Units and Series A Common Units, in the proportion that the respective number of such Units held by them bears to the number of such Units then Outstanding, and 24.23% to the General Partner until there has been distributed in respect of each such Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution; and

         (g) Seventh, 50.51% to all Limited Partners holding Series A Preference Units and Series A Common Units, in the proportion that the respective number of such Units held by them bears to the number of such Units then Outstanding, and 49.49% to the General Partner, provided, however, that if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to Section 5.9(a)(ii), then distributions of Available Cash that is deemed to be Cash from Operations with respect to any quarter will be made in accordance with Section 5.4(g) above.

         5.5 Distributions With Respect to Calendar Quarters After the Series A Preference Unit Preference Period.

         (a) Distributions With Respect to Calendar Quarters After the Series A Preference Unit Preference Period and Before the Series B Preference Unit Preference Date. Available Cash with respect to any calendar quarter included in the period beginning on (and including) the day immediately following the Series A Preference Unit Preference Period and ending on (and including) the day immediately before the Series B Preference Unit Preference Date that is deemed to be Cash from Operations pursuant to the provisions of Section 5.3 or 5.7 and, to the extent necessary to make the payments in subsection (i) below, the Reserve Amount shall be applied as follows:

                  (i) First, 99% to all Limited Partners holding Series A Preference Units and Series B Preference Units (allocated between each such series and among the Limited Partners holding Preference Units of each such series as provided below in this Section 5.5(a)(i)) and 1.0% to the General Partner until there has been distributed in respect of each Series A Preference Unit then Outstanding an amount equal to the Minimum Quarterly Distribution. As between the Limited Partners holding Series A Preference Units and the Limited Partners holding Series B Preference Units, any distributions under this Section 5.5(a)(i) shall be allocated (x) first, based on the Preference Unit Sharing Ratios until there has been distributed in respect of each Series B Preference Unit then Outstanding an amount up to (but not in excess of) the Series B Preference Unit Discretionary Distribution Amount and (y) then, 100% to the Series A Preference Units. As among the Limited Partners holding a particular series of Preference Units, such distributions shall be allocated in the proportion that the respective number of Preference Units in such series held by them bears to the total number of Preference Units in such series then Outstanding;

                  (ii) Second, 99% to all Limited Partners holding Series A Preference Units and Series B Preference Units (allocated between each such series and among the holders of each such series as provided below in this Section 5.5(a)(ii)) and 1.0% to the General Partner until there has been distributed in respect of each Series A Preference Unit then Outstanding a total amount under this Section 5.5(a) equal to the sum of the Minimum Quarterly Distribution and any Series A Preference Unit Cumulative Deficiency existing on the last day of such calendar quarter. As between the Limited Partners holding Series A Preference Units and the Limited Partners holding Series B Preference Units, any distributions under this Section 5.5(a)(ii) shall be allocated (x) first, based on the Preference Unit Sharing Ratios until there has been distributed in respect of each Series B Preference Unit then Outstanding a total amount under this Section 5.5(a) up to (but not in excess of) the Series B Preference Unit Discretionary Distribution Amount on the last day of such calendar quarter, and (y) then, 100% to the Series A Preference Units. As among the Limited Partners holding a particular series of Preference Units, such distributions shall be allocated in the proportion that the respective number of Preference Units in such series held by them bears to the total number of Preference Units in such series then Outstanding;

                  (iii) Third, 99% to all Limited Partners holding Series B Preference Units, in the proportion that the respective number of Series B Preference Units held by them bears to the total number of Series B Preference Units then Outstanding, and 1.0% to the General Partner until there has been distributed in respect of each Series B Preference Unit then Outstanding a total amount pursuant to this
         Section 5.5(a) equal to the Series B Preference Unit Discretionary Distribution Amount for such calendar quarter;

                  (iv) Fourth, 99% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 1.0% to the General Partner until there has been distributed in respect of each Series A Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;

                  (v) Fifth, 99% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 1.0% to the General Partner until there has been distributed in respect of each Series A Common Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

                  (vi) Sixth, 85.87% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 14.13% to the General Partner until there has been distributed in respect of each Series A Common Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution;

                  (vii) Seventh, 75.77% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the number of Series A Common Units then Outstanding, and 24.23% to the General Partner until there has been distributed in respect of each Series A Common Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution; and

                  (viii) Eighth, 50.51% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 49.49% to the General Partner, provided, however, that (x) if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to Section 5.9(a)(ii), then the Series A Preference Units will receive no further distributions, shall be treated as if they had been redeemed and shall cease to be Outstanding for all purposes; and therefore, distributions of Available Cash that is deemed to be Cash from Operations with respect to any quarter will be made in accordance with Sections 5.5(a)(iii)-(vii) above and (y) if the Series B Preference Unit Liquidation Value has been reduced to zero pursuant to Section 5.9(a)(ii), then the Series B Preference Units will receive no further distributions, shall be treated as if they had been redeemed and shall cease to be Outstanding for all purposes; and therefore, distributions of Available Cash that is deemed to be Cash from Operations with respect to any quarter will be made in accordance with Sections 5.5(a)(vii) above.

         (b) Distributions With Respect to Calendar Quarters After the Series A Preference Unit Preference Period and On or After the Series B Preference Unit Preference Date. Available Cash with respect to any calendar quarter included in the period beginning on (and including) the Series B Preference Unit Preference Date that is deemed to be Cash from Operations pursuant to the provisions of
Section 5.3 or 5.7 and, to the extent necessary to make the payments in subsection (i) below, the Reserve Amount shall be applied as follows:

                  (i) First, 99% to all Limited Partners holding Series A Preference Units and Series B Preference Units (allocated between each such series and among the holders of each such series as provided below in this Section 5.5(b)(i)) and 1.0% to the General Partner until there has been distributed in respect of each Series A Preference Unit then Outstanding an amount equal to the Minimum Quarterly Distribution. As between the Limited Partners holding Series A Preference Units and the Limited Partners holding Series B Preference Units, any distributions under this Section 5.5(b)(i) shall be allocated (x) first, based on the Preference Unit Sharing Ratio until there has been distributed in respect of each Series B Preference Unit then outstanding an amount up to (but not in excess of) any Series B Preference Unit Deficiency existing on the last day of such quarter, and (y) then, 100% to the Series A Preference Units. As among the Limited Partners holding a particular series of Preference Units, such distributions shall be allocated in the proportion that the respective number of Preference Units in such series held by them bears to the total number of Preference Units in such series then Outstanding;

                  (ii) Second, 99% to all Limited Partners holding Series A Preference Units and Series B Preference Units (allocated between each such series and among the holders of each such series as provided below in this Section 5.5(b)(ii)) and 1.0% to the General Partner until there has been distributed in respect of each Series A Preference Unit then Outstanding a total amount under this Section 5.5(b) equal to the sum of the Minimum Quarterly Distribution and any Series A Preference Unit Cumulative Deficiency existing on the last day of such quarter. As between the Limited Partners holding Series A Preference Units and the Limited Partners holding Series B Preference Units, any distributions under this Section 5.5(b)(ii) shall be allocated (x) first, based on the Preference Unit Sharing Ratio until there has been distributed in respect of each Series B Preference Unit then outstanding an amount up to (but not in excess of) the Series B Preference Unit Deficiency on the last day of such calendar quarter, and (y) then, 100% to the Series A Preference Units. As among the Limited Partners holding a particular series of Preference Units, such distributions shall be allocated in the proportion that the respective number of Preference Units in such series held by them bears to the total number of Preference Units in such series then Outstanding;

                  (iii) Third, 99% to all Limited Partners holding Series B Preference Units, in the proportion that the respective number of Series B Preference Units held by them bears to the total number of Series B Preference Units then Outstanding, and 1.0% to the General Partner until there has been distributed in respect of each Series B Preference Unit then Outstanding a total amount under this Section 5.5(b) equal to the Series B Preference Unit Deficiency for such calendar quarter;

                  (iv) Fourth, 99% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 1.0% to the General Partner until there has been distributed in respect of each Series A Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;

                  (v) Fifth, 99% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 1.0% to the General Partner until there has been distributed in respect of each Series A Common Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

                  (vi) Sixth, 85.87% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 14.13% to the General Partner until there has been distributed in respect of each Series A Common Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution;

                  (vii) Seventh, 75.77% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the number of Series A Common Units then Outstanding, and 24.23% to the General Partner until there has been distributed in respect of each Series A Common Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution; and

                  (viii) Eighth, 50.51% to all Limited Partners holding Series A Common Units, in the proportion that the respective number of Series A Common Units held by them bears to the total number of Series A Common Units then Outstanding, and 49.49% to the General Partner, provided however, that (x) if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to Section 5.9(a)(ii), then the Series A Preference Units will receive no further distributions, shall be treated as if they had been redeemed and shall cease to be Outstanding for all purposes; and therefore, distributions of Available Cash that is deemed to be Cash from Operations with respect to any quarter will be made in accordance with
Section 5.5(b)(iii)-(vii) above and (y) if the Series B Preference Unit Liquidation Value has been reduced to zero pursuant to Section 5.9(a)(ii), then the Series B Preference Units will receive no further distributions, shall be treated as if they had been redeemed and shall cease to be Outstanding for all purposes; and therefore, distributions of Available Cash that is deemed to be Cash from Operations with respect to any quarter will be made in accordance with Sections 5.5(b)(vii) above.

         5.6 Conversion of Series A Preference Units.

         (a) From and after the end of the Series A Preference Unit Preference Period, the Series A Preference Units shall cease to participate with the Common Units in any distributions of Available Cash constituting Cash from Operations in excess of the Minimum Quarterly Distribution and any Series A Preference Unit Cumulative Deficiency.

         (b) On or within 45 days following the Series A Preference Unit Conversion Date and each of the first and second anniversaries thereof, the General Partner shall give the holders of Series A Preference Units a written notice (a "Series A Preference Unit Conversion Opportunity Notice"), to the effect that, for a 90-day period commencing upon the mailing of such notice, the holders of all Series A Preference Units shall have the right, subject to the satisfaction of the Liquidity Condition, to convert their Series A Preference Units into a like number of Common Units, effective as of the date of the Series A Preference Unit Conversion Opportunity Notice, by delivering to the General Partner a written notice of their election to convert (the "Series A Preference Unit Conversion Election Notice"); provided, however, that any Series A Preference Units as to which a Series A Preference Unit Conversion Election Notice is not received during such 90-day period will remain as Series A Preference Units. On or before the Series A Preference Unit Conversion Date, or the first or second anniversary thereof, if applicable, the General Partner shall file an application to list the Common Units to be issued upon such conversion on the New York Stock Exchange ("NYSE") and shall pursue such application in good faith.

         (c) If the Liquidity Condition is satisfied following the giving of any Series A Preference Unit Conversion Opportunity Notice, the conversion will become effective and the Series A Preference Unit Preference Period will end as of the date of the Series A Preference Unit Conversion Opportunity Notice. If the Liquidity Condition is not satisfied following the giving of any Series A Preference Unit Conversion Opportunity Notice and the holders of less than a majority of the outstanding Series A Preference Units elect to convert, no Series A Preference Units will be converted and the Series A Preference Unit Preference Period will end as of the date of such Series A Preference Unit Conversion Opportunity Notice. If the holders of at least a majority of the outstanding Series A Preference Units elect to convert following the giving of any Series A Preference Unit Conversion Opportunity Notice, but the Liquidity Condition is not satisfied, the Series A Preference Unit Preference Period shall not end.

         (d) Notwithstanding the foregoing, the Series A Preference Unit Preference Period and the General Partner's obligation to give additional Series A Preference Unit Conversion Opportunity Notices, shall end, if not sooner ended pursuant to Section 5.6(c), as of the date of the third Series A Preference Unit Conversion Opportunity Notice.

         5.7 Distributions of Cash from Interim Capital Transactions. Available Cash that is deemed to be Cash from Interim Capital Transactions shall be distributed, unless the provisions of Section 5.3 require otherwise, 99% to all Limited Partners holding Series A Common Units, Series A Preference Units Series B Preference Units (allocated between each such series and among the holders of each such series as provided below in this Section 5.7) and 1.0% to the General Partner until (a) a hypothetical holder of a Series A Preference Unit acquired at the time of the Series A Preference Unit Initial Offering has received with respect to each Series A Preference Unit, from Partnership Inception through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount per Series A Preference Unit equal to the Initial Unit Price, and (b) a hypothetical holder of a Series B Preference Unit has received with respect to each Series B Preference Unit, from the Series B Preference Unit Issuance Date through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount per Series B Preference Unit equal to the Series B Preference Unit Liquidation Value. Thereafter, all Available Cash shall be distributed as if it were Cash from Operations and shall be distributed in accordance with Section 5.4 or 5.5, whichever is applicable. As among the Limited Partners holding Series A Common Units, Series A Preference Units and Series B Preference Units, any distributions under this Section 5.7 shall be allocated based on the Combined Unit Sharing Ratios. As among the Limited Partners holding a particular series of Units, such distributions shall be allocated in the proportion that the respective number of Units in such series held by them bears to the total number of Units in such series then Outstanding.

         5.8 Definitions. As used herein,

         (a) "Available Cash" means, with respect to any calendar quarter:

                  (i) the sum of:

                           (A) all cash receipts of the Partnership during such
                  quarter from all sources (including distributions of cash received from the Operating Companies); and

                           (B) any reduction in reserves (including the Reserve
                  Amount) established in prior quarters;

                  (ii) less the sum of.

                           (A) all cash disbursements of the Partnership during
                  such quarter (excluding cash distribution to Unitholders and to the General Partner, but including, for example, disbursements for taxes of the Partnership as an entity, debt service and capital expenditures);

                           (B) the amount of any voluntary addition to the
                  Reserve Amount;

                           (C) any reserves established and the amount of any
                  additions to such reserves in such quarter and in such amounts as the General Partner determines to be necessary or appropriate in its reasonable discretion (x) to provide for the proper conduct of the business of the Partnership or the Operating Companies (including reserves for future capital expenditures) or (y) to provide funds for distributions with respect to any of the next four calendar quarters, in addition to the Reserve Amount; and

                           (D) any other reserves established in such quarter in
                  such amounts as the General Partner determines in its reasonable discretion to be necessary because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject.

         Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, any of the Partners shall not be considered cash disbursements of the Partnership which reduce "Available Cash," but shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce "Available Cash," but shall not deemed to be a distribution of Available Cash to such Partners. Notwithstanding the foregoing, "Available Cash" shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership.

         Distributions of Available Cash will be characterized as either distributions of Cash from Operations or Cash from Interim Capital Transactions. All Available Cash distributed by the Partnership on any date from any source will be treated as if it were a distribution of Cash from Operations until the sum of all distributions of Available Cash treated as Cash from Operations is equal to the sum of (i) the balance of the Reserve Account at Partnership Inception and (ii) the aggregate amount of all Cash from Operations generated by the Partnership since Partnership Inception through the end of the prior calendar quarter, any remaining Available Cash distributed on such date will be treated as if it were a distribution of Cash from Interim Capital Transactions, except as otherwise set forth herein.

         (b) "Cash from Interim Capital Transactions" means at any date such amounts of Available Cash as are deemed to be Cash from Interim Capital Transactions pursuant to Section 5.3;

         (c) "Cash from Operations" means, at any date but prior to commencement of the dissolution and liquidation of the Partnership, on a cumulative basis:

                  (i) the sum of:

                           (A) the cash balance of the Partnership and the
                  Operating Companies at the Partnership Inception after all transactions contemplated on the Closing Date, including the Reserve Amount, plus

                           (B) all cash receipts of the Partnership and the
                  Operating Companies from their operations (excluding any cash proceeds from any Interim Capital Transactions or from any sale, transfer or disposition of assets after commencement of the dissolution and liquidation of the Partnership) during the period from the Partnership Inception through such date;

                  (ii) less the sum of:

                           (A) all cash operating expenditures of the
                  Partnership and the Operating Companies during such period, including, without limitation, taxes imposed on the Partnership or the Operating Companies as an entity,

                           (B) all cash debt service payments of the Partnership
                  and the Operating Companies during such period (other than payments or prepayments of principal and premiums required by reason of loan agreements (including covenants and default provisions therein) or by lenders, in each case in connection with the sales or other dispositions of assets or made in connection with refinancings or refundings of indebtedness, provided that any payment or prepayment of principal, whether or not then due, may be determined at the election and in the discretion of the General Partner, to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership or the Operating Companies simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such indebtedness so incurred),

                           (C) all cash capital expenditures of the Partnership
                  and the Operating Companies during such period (other than (x) any cash capital expenditure made for the purpose of materially increasing the capacity of the Operating Companies' pipelines and facilities (considered as a whole and assuming normal operating conditions, including downtime and maintenance), and not in connection with scheduled maintenance activities, over the capacity of such pipelines and facilities existing immediately prior to such capital expenditure and (y) any cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions),

                           (D) any reserves outstanding as of such date which
                  are required, or the General Partner determines in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of items of the type referred to in clauses (AA) through (CC) of this sentence, and

                           (E) any reserves (other than the Reserve Amount)
                  outstanding as of such date that the General Partner determines to be necessary or appropriate in its reasonable discretion to provide funds for distributions on a consolidated basis and after elimination of intercompany items and the Company's non-managing interest in the Operating Companies.

         Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, any of the Partners shall not be considered cash operating expenditures of the Partnership which reduce "Cash from Operations," but shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce "Cash from Operations," but shall not be deemed to be a distribution of Available Cash to such Partners.

         (d) "First Target Distribution" means $0.65 ($0.325 on and after the 1996 Split Date) per Unit per calendar quarter (or, with respect to the period commencing on the Closing Date and ending on March 31, 1993, the product of $0.65 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Sections 5.9 and 9.6;

         (e) "Interim Capital Transactions" means (i) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital purposes and for items purchased on open account in the ordinary course of business) by the Partnership or the Operating Companies, (ii) sales of equity interests by the Partnership or the Operating Companies and (iii) sales or other voluntary or involuntary dispositions of any assets of the Partnership or the Operating Companies (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including amounts receivable or (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership;

         (f) "Minimum Quarterly Distribution" means $0.55 ($0.275 on and after the 1996 Split Date) per Unit (as adjusted for Partnership Interest Adjusting Events) per calendar quarter (or, with respect to the period commencing on the Closing Date and ending on March 31, 1993, the product of $0.55 (as adjusted for Partnership Interest Adjusting Events) multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is
90), subject to adjustment in accordance with Sections 5.9 and 9.6;

         (g) "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than these items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.6(b) and shall not include any items specially allocated under Section 5.1(e) or 5.1(e). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subject to a Required Allocation or a Discretionary Allocation, the applicable Net Income or Net Loss shall be recomputed without regard to such item. For purposes of Sections 5.1(a) and 5.1(b), in determining whether Net Income has been allocated to any Unit or any Partner (as the case may be) for any previous taxable period, any Unrealized Gain or Unrealized Loss allocated pursuant to Section 4.6(d) shall be treated as item of gain or loss in computing Net Income;

         (h) "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.6(b) and shall not include any items specifically allocated under Section 5.1(e) or 5.1(e). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Discretionary Allocation, the applicable Net Income or Net Loss shall be recomputed without regard to such item. For purposes of Sections 5.1(a) and 5.1(b), in determining whether Net Losses have been allocated to any Unit or any Partner (as the case may be) for any previous taxable period any Unrealized Gain or Unrealized Loss allocated pursuant to Section 4.6(d) shall be treated as an item of gain or loss in computing Net Losses;

         (i) "Net Termination Gain" means, for each Partnership year or shorter period the sum, if positive, of all items of gain or loss recognized by the Partnership from Termination Capital Transactions and all items of income, gain, loss and deduction (as determined in accordance with Section 4.6(b)) recognized by the Partnership after the time in which the Partnership has dissolved and can no longer be continued pursuant to Section 14.2;

         (j) "Net Termination Loss" means, for each Partnership year or shorter period the sum, if negative, of all items of gain or loss recognized by the Partnership from Termination Capital Transactions and all items of income, gain, loss and deduction (as determined in accordance with Section 4.6(b)) recognized by the Partnership after the time in which the Partnership has dissolved and can no longer be continued pursuant to Section 14.2;

         (k) "Second Target Distribution" means $0.75 ($0.375 on and after the 1996 Split Date) per Unit per calendar quarter (or, with respect to the period commencing on the Closing Date and ending on March 31, 1993, the product of $0.75 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Sections 5.9 and 9.6;

         (l) "Series A Preference Unit Cumulative Deficiency" means, with respect to any Series A Preference Unit, the excess of (a) the sum resulting from adding together the Series A Preference Unit Deficiency as to such Series A Preference Unit for each of the quarters ending prior to such quarter over (b) the sum of any distributions theretofore made with respect to such Series A Preference Unit pursuant to paragraph (b) of Section 5.4 and paragraph (b) of
Section 5.5;

         (m) "Series A Preference Unit Deficiency" means, with respect to any Series A Preference Unit, as to any calendar quarter, the excess of (a) the Minimum Quarterly Distribution over (b) the sum of all Available Cash distributed with respect to such Series A Preference Unit pursuant to paragraph
(a) of Section 5.4 or paragraphs (a) and (b) of Section 5.5, as applicable;

         (n) "Termination Capital Transaction" means any sale, transfer or other disposition of property of the Partnership, the Operating Companies or the Joint Ventures occurring after the time in which the Partnership has dissolved and can no longer be continued pursuant to Section 14.2; and

         (o) "Third Target Distribution" means $0.85 ($0.425 on and after the 1996 Split Date) per Unit per calendar quarter (or, with respect to the period commencing on the Closing Date and ending on March 31, 1993, the product of $0.85 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Sections 5.9 and 9.6.

         5.9 Adjustments to Minimum Quarterly Distribution Levels, Target Levels, Unrecovered Capital, Series B Preference Unit Amounts and Certain Other Provisions.

         (a) Adjustments of the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, Third Target Distribution, Unrecovered Capital, Series B Preference Unit Face Value and Series B Preference Unit Liquidation Value shall be made in the following circumstances: (i) the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, Third Target Distribution, Unrecovered Capital, Series B Preference Unit Face Value and Series B Preference Unit Liquidation Value shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 4.11; and (ii) in the event of a distribution of Available Cash that is deemed to be Cash from Interim Capital Transactions, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be proportionately adjusted downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the same may have been previously adjusted by a fraction of which the numerator is the Unrecovered Capital or Series B Preference Unit Face Value, as applicable, immediately after giving effect to such distribution and the denominator is the Unrecovered Capital or Series B Preference Unit Face Value, as applicable, immediately prior to giving effect to such distribution.

         (b) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, Third Target Distribution and the amount distributed under may be adjusted under the circumstances, and in the manner, set forth in
Section 9.6.

         5.10 Reserve Amount. The Partnership shall establish the Reserve Amount, consisting of the aggregate cash on hand in the Partnership and the Operating Companies at Partnership Inception, on a combined basis, increased by net cash proceeds to the Partnership from the exercise by the Underwriters of the over-allotment option described in Section 4.3(c) hereof, which shall be deemed to occur for purposes of determination of the Reserve Amount at Partnership Inception. The Reserve Amount shall be an asset of the Partnership, need not be maintained separate or apart from any other reserves, accounts or assets of the Partnership and shall be utilized, in the sole discretion of the General Partner, for any proper Partnership purpose, including but not limited to stabilizing distributions to Unitholders, debt reduction, capital expenditures, additional funding of the Reserve Amount or the establishment or increase of other appropriate reserves. The General Partner, in its sole discretion, may elect to retain in the Reserve Amount any balance therein and may voluntarily increase or decrease the Reserve Amount, from time to time, and need not justify such retention increase or decrease as being for any particular Partnership purpose. The balance in the Reserve Amount shall be disregarded in determining the need for or amounts of other reserves which the General Partner is authorized to establish and maintain pursuant to this Agreement.

         5.11 Special Distributions.

         (a) On the Optional Closing Date (as defined in the Underwriting Agreement), the General Partner shall surrender to the Partnership a number of Common Units equal to the number of Series A Preference Units acquired by the Underwriters in excess of 393,750 Series A Preference Units in exchange for a per Unit distribution equal to the Issue Price per Unit.

         (b) Distributions under this Section 5.11 shall not be considered to be distributions or expenditures for purposes of this Article V, including calculations of Available Cash, Cash from Operations or rights to other distributions.

                                   ARTICLE VI
                      MANAGEMENT AND OPERATION OF BUSINESS

         6.1 Management.

         (a) The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any right of control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 6.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate (i) to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation, (A) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations and the securing of same by mortgage, deed of trust or other lien or encumbrance; (B) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership; (C) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (C) being subject however, to any prior approval that may be required by Section 6.3); (D) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement including, without limitation, the financing of the conduct of the operations of the Partnership or the Operating Companies, the lending of funds to other Persons (including, without limitation, the Operating Companies) and the repayment of obligations of the Partnership and the Operating Companies and the making of capital contributions to the Operating Companies;
(E) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case); (F) the distribution of Partnership cash; (G) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (H) the maintenance of insurance for the benefit of the Partners and the Partnership and the Operating Companies (including, without limitation, the assets and operations of the Partnership and the Operating Companies); (I) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, corporations or other relationships (including, without limitation, the acquisition of interest in, and the contributions of property to, the Operating Companies from time to time); (J) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (K) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(L) the entering into of listing agreements with the New York Stock Exchange and any other securities exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 1.6); and (M) the purchase, sale or other acquisition or disposition of Units and, subject to
Section 4.4(c), other Partnership securities; and (ii) to undertake any action in connection with the Partnership's participation in the Operating Companies as the managing member (including, without limitation, contributions or loans of funds by the Partnership to the Operating Companies).

         (b) Notwithstanding any other provision of this Agreement, the Charter Documents of the Operating Companies and the Joint Ventures, the Delaware Act or any applicable law, rule or regulation, each of the Partners and Assignees and each other Person who may acquire an interest in Units hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of each of the agreements described in or filed as an exhibit to the Registration Statement, specifically including, but not limited to, the Revolving Credit Facility and the notes, security agreements and other documents evidencing or securing the same or relating thereto, the Conveyance Agreement and the deeds, assignments, bills of sale and other documents relating thereto, the applicable Charter Documents, the Underwriting Agreement and the Management Agreement (each such capitalized term having the meaning assigned thereto in the Registration Statement); (ii) agrees that the General Partner is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Units; and (iii) agrees that none of the execution, delivery or performance by the General Partner, the Partnership, the Operating Companies or any Affiliate thereof of any agreement authorized or permitted under this Agreement (including, without limitation, the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XVII) shall constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         6.2 Certificate of Limited Partnership. Prior to the Closing Date, the General Partner caused the Certificate of Limited Partnership (in its form at such time) to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a), the General Partner shall not be required before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

         6.3 Restrictions on General Partner's Authority.

         (a) The General Partner may not, without written approval of the specific act by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement or applicable law; or (v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

         (b) Except as provided in Article XIV and Article XVI, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of all of the Operating Companies, taken as a whole, or of interests in the Operating Companies, without the approval of the holders of record of at least 66 2/3% of the Outstanding Series A Preference Units during the Series A Preference Unit Preference Period and thereafter without the approval of the holders of at least a majority of the Outstanding Voting Units; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets or the Operating Companies assets and shall not apply to any forced sale of any or all of the Partnership's assets or the Operating Companies' assets pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of the holders of at least a majority of the Outstanding Series A Preference Units during the Series A Preference Unit Preference Period and thereafter without the approval of the holders of at least a majority of the Outstanding Voting Units, the General Partner shall not, on behalf of the Partnership, consent to any amendment to the Operating Companies' Agreements that would adversely affect the Partnership as a member of the Operating Companies. In no event shall all or substantially all of the Partnership's assets be sold, exchanged or otherwise disposed of in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the approval of the General Partner.

         (c) Unless approved by the affirmative vote of the holders of at least 66 2/3% of the Outstanding Voting Units, including the vote of a majority of the Outstanding Series A

Preference Units, (other than Preference Units held by the General Partner and its affiliates), the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership or, to the extent it would materially and adversely affect the Limited Partners holding Units, the Operating Companies to be taxable as a corporation or otherwise taxed as an entity for federal income tax purpose; provided that this Section 6.3(c) shall not be construed to apply to amendments to this Agreement (which are governed by Article XV) or mergers or consolidations of the Partnership with any Person (which are governed by Article XVI).

         (d) At all times while serving as the general partner of the Partnership, the General Partner shall not make any dividend or distribution on, repurchase any shares of its stock, or take any other action within its control if the effect of such dividend distribution, repurchase or other action (i) would cause it hold less than 19% of the Outstanding Units and (ii) would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

         (e) (i) Notwithstanding any other provision of this Agreement, the General Partner is not authorized to institute or initiate on behalf of, or otherwise cause, the Partnership or any of the Operating Companies to,

                           (A) make a general assignment for the benefit of
                  creditors;

                           (B) file a voluntary bankruptcy petition;

                           (C) file a petition seeking for the Partnership or
                  any of the Operating Companies a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law; or

                           (D) seek the appointment of a trustee, receiver or
                  liquidator of the Partnership or any of the Operating Companies or of all or any substantial part of any of the properties of any of them,

         unless such action has been approved by all of the directors on the General Partner's board of directors.

                  (ii) No provision of this Section 6.3(e) shall be amended, altered, changed, repealed or rescinded in any respect unless such amendment is approved by the written consent or the affirmative vote of all of the directors on the General Partner's board of directors.

         6.4 Reimbursement of the General Partner.

         (a) Except as provided in this Section 6.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.

         (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including, without limitation, amounts paid to any Person to perform services for the Partnership), and (ii) that portion of the General Partner's or its Affiliates' legal, accounting, investor communications, utilities, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses (including, without limitation, overhead charges), salaries, fees and other compensation and benefit expenses of employees, officers and directors, insurance, other administrative or overhead expenses and all other expenses, in each such case, necessary or appropriate to the conduct of the Partnership's business and reasonably allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates and payments made by the General Partner to DeepTech pursuant to the Management Agreement dated as of July 1, 1992). Any accruals by the General Partner of the expected cost of providing all forms of post-retirement benefits to employees or former employees of the General Partner and their beneficiaries and qualified dependents will be borne by the Partnership, to the extent properly allocable thereto. The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7.

         (c) Subject to Section 4.4(c), the General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt, on behalf of the Partnership, employee benefit plans (including, without limitation, plans involving the issuance of Units), for the benefit of employees of the General Partner, the Partnership, the Operating Companies or any Affiliate of any of them in respect of services performed directly or indirectly, for the benefit of the Partnership or the Operating Companies.

         6.5 Outside Activities.

         (a) The General Partner agrees that so long as it is the General Partner of the Partnership, it will not engage in or acquire, directly or indirectly, any business that is in direct material competition with the business of the Partnership, subject to the following exceptions:

                  (i) First, the Company may acquire any competitive business as part of a larger acquisition, so long as 75% or more of the revenues of the business acquired, in the Company's reasonable judgment, are not derived from such competitive business, provided however, if it is commercially and operationally practicable, the Company will use its reasonable efforts to offer that portion of the competitive business to the Partnership; and

                  (ii) Second, the Company may engage in or acquire any competitive business if the same is first offered to the Partnership and the Partnership declines by a majority vote of the outstanding Units (excluding for this purpose any Units held by the General Partner or any of its affiliates) to make such acquisition or engage in such business.

         (b) Except as otherwise expressly provided in Section 6.5(a), each Indemnitee is free to engage in any business, including any business that is in competition with the business of the Partnership. The General Partner and any other Persons affiliated with the General Partner may acquire Units or other Partnership Securities, in addition to those acquired by any of such

Persons on the Closing Date, and (except as the right to vote such Units or other Partnership Securities may be expressly limited in this Agreement) shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities, as the case may be.

         (c) Without limiting Sections 6.5(a) and 6.5(b), but notwithstanding any other provision to the contrary in this Agreement, the competitive activities of Indemnitees described in the Registration Statement are hereby approved by all Partners and it shall not be deemed to be a breach of the General Partner's fiduciary duty for the General Partner to permit an Indemnitee to engage in a business opportunity in preference to or to the exclusion of the Partnership.

         6.6 Loans to and from the General Partner; Contracts with Affiliates.

         (a) The General Partner or any Affiliate thereof may lend to the Partnership or the Operating Companies, and the Partnership and the Operating Partnership may borrow, funds needed or desired by the Partnership and the Operating Companies for such periods of time as the General Partner may determine and (b) the General Partner or any Affiliate thereof may borrow from the Partnership or the Operating Companies, and the Partnership and the Operating Companies may lend to the General Partner or any Affiliate thereof, excess funds of the Partnership and the Operating Companies for such periods of time and in such amounts as the General Partner may determine; provided, however, that in either case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party (without reference to the General Partner's financial abilities or guarantees), by unrelated lenders on comparable loans. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by it in connection with the borrowing of such funds. For purpose of this Section 6.6(a) and Section 6.6(b), the term "Partnership" shall include any Affiliate of the Partnership that is controlled by the Partnership and the term "Operating Companies" shall include any Affiliate of the Operating Companies that is controlled by the Operating Companies.

         (b) The Partnership may lend or contribute to the Operating Companies, and the Operating Companies may borrow, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Operating Companies interest at a rate greater than the rate that would be charged to the Operating Companies, (without reference to the General Partner's financial abilities or guarantees), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of the Operating Companies or any other Person.

         (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership. Any service rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to any transaction the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

         (d) The Partnership may transfer assets to joint venture, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

         (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 4.2 and 4.3, the Conveyance Agreement and any other transactions described in or contemplated by the Registration Statement and (ii) as to any transaction the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties.

         (f) The General Partner and its Affiliates shall have no obligation to permit the Partnership or the Operating Companies to use any facilities of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation of the General Partner or its Affiliates to enter into such contracts.

         (g) Without limitation of Section 6.6(a) through 6.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

         6.7 Indemnification.

         (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the General Partner, any Departing Partner and any person who is or was an officer or director of the General Partner or any Departing Partner shall be indemnified and held harmless by the Partnership, and all other Indemnitees may be indemnified and held harmless by the Partnership, to the extent deemed advisable by the General Partner, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as
(i) the General Partner, Departing Partner or any of their Affiliates, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or any of their Affiliates or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity; provided, that in each case the Indemnitee acted in good faith, in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided further, no indemnification pursuant to this Section 6.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement or the Conveyance Agreement (other than obligations incurred by the General Partner on behalf of the Partnership or the Operating Companies). The termination of any action, suit or proceeding by judgment, order settlement conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any


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


indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

         (b) To the fullest extent permitted by law, expenses (including, without limitation, reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.7(a) in defending any claim, demand action, suit or proceeding shall from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

         (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnities' capacity as (i) the General Partner, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or an Affiliate thereof or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity (including, without limitation, any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and as to actions in any other capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnities.

         (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Person against such liabilities under the provisions of this Agreement.

         (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law she constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

         (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.


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


         (h) The provisions of this Section 6.7 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         (i) No amendment, modification or repeal of this Section 6.7 or any other provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         6.8 Liability of Indemnitees.

         (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damage to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

         (b) Subject to its obligations and duties as General Partner set forth in Section 6.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         (c) Any amendment, modification or repeal of this Section 6.8 or any other provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of the General Partner, its directors, officers and employees under this Section
6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         6.9 Resolution of Conflict of Interest.

         (a) Unless otherwise expressly provided in this Agreement or an Operating Companies Agreement, whenever a potential conflict of interest exists or arise between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Companies, any Partner or any Assignee, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Charter Documents of any Operating Company, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement, is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized, but not required in connection with its resolution of such conflict of interest to seek Special


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


Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on whole, on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts and Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of the "fair and reasonable" nature of any transaction or arrangement and in its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (iii) any applicable generally accepted accounting or engineering practices or principles; and (iv) such additional factors as the General Partner or such Conflicts and Audit Committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner or such Conflicts and Audit Committee to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

         (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion" that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Operating Companies, any Limited Partner or any Assignee,
(ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) a "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Charter Documents of any Operating Company, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Cash from Operations shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. During or after the Series A Preference Unit Preference Period, the General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Operating Companies or of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or the Operating Companies or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to reduce or avoid the need to draw upon the Reserve Amount to make Minimum Quarterly Distributions on the Series A Preference Units, to make


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


distributions up to the Series B Preference Unit Deficiency on the Series B Preference Units, to permit distributions on Series A Common Units or to result in or increase incentive distributions to the General Partner.

         (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transaction.

         6.10 Other Matters Concerning the General Partner.

         (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act taken or omitted in reliance upon the opinion (including, without limitation, an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

         (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified waived or limited as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

         6.11 Title to Partnership Assets. Title to Partnership Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner shall be held by the General Partner for the exclusive use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, that prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner will use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership Assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets are held.

         6.12 Purchase or Sale of Preference Units. The General Partner may cause the Partnership to purchase or otherwise acquire Series A Preference Units, so long as no Series A Preference Unit Cumulative Deficiency then exists, and Series B Preference Units, at any time. As long as Preference Units are held by the Partnership or the Operating Companies, such Preference Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Preference Units for its own account, subject to the provisions of Article XI and Article XII.

         6.13 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement, and is binding upon the Partnership

         6.14 Registration Rights of the General Partner and its Affiliates.

         (a) If (i) the General Partner or any of its Affiliates (including for purposes of this Section 6.14, Persons that are Affiliates on the Second Restatement Date notwithstanding that they may later cease to be Affiliates) hold Units or other Partnership Securities which it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) is not available to enable the General Partner or such Affiliates to dispose of the number of Units or other Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Securities and Exchange Commission as promptly as practicable


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


after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a reasonable period following its effective date, a registration statement or statements under the Securities Act registering the offering and sale of the number of Units or other Partnership Securities specified in the request. All registrations requested pursuant to this Section 6.14(a) are referred to as "Demand Registrations." The Partnership may postpone for up to six months the filing or the effectiveness of a registration statement pursuant to a Demand Registration if (i) the General Partner or, (ii) if at the time a request for Demand Registration is submitted to the Partnership the Person requesting registration is an Affiliate of the General Partner, a majority of the independent directors of the General Partner, determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event. In connection with any Demand Registration, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Persons requesting registration shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the securities subject to such registration on such National Securities Exchange as the Persons requesting registration shall reasonably request and do any and all other acts and things that may reasonably be necessary or advisable to enable such Persons to consummate a public sale of such securities in such states. All costs and expenses of any such Demand Registration and offering (other than the underwriting discounts and commissions) shall be borne by the Partnership.

         (b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the General Partner and any of its Affiliates in such registration statement as the General Partner or any of such Affiliates shall request. All registrations requested pursuant to this Section 6.14(b) are referred to herein as "Piggyback Registrations." If the proposed offering shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the Partnership and General Partner or any of such Affiliates in writing that in its opinion the inclusion of all or some of the securities of the Persons requesting Piggyback Registration would adversely and materially affect the success of the offering the Partnership shall include in such offering only that number or amount, if any, of securities of the Persons requesting Piggyback Registration which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. All costs and expenses of such registration and offering (other than underwriting discounts and commissions attributable to securities registered by the General Partner and its Affiliates) shall be borne by the Partnership.

         (c) If underwriters are engaged in connection with any Demand or Piggyback Registration, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 6.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the General Partner or such other holder, its officers, directors and each Person who controls the General Partner or such other holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including, without limitation, interest penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by an Indemnified Person, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 6.14(c) as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

         (d) The provisions of Sections 6.14(a) and 6.14(b) shall continue to be applicable with respect to the General Partner and any of its Affiliates after the General Partner ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the General Partner or any of its Affiliates to sell all of the Units or other Partnership Securities with respect to which the General Partner or any of its Affiliates have requested during such two-year period that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same securities for which registration was demanded during such two-year period. The provisions of Section 6.14(c) shall continue in effect thereafter.

         (e) Any request to register Partnership Securities pursuant to this
Section 6.14 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

                                   ARTICLE VII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         7.1 Limitation of Liability. The Limited Partners and the Organizational Limited Partner and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

         7.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall take part or otherwise participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

         7.3 Outside Activities. Subject to the provisions of Section 6.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities in direct competition with the Partnership or the Operating Companies. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

         7.4 Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent provided by Article V or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

         7.5 Rights of Limited Partner Relating to the Partnership.

         (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

                  (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

                  (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

                  (iii) to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;


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


                  (iv) to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto;

                  (v) to obtain true and full information regarding the amount of cash and description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

                  (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

         (b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or the Operating Companies or that the Partnership or the Operating Companies is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this Section 7.5).

                                  ARTICLE VIII
                      BOOK, RECORDS, ACCOUNTING AND REPORTS

         8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including, without limitation, the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard disks, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

         8.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

         8.3 Reports.

         (a) As soon as practicable, but in no event later than 120 days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Record Holder of a Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such Partnership Year, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations,


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


Partners' equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

         (b) As soon as practicable, but in no event later than 90 days after the close of each calendar quarter except the last calendar quarter of each Partnership Year, the General Partner shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading or as the General Partner determines to be necessary or appropriate.

                                   ARTICLE IX
                                   TAX MATTERS

         9.1 Preparation of Tax Return. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use reasonable efforts to furnish, within 90 days of the close of each taxable year of the Partnership, the tax information reasonably required by Unitholders for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

         9.2 Tax Elections. Except as otherwise provided herein, the General Partner shall in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interest of the Limited Partners and Assignees. For purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required), to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted trading price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.

         9.3 Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.


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


         9.4 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

         9.5 Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership and the Operating Companies to comply with any withholding requirements established under the Code or any other federal, state or local law, including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash for purposes of Section 4.6(a) in the amount of such withholding from such Partner.

         9.6 Entity-Level Taxation. If legislation is enacted which causes the Partnership to become treated as an association taxable as a corporation for federal income tax purposes, then (a) with respect to any calendar quarter thereafter, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, shall be equal to the product of (i) each such distribution amount multiplied by
(ii) 1 minus the sum of (x) the expected effective federal income tax rate applicable to the Partnership (expressed as a decimal) plus (y) the expected effective overall state and local income tax rate applicable to the Partnership (expressed as a decimal), in each case, for the taxable year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes) (the "Rate"); and (b) for purposes of determining the distributed amount under clauses (ii) and (iii) of the definition of "Series A Preference Unit Conversion Date," the amount of an actual distribution after such legislation is effective shall be deemed to be the actual distribution divided by the Rate.

         9.7 Entity-Level Deficiency Collections. If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or any former Partner or Assignee (a) the General Partner shall cause the Partnership to pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership; (b) any amount so paid on behalf of, or withheld with respect to, any Partner or Assignee shall be treated as a distribution of cash to such Partner or Assignee for purposes of this Agreement, including Section 4.6(a); and (c) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the General Partner shall be authorized without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the General Partner, will make as little alteration as practicable in the priority and amount of distributions otherwise applicable under this Agreement and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of any Partner or Assignee or former Partner or Assignee, the General Partner shall be authorized (but not required) to cause the Partnership to


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


pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.7. The General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods and that is attributable to Persons who were Limited Partners or Assignee when such deficiencies arose, from such Persons.

         9.8 Opinions of Counsel. Notwithstanding any other provision of this Agreement, if the Partnership is taxable for federal income tax purposes as a corporation or otherwise taxed for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership to become so taxable as a corporation or other entity or to be treated as an as association taxable as a corporation, such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                    ARTICLE X
                                UNIT CERTIFICATE

         10.1 Unit Certificates. Unit Certificates shall be executed on behalf of the Partnership by any officer of either the General Partner or the Partnership.

         10.2 Registration, Registration of Transfer and Exchange.

         (a) The General Partner shall cause to be kept on behalf of the Partnership a register (the "Unit Register") in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of
Section 10.2(b), the General Partner will provide for the registration and the transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering and transferring Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless same are effected in the manner described in this Section 10.2. Upon surrender for registration of transfer of any Units evidenced by a Certificate and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

         (b) Except as otherwise provided in Section 11.5, the Partnership shall not recognize any transfer of Units until the Certificates (if applicable) evidencing such Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

         10.3 Mutilated, Destroyed, Lost or Stolen Certificates.

         (a) If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute, and upon its request, the Transfer Agent shall


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


countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

         (b) The General Partner on behalf of the Partnership shall execute, and upon its request, the Transfer Agent shall countersign and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

                  (i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

                  (ii) requests the issuance of a new Certificate before the Partnership has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                  (iii) if requested by the General Partner, delivers to the Partnership a bond or such other form of security or indemnity as may be required by the General Partner, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

                  (iv) satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

         (c) As a condition to the issuance of any Certificate under this
Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) connected therewith.

         10.4 Record Holder. In accordance with Section 10.2(b), the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Common Units or Preference Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Common Units or Preference Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Common Units or Preference Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Common Units or Preference Units, as between the Partnership on the one hand and such other Persons on


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


the other hand such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

                                   ARTICLE XI
                              TRANSFER OF INTERESTS

         11.1 Transfer.

         (a) The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to an appropriate transaction by which the General Partner assigns its Partnership Interest as General Partner to another Person or by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

         (b) No Partnership Interest shall be transferred in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

         11.2 Transfer of General Partner's Partnership Interest.

         (a) Except as set forth in this Section 11.2(a), the General Partner may transfer all, but not less than all, of its Partnership Interest as the general partner to a single transferee if, but only if, (i) at least a majority of the Outstanding Voting Units (excluding for this purpose Units held by the General Partner and its Affiliates) approve of such transfer and of the admission of such transferee as general partner, (ii) the transferee agrees to assume the rights and duties of the General Partner and be bound by the provisions of this Agreement and the Operating Company Agreements, (iii) the transferee certifies that it is an Eligible Citizen and (iv) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of the Partnership as a member of the Operating Companies or cause the Partnership or the Operating Companies to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes. The foregoing notwithstanding, the General Partner is expressly permitted to pledge its Partnership Interest as General Partner to secure the obligations of the Partnership under the Revolving Credit Facility, as the same may be amended, supplemented, replaced, refinanced or restated from time to time, or any successor or subsequent loan agreement.

         (b) Neither Section 11.2(a) nor any other provision of this Agreement shall be construed to prevent (and all Partners do hereby consent to) (i) the transfer by the General Partner of all of its Partnership Interest as a general partner to an Affiliate or (ii) the transfer by the General Partner of all its Partnership Interest as a general partner upon its merger or consolidation with or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person if, in the case of a transfer described in either clause (i) or (ii) of this sentence, the rights and duties of the General Partner with respect to the


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


Partnership Interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement and the Operating Companies Agreement; provided, that in either such case, such transferee certifies that it is an Eligible Citizen, and furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a loss of limited liability of any Limited Partner or of the Partnership as a member of the Operating Companies or cause the Partnership or the Operating Companies to be taxable as a corporation or otherwise taxed as an entity for federal income tax purpose. In the case of a transfer pursuant to this Section 11.2(b), the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

         11.3 Transfer of Units.

         (a) Units may be transferred only in the manner described in Section
10.2. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

         (b) Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

         (c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

         (d) A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the capacity and authority to enter into this Agreement, and that such transferee is an Eligible Citizen, (iv) made the powers of attorney set forth in this Agreement and (v) given the consents and made the waivers contained in this Agreement.

         11.4 Restrictions on Transfers. Notwithstanding the other provisions of this Article XI, no transfer of any Common Unit or Preference Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would
(a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (b) cause the Partnership to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes or (c) affect the Partnership's existence or qualification as a limited partnership under the Delaware Act.

         11.5 Citizenship Certificates; Non-citizen Assignees.


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


         (a) At any time and from time to time a Limited Partner or Assignee shall, within thirty days after a written request therefor by the General Partner, furnish to the General Partner, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of
Section 11.6. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Units.

         (b) The General Partner shall in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units of the same class other than those of Non-citizen Assignees are cast either for, against or abstaining as to the matter.

         (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.4 but shall be entitled to the cash equivalent thereof, and the General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

         (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Units of such Non-citizen Assignee not redeemed pursuant to Section 11.6, and, upon the Non-citizen Assignee's admission pursuant to Section 12.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

         11.6 Redemption of Interests.

         (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Units to a Person who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

                  (i) The General Partner shall not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certification evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

                  (ii) The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units. The redemption price shall be paid in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest commencing one year after the redemption date.

                  (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

                  (iv) After the redemption date, Redeemable Units shall no longer constitute issued and Outstanding Units.

         (b) The provisions of this Section 11.6 shall also be applicable to Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

         (c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption; provided, the transferee of such Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

         (d) If the Partnership is or becomes subject to any federal, state or local law or regulation which, in the reasonable determination of the General Partner, provides for the cancellation or forfeiture of any property in which the Partnership or the Operating Companies have an interest, based on the nationality (or other status) of the General Partner, whether or not in its capacity as such, the Partnership may, unless the General Partner has furnished a

Citizenship Certification or transferred its Partnership Interest or Units to a Person who furnishes a Citizenship Certification prior to the date fixed for redemption, redeem the Partnership Interest or Interests of the General Partner in the Partnership pursuant to Section 11.6(a), which redemption shall also constitute redemption of the general partner interest of the general partner of the Operating Companies. If such redemption includes a redemption of the Combined Interest, the redemption price thereof shall be equal to the aggregate sum of the Current Market Price (the date of determination for which shall be the date fixed for redemption) of each class of Units then Outstanding in each such case multiplied by the number of Units of such class into which the Combined Interest would then be convertible under the terms of Section 13.3(b) if the General Partner were to withdraw or be removed as the General Partner (the date of determination for which shall be the date fixed for redemption). The redemption price shall be paid in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal, together with accrued interests, commencing one year after the redemption date.

                                   ARTICLE XII
                              ADMISSION OF PARTNERS

         12.1 Admission of Initial Limited Partners. Upon the issuance by the Partnership of Common Units or Preference Units to the Underwriters as described in Section 4.3(b) and the execution by each such party of a Transfer Application, the General Partner shall admit the Underwriters to the Partnership as Initial Limited Partners in respect of the Units.

         12.2 Admission of Substituted Limited Partners. By transfer of a Unit in accordance with Article XI, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such Certificate to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit (including, without limitation, any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (i) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion, and (ii) when any such admission is shown on the books and records of the Partnership. If such consent is withheld such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.


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

         12.3 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all of the General Partner's Partnership Interest pursuant to
Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section
13.1 or 13.2 or the transfer of the General Partner's Partnership Interest pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 11.2 has occurred. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be requited to effect the admission.

         12.4 Admission of Additional Limited Partners.

         (a) A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4, (ii) a certification that he is an Eligible Citizen and (iii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

         (b) Notwithstanding anything to the contrary in this Section 12.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

         12.5 Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership and if necessary, to prepare as soon as practical an amendment of this Agreement and if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

                                  ARTICLE XIII
                        WITHDRAWAL OR REMOVAL OF PARTNERS

         13.1 Withdrawal of the General Partner.



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

         (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

                  (i) the General partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

                  (ii) the General Partner transfers all of its rights as general partner pursuant to Section 11.2;

                  (iii) the General Partner is removed pursuant to Section 13.2;

                  (iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition;
         (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A) - (C) of this sentence; or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

                  (v) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

                  (vi) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in this Section 13.1(a)(iv), (v) or (vi) occurs, the withdrawing General Partner shall give written notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in the withdrawal of the General Partner from the Partnership.

         (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period prior to January 1, 2003, the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by at least a majority of the Outstanding Voting Units (excluding for this purpose Units held by the General Partner and its Affiliates) and the General Partner provides to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that following the election of a successor General Partner, the General Partner's withdrawal would not result in the loss of limited liability of any Limited Partner or of the Partnership as a member of the Operating Companies or cause the Partnership or any Operating Company to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes; (ii) at any time after December 31,



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2002, the General Partner voluntarily withdraws by giving at least 90 days'
advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be a General Partner pursuant to Section 13.1(a)(ii) or is removed pursuant to Section 13.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Voting Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the general partner as a member of the Operating Companies. If the General Partner gives a notice of withdrawal pursuant to
Section 13.1(a)(i), holders of at least a majority of such Outstanding Voting Units (excluding for purposes of such determination Units owned by the General Partner and its Affiliates) may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with
Section 14.1. If a successor General Partner is elected and a Withdrawal Opinion of Counsel is rendered such successor shall be admitted (subject to Section 12.3) immediately prior to the effective time of the withdrawal or removal of the Departing Partner and shall continue the business of the Partnership and the Operating Companies without dissolution.

         13.2 Removal of the General Partner. The General Partner may be removed with or without Cause if such removal is approved by at least 66?% of the Outstanding Voting Units (excluding for this purpose Units held by the General Partner and its Affiliates). Any such action by such Limited Partners for removal of the General Partner also must provide for the election of a new General Partner by the holders of a majority of the Outstanding Voting Units (excluding for this purpose Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of the successor General Partner pursuant to Article XII. The right of such Limited Partners to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel opining as to the matters covered by a Withdrawal Opinion of Counsel. Any such successor General Partner shall be subject to the provisions of Section 12.3.

         13.3 Interest of Departing Partner and Successor General Partner.

         (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the Limited Partners under circumstances where Cause does not exist, the Departing Partner shall, at its option exercisable prior to the effective date of the departure of such Departing Partner, promptly receive from its successor in exchange for its Partnership Interest as General Partner an amount in cash equal to the fair market value of the Departing Partner's Partnership Interest as General Partner, such amount to be determined and payable as of the effective date of its departure. If the General Partner withdraws under circumstances where such withdrawal violates this Agreement or if the General Partner is removed by the Limited Partners under circumstances where Cause exists, the General Partner's successor shall have the option described in the immediately preceding sentence, and the Departing Partner shall not have such option. In either



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case, if the successor acquires the Departing Partner's Partnership Interest as
General Partner, such successor General Partner, if requested by the Departing Partner, must also acquire at such time each non-managing interest of such Departing Partner or its Affiliate as a member of the Operating Companies, for an amount in cash equal to the fair market value of such interest determined as of the effective date of its departure. In either case, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 6.4, including, without limitation, any employee-related liabilities (including, without limitation, severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the Operating Companies. Subject to
Section 13.3(b), the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as the General Partner and Partnership income, gain, loss deduction and credit will be prorated and allocated as set forth in Section 5.2(g).

         For purposes of this Section 13.3(a), the fair market value of the Departing Partner's Partnership Interest as General Partner and each non-managing interest of such Departing Partner or its Affiliate, as the case may be, as a member of the Operating Companies (collectively, the "Combined Interest") shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which shall determine the fair market value of the Combined Interest. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of Units on any National Securities Exchange on which Units are then listed the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.

         (b) If the Departing Partner's Partnership Interest as General Partner is not acquired in the manner set forth in Section 13.3(a), the Departing Partner and its Affiliate, to the extent applicable, shall become a Limited Partner and their Partnership Interest as General Partner and, at their election, their non-managing interest in the Operating Companies, shall be converted into Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). For purposes of this Agreement, conversion of the General Partner's Partnership Interest to Units will be characterized as if the General Partner contributed its Partnership Interest to the Partnership in exchange for the newly issued Units. Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner.



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

         (c) If the option described in Section 13.3(a) is not exercised by the party entitled to do so, the successor General Partner shall at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to Section 4.6(d)(i), shall be equal to one percent (1%) of the Capital Accounts of all Partners. In such event, each successor General Partner shall, subject to the following sentence, be entitled to such percentage interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled. In addition, such successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the successor General Partner's interest in all Partnership distributions and allocations shall be 1%, and that of the Unitholders shall be 99%.

         13.4 Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

                                  ARTICLE XIV
                           DISSOLUTION AND LIQUIDATION

         14.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs should be wound up, upon:

         (a) the expiration of its term as provide in Section 1.5;

         (b) an Event of Withdrawal of the General Partner as provided in
Section 13.1(a) (subject to Section 14.2) (other than Section 13.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 13.1(b) or Section 13.2, as the case may be, and such successor is admitted to the Partnership pursuant to Section 12.3;

         (c) an election to dissolve the Partnership by the General Partner that is approved by the holders of at least 66?% of the Outstanding Voting Units (and all Limited Partners hereby expressly consent that such approval may be effected upon written consent of the holders of at least 66?% of the Outstanding Voting Units);

         (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

         (e) the sale of all or substantially all of the assets and properties of the Partnership or all of the Operating Companies, taken as a whole.

         14.2 Continuation of the Business of the Partnership after Dissolution. Upon (i) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner and a failure of the requisite number of Partners to appoint a



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successor General Partner as provided in Section 13.1 or 13.2, as the case may be, then within an additional 90 days or (ii) dissolution of the Partnership upon an event constituting an Event of Withdrawal described in Section 13.1(a)(iv), then within 180 days thereafter, at least 66?% of the Outstanding Voting Units may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by the holders of at least 66?% of the Outstanding Voting Units. Upon any such election by the holders of at least 66?% of the Outstanding Voting Units, all Partners shall be bound thereby and shall be deemed to have approved thereof.

Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

         (a) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this
Article XIV;

         (b) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner and converted into Units in the manner provided in Section 13.3(b); and

         (c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 1.4; provided that the right of at least 66?% of Outstanding Voting Units to approve a successor general partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Companies would become taxable as a corporation or otherwise be taxed as an entity for federal income tax purposes upon the exercise of such right to continue.

         14.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as set forth in
Section 13.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by at least a majority of the Outstanding Voting Units, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by at least a majority of the Outstanding Voting Units. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without Cause by notice of removal approved by at least a majority of the Outstanding Voting Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by at least a majority of the Outstanding Voting Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to



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

refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

         (a) First, the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount if any, determined by the Liquidator to be appropriate for such purposes; and

         (b) Second, to all Partners in accordance with the positive balances in their respective Capital Accounts after taking into account adjustments to such Capital Accounts pursuant to Section 5.1(d); and

         (c) Third, to all Partners in accordance with their respective partnership interests.

         14.4 Distributions in Kind.

         (a) Notwithstanding the provisions of Section 14.3, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common add in accordance with the provisions of Section 14.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreement governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         (b) In accordance with Section 704(c)(1)(B) of the Code, in the case of any deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code, to the maximum extent possible consistent with the priorities of Section 14.3, the General Partner shall have sole discretion to treat the deemed distribution of Partnership assets to Partners as occurring in a manner that will not cause a shift of the Book-Tax



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Disparity attributable to a Partnership asset existing immediately prior to the deemed distribution to another asset upon the deemed contribution of assets to the reconstituted Partnership, including, without limitation, deeming the distribution of any Partnership assets to be made either to the Partner who contributed such assets or to the transferee of such Partner.

         14.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         14.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable the Partnership to effectuate.

         14.7 Return of Capital. The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

         14.8 Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

         14.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE XV
            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

         15.1 Amendments to be Adopted Solely by General Partner. Each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

         (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

         (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

         (c) a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to qualify or continue qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of



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

any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

         (d) a change (i) that, in the sole discretion of the General Partner, does not adversely affect the Limited Partnership in any material respect, (ii) that is necessary or appropriate to satisfy any requirements, conditions, guidelines or interpretations contained in any opinion, interpretative release, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or appropriate to facilitate the trading of the Units (including, without limitation, the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, interpretative release, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

         (e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

         (f) subject to the terms of Section 4.4, an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the authorization for issuance of any class or series of Units pursuant to Section 4.4;

         (g) an amendment made after the Series A Preference Unit Preference Period, the effect of which is to separate into a separate security (which may be evidenced by a certificate(s) if determined by the General Partner to be appropriate), separate and apart from the Series A Preference Units, the right of the holders of Series A Preference Units then Outstanding to receive any Series A Preference Unit Cumulative Deficiency;

         (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

         (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3; or

         (j) any other amendments substantially similar to the foregoing.

         15.2 Amendment Procedures. Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed solely by the General Partner. Each such proposal shall contain the text of the proposed amendment. If an amendment is proposed, the General Partner shall seek the written approval of the holders of the requisite percentage of



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Outstanding Voting Units or call a meeting of such Limited Partners to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by the holders of at least 66?% of the Outstanding Voting Units, unless a greater or different percentage is required under this Agreement, and an amendment that would materially and adversely affect the rights and preferences of any type, series or class of partnership interests in relation to other types or classes of partnership interests requires the approval of the holders of at least a majority of the Outstanding Units of such type, series or class of partnership interest (excluding those held by the General Partner and its Affiliates). The General Partner shall notify all Record Holders upon final adoption of any proposed amendment.

         15.3 Amendment Requirement.

         (a) Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement that establishes a percentage of Outstanding Voting Units or, if applicable, other voting percentage required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of Unitholders whose aggregate percentage of such Outstanding Voting Units or, if applicable, other voting percentage constitutes not less than the required percentage of such Outstanding Voting Units or, if applicable, other voting percentage sought to be reduced.

         (b) Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without such Limited Partner's consent, which may be given or withheld in its sole discretion, (ii) without the consent of the General Partner, which may be given or withheld in its sole discretion, (A) modify the amounts distributable to the General Partner in respect of its general partner interest in the Partnership or the Operating Companies or modify the amounts reimbursable or otherwise payable to the General Partner or any of its Affiliates by the Partnership or the Operating Companies, (B) change Section 14.1(a) or (c), (C) restrict in any way any action by or rights of the General Partner as set forth in this Agreement, (D) change the term of the Partnership or, except as set forth in Section 14.1(c), give any Person the right to dissolve be Partnership or (E) otherwise enlarge the obligations of the General Partner.

         (c) Except as otherwise provided, and without limitation of the General Partner's authority to adopt amendments to this Agreement as contemplated in
Section 15.1, the General Partner may amend the Partnership Agreement without the approval of holders of Outstanding Units, except that any amendment that would have a material adverse effect on the rights or preferences of any class of Outstanding Units in relation to other classes or series of Units must be approved by the holders of at least a majority of the Outstanding Units of the class or series affected (excluding those held by the General Partner and its Affiliates).

         (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Sections 6.2 or 15.1, no amendments shall become effective without the approval of the Record Holders of at least 95% of the Outstanding Voting Units unless the Partnership obtains an Opinion of Counsel to the effect that (a) such amendment will not cause the Partnership or the Operating Companies to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes and (b) such amendment will not affect the limited



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liability of any Limited Partner or any member of the Operating Companies under applicable law.

         (e) This Section 15.3 shall only be amended with the approval of the Record Holders of not less than (i) 95% of the Outstanding Voting Units and (ii) 95% of the Outstanding Series B Preference Units voting as a class or series.

         15.4 Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called only by the General Partner or, with respect to meetings called to remove the General Partner, by Limited Partners owning 66?% or more of the Outstanding Voting Units (excluding for this purpose Units held by the General Partner and its Affiliates). Limited Partners shall call a meeting to remove the General Partner by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting to remove the General Partner. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

         15.5 Notice of a Meeting. Notice of a meeting called pursuant to
Section 15.4 shall be given to the Record Holders of Voting Units in writing by mail or other means of written communication in accordance with Section 18.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

         15.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

         15.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the



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adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given in accordance with this Article XV.

         15.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed and whenever held shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, present in person or by proxy, signs a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner disapproves, at the beginning of the meeting, the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting but not so included in either case if the disapproval is expressly made at the meeting.

         15.9 Quorum. The holders of two-thirds of the Outstanding Voting Units of the class for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class unless any such action by the Limited Partners requires approval by holders of a majority in interest of such Voting Units, in which case the quorum shall be a majority (excluding, in each case, if such Voting Units are excluded from such vote, Voting Units held by the General Partner and its affiliates). At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent at least a majority of the Outstanding Voting Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Voting Units specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to by the affirmative vote of a majority of the Outstanding Voting Units represented either in person or by proxy, but no other business may be transacted except as provided in Section 15.7.

         15.10 Conduct of Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the General Partner. All minutes shall be kept with the records of the



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Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

         15.11 Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners holding not less than the minimum percentage of the Outstanding Units that would be necessary to authorize to take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until
(a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, (ii) will not jeopardize the status of the Partnership as a partnership, or cause the Partnership to be taxable as a corporation or otherwise taxed as an entity, under applicable tax laws and regulations and
(iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

         15.12 Voting and Other Rights.

         (a) Only those Record Holders of Voting Units on the Record Date set pursuant to Section 15.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which holders of the Outstanding Voting Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the holders of Outstanding Voting Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Units.

         (b) With respect to Voting Units that are held for a Person's account by another Person (such as a broker, dealer, bank trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Voting Units are registered such broker, dealer or other agent shall, in exercising the voting rights in respect of such Voting Units on any matter, and unless the arrangement by two such Persons provides otherwise, vote such Voting Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be



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entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4.

         (c) Except to the extent expressly provided in this Agreement or as expressly required by the Delaware Act, Limited Partners holding Series B Preference Units do not have the right to vote in respect of such Units, either with other holders of Units or as a class or series, with respect to any matter.

                                  ARTICLE XVI
                                     MERGER

         16.1 Authority. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.

         16.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article XVI requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

         (a) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

         (b) the name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (hereafter designated as the "Surviving Business Entity");

         (c) the terms and conditions of the proposed merger or consolidation;

         (d) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interest are to receive in exchange for, or upon conversion of their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;



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         (e) a statement of any amendments or other changes in the constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document), or the adoption of new constituent documents, in either case as contemplated in Section 17-211(g) of the Delaware Act, of the Surviving Business Entity to be effected by such merger or consolidation;

         (f) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in accordance with the Merger Agreement; provided that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein; and

         (g) such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

         16.3 Approval by Limited Partner of Merger or Consolidation.

         (a) The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners holding Outstanding Voting Units as of the relevant Record Date whether at a meeting or by written consent, in either case in accordance with the requirements of Article XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

         (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least a majority of the Outstanding Voting Units, unless the Merger Agreement contains any provision as to which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Voting Units or of any class of Units (voting separately as a class), in which case the vote or consent of such greater percentage or of such class of Units shall be required for approval of the Merger Agreement.

         (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

         16.4 Certificate of Merger. Upon the required approval by the General Partner and Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

         16.5 Effect of Merger.

         (a) Upon the effective date of the certificate of merger:

                  (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated and all property, real, personal and mixed and all debts due to



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         any of those business entities and all other things and causes of action belonging to each of these business entities shall be vested in the Surviving Business Entity and after the merger or consolidation, shall be the property of the Surviving Business Entity to the extent they were part of each constituent business entity;

                  (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and shall not be in any way impaired because of the merger or consolidation;

                  (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

                  (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

         (b) A merger or consolidation effected pursuant to this Article XVI shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                                  ARTICLE XVII
                             RIGHT TO ACQUIRE UNITS

         17.1 Right to Redeem Preference Units.

         (a) Notwithstanding anything to the contrary in this Agreement, the Partnership may at any time after the second anniversary of the Conversion Date, in the sole discretion of the General Partner, redeem any or all of the Series A Preference Units then issued and Outstanding for an amount equal to the Unrecovered Capital of such Series A Preference Units plus accrued arrearages, if any, as of the date the General Partner mails the notice described in Section
17.3 of the Partnership's election to redeem such Series A Preference Units. If after giving effect to an anticipated redemption, however, fewer than 1,000,000 Series A Preference Units would be held by Persons other than the General Partner and its Affiliates, the Partnership shall redeem all of such Series A Preference Units if it redeems any Series A Preference Units.

         (b) Notwithstanding anything to the contrary in this Agreement, the Partnership may at any time after the Series B Preference Unit Issuance Date, in the sole discretion of the General Partner, redeem any or all of the Series B Preference Units for (i) an amount per Series B Preference Unit equal to the Series B Preference Unit Liquidation Value as of the Redemption Date or (ii) a number of Series A Common Units per Series B Preference Unit such that the Current Market Price (as of the third business day immediately preceding the date on which the General Partner mails the notice described in Section 17.3 of the Partnership's election to redeem such Series B Preference Units) of the Series A Common Units issued in respect of each redeemed Series B Preference Unit is equal to the Series B Preference Unit Liquidation Value as of the Redemption Date.

         (c) With respect to any Series A Common Units issued in redemption or replacement of, or in exchange for, any Series B Preference Units pursuant to
Section 17.1(b), the holders of



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more than 50% of the Outstanding Series A Common Units so issued shall have
Demand Registration rights with respect to such Series A Common Units equivalent to such rights granted to the General Partner and its Affiliates under Section 6.14, and Piggyback Registration rights with respect to such Series A Common Units equivalent to such rights granted to the General Partner and its Affiliates under Section 6.14, in each such case until the later to occur of (i) the expiration of the two-year period established by Section 6.14(d) or (ii) two years from such redemption, replacement or exchange date. To the extent that holders of Series A Common Units so issued desire to exercise any rights held by them under this Section 17.1(c), such exercise must be by the holders of more than 50% of the Outstanding Series A Common Units so issued.

         17.2 Right to Acquire Units. Notwithstanding any provision of this Agreement if at any time less than 15% of the total Units of any class then issued and Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right (which right it may assign and transfer to the Partnership or any Affiliate of the General Partner) exercisable in its sole discretion, to purchase all, but not less than all, of the Units of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the higher of (a) the highest cash price paid by the General Partner or any of its Affiliates for any Unit of such class purchased during the 90 day period preceding the date that the notice described in Section 17.3(b) is mailed or (b) the Current Market Price as of the date five days prior to the date the General Partner (or any of its assignees) mails the Notice of Election to Purchase with respect to its election to purchase such Units. As used in this Agreement, (i) "Current Market Price" of a Unit listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices per Unit of such class for the 20 consecutive Trading Days immediately prior to, but not including such date; (ii) "Closing Price" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Units of a class are not listed or admitted to trading on the New York Stock Exchange as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the Units of such class are listed or admitted to trading or, if the Units of a class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq National Market or such other system then in use, or if on any such day the Units of a class are not quoted by any such organization, the average of the closing bid and asked price on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Directors of the General Partner, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Directors of the General Partner, and (iii) "Trading Day" means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

         17.3 Notice of Election to Redeem or Acquire Units.



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         (a) If the Partnership elects to exercise the right to redeem Series A
Preference Units granted pursuant to Section 17.1(a), or the right to redeem Series B Preference Units granted pursuant to Section 17.1(b), the General Partner shall deliver to the Transfer Agent written notice of such election to redeem (the "Notice of Election to Redeem") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Redeem to the Record Holders of such Preference Units (as of a Record Date selected by the General Partner) at least 30, but not more than 60 days prior to the Redemption Date. Such Notice of Election to Redeem also shall be published in daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Redeem shall specify the date upon which such Preference Units shall be redeemed (the "Redemption Date") and the price (determined in accordance with Section 17.1) at which such Preference Units will be redeemed, and shall state that the Partnership elects to redeem such Preference Units, upon surrender of Unit Certificates representing such Preference Units (or, in the case of Series B Preference Units, such other representation of such Units as the General Partner shall require) in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Preference Units are listed or admitted to trading. Any such Notice of Election to Redeem mailed to a Record Holder of Preference Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Redemption Date, the General Partner shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate redemption price of all of the Preference Units to be redeemed in accordance with this
Article XVII. If the Notice of Election to Redeem shall have been duly given as aforesaid at least 30, but not more than 60 days prior to the Redemption Date, and if on or prior to the Redemption Date the deposit described in the preceding sentence has been made for the benefit of the holders of Preference Units subject to redemption as provided herein, then from and after the Redemption Date, notwithstanding that any Unit Certificate shall not have been surrendered for redemption, all rights of the holders of such Preference Units (including, without limitation, any rights pursuant to Article IV, Article V and Article
XIV) shall thereupon cease, except the right to receive the redemption price (determined in accordance with Section 17.1) for the Preference Units therefor, without interest, upon surrender to the Transfer Agent of the Unit Certificates representing such Preference Units, and such Preference Units shall be deemed to be no longer Outstanding and each holder of such Preference Units will cease to be a Partner with respect to such Preference Units as of the Redemption Date.

         (b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Units granted pursuant to
Section 17.2, the General Partner shall deliver to the Transfer Agent written notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Units (as of a Record Date selected by the General Partner) at least 30, but not more than 60 days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published in daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.2) at which Units will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Units, upon surrender of Unit Certificates representing such Units in exchange for payment at such office or



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offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the Units to be purchased in accordance with Article XVII. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 30 days but not more than 60 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Unit Certificate shall not have been surrendered for purchase, all rights of the holders of such Units (including, without limitation, any rights pursuant to Article IV, Article V and Article XIV) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.2) for the Units therefor, without interest, upon surrender to the Transfer Agent of the Unit Certificates representing such Units, and such Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including, without limitation, all rights as owner pursuant to Article IV, Article V and Article XIV).

         17.4 Surrender of Unit Certificates. At any time from and after the Redemption Date or the Purchase Date, as the case may be, a holder of an Outstanding Unit subject to redemption or purchase as provided in this Article XVII may surrender his Unit Certificate, evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1 or 17.2, as the case may be, therefor without interest thereon.

                                 ARTICLE XVIII
                               GENERAL PROVISIONS

         18.1 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of asking of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or mailing of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address



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

of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

         18.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         18.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa.

         18.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         18.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         18.6 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         18.7 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         18.8 Waiver. No failure by any party to insist upon the strict performance of any covenant duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant duty, agreement or condition.

         18.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a

Person acquiring a Unit, upon executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

         18.10 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         18.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    GENERAL PARTNER:

                                    EL PASO ENERGY PARTNERS COMPANY

                                    By: /s/ David S. Siddall
                                        ----------------------------------------


                                    LIMITED PARTNERS:

                                    All Limited partners now and hereafter
                                    admitted as limited partners of the
                                    Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                                    By:      El Paso Energy Partners Company,
                                             General Partners, as
                                             attorney-in-fact for all Limited
                                             Partners pursuant to the Powers of
                                             Attorney granted pursuant to
                                             Section 1.4.

                                    By: /s/ David S. Siddall
                                        ----------------------------------------

                                   EXHIBIT A-1
                 TO THE SECOND AMENDED AND RESTATED AGREEMENT OF
                             LIMITED PARTNERSHIP OF
                          EL PASO ENERGY PARTNERS, L.P.

                CERTIFICATE EVIDENCING SERIES A PREFERENCE UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                          EL PASO ENERGY PARTNERS, L.P.
            (A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF DELAWARE)


No.__________                            _____________ Series A Preference Units
                                                               CUSIP 28368B 20 1

         EL PASO ENERGY PARTNERS COMPANY, a Delaware corporation, as the General Partner of EL PASO ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that ____________ (the "Holder") is the registered owner of _______ Series A Preference Units (formerly referred to only as Preference Units) representing limited partner interests in the Partnership (the "Series A Preference Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Preference Units represented by this Certificate. The rights, preferences and limitations of the Series A Preference Units are set forth in, and this Certificate and the Series A Preference Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at the principal office of the Partnership located at the El Paso Building, 1001 Louisiana, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

         The Holder, by accepting this Certificate, is deemed to have (a) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner, as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (b) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appointed the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement, (d) given the powers of attorney provided for in the Partnership Agreement, (e) made the waivers and given the consents and approvals contained in the Partnership Agreement and (f) certified to the Partnership that the Holder (including, to the best of the Holder's knowledge, any person for whom the Holder holds the Preference Units) is an Eligible Citizen.

         This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.


EL PASO ENERGY PARTNERS COMPANY,             Dated:
as General Partner                                 -----------------------------

By: /s/ James H. Lytal                       Countersigned and Registered by:
    President
                                             CHASEMELLON SHAREHOLDER SERVICES
By: /s/ David S. Siddall                     as Transfer Agent and Registrar
    Secretary
                                             By:
                                                --------------------------------
                                                 Authorized Signature

                            [Reverse of Certificate]

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM  --  as tenants in    UNIF GIFT MIN ACT            Custodian
             common                             --------               ---------
TEN ENT  --  as tenants by                       (Cust)                 (Minor)
             the entireties
JT TEN   --  as joint tenants                  under Uniform Gifts to Minors Act
             with right of
             survivorship and
             not as tenants in
             common                             --------------------------------
                                                (State)

         Additional abbreviations, though not in the above list, may also be used.

                         ASSIGNMENT OF PREFERENCE UNITS
                                       in
                          EL PASO ENERGY PARTNERS, L.P.

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES DUE TO TAX SHELTER STATUS OF EL PASO ENERGY PARTNERS, LP.

         You have acquired an interest in El Paso Energy Partners, L.P., the El Paso Building, 1001 Louisiana, Houston, Texas 77002, whose taxpayer identification number is 76-0385475. The Internal Revenue Service has issued El Paso Energy Partners, L.P. the following tax shelter registration number:
__________________. If there is no number in the blank in the preceding sentence, the number will be furnished to the Holder when it is received.

         YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN EL PASO ENERGY PARTNERS, L.P.

         You must report the registration number as well as the name and taxpayer identification number of El Paso Energy Partners, L.P. on Internal Revenue Code Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN EL PASO ENERGY PARTNERS, L.P.

         If you transfer your interest in El Paso Energy Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of El Paso Energy Partners, LP. If you do not want to keep such a list, you must (1) send the information specified above to the General Partner, who will keep the list for this tax shelter and (2) give a copy of this notice to the person to whom you transfer your interest Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Service Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

         ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

         FOR VALUE RECEIVED, __________ hereby assigns, conveys, sells and transfers unto

--------------------------------------------------------------------------------

            (Please print or typewrite name and address of Assignee)

----------------------------------         -------------------------------------
                                            (Please insert Social Security or
                                           other identifying number of Assignee)

______________ Preference Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ___________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of El Paso Energy Partners, L.P.

Date:                         NOTE: The signature to any endorsement hereon must
     --------------------     correspond with the name as written upon the face
                              of this Certificate in every particular, without alteration, enlargement or change.

              THE SIGNATURE(S) SHOULD BE
     GUARANTEED BY AN "ELIGIBLE GUARANTOR
     INSTITUTION" AS DEFINED IN RULE 17AD-15
     UNDER THE SECURITIES & EXCHANGE ACT
     OF 1934, AS AMENDED
                                              ----------------------------------
                                                         (Signature)
     SIGNATURE(S) GUARANTEED:
                                              ----------------------------------
                                                         (Signature)

         No assignment or transfer of the Preference Units evidenced hereby will be registered on the books of El Paso Energy Partners, L.P. unless the Certificate evidencing the Preference Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Preference Units (a "Transfer Application") has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Preference Units shall have no duty to the transferee with respect to execution of the Transfer Application in order for such transferee to obtain registration of the transfer of the Preference Units.

                    -----------------------------------------

                  APPLICATION FOR TRANSFER OF PREFERENCE UNITS

         The undersigned ("Applicant") hereby applies for transfer to the name of the Applicant of the Preference Units evidenced hereby.

         The Applicant (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., (the "Partnership") as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Applicant has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Applicant's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Applicant's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement and (f) certifies to the Partnership that the Applicant (including, to the best of the Applicant's knowledge, any person for whom the Applicant will hold the Preference Units) is an Eligible Citizen. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
     ----------------------------      -----------------------------------------
                                                Signature of Applicant

--------------------------------------------------------------------------------
                          Name and Address of Applicant

---------------------------------   --------------------------------------------
    Social Security or other        Purchase Price including commissions, if any
identifying number of Applicant

Type of Entity (check one)

[ ] Individual   [ ] Partnership   [ ] Corporation   [ ] Trust
[ ]  Other (specify)

Nationality (check one)

[ ] United States Citizen, Resident or Domestic Entity  [ ] Non-resident Alien
[ ] Foreign Corporation

         If the United States Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

         Under Section 1445(c) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holders interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder):

Complete either A or B:

         A. Individual Interest-Holder

                  1. I am not a non-resident alien for purposes of United States income taxation.

                  2. My United States taxpayer identifying number (Social Security Number) is _______________________ .

                  3.       My home address is ________________________ .

                  4.       My year end for tax reporting purposes is _________ .

         B. Partnership, Corporate or Other Interest-Holder

                  1.
                           -----------------------------------------------------
                                        (Name of Interest-Holder)

                  is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

                  2. The interest-holder's U.S. employer identification number is _________________________ .

                  3. The interest-holder's office address and place of incorporation (if applicable) is _______________ .

                  4. The interest-holder's year end for tax reporting purposes is ________________________ .

         The interest-holder agrees to notify the Partnership within sixty (60) days of the date the interest-holder becomes a foreign person.

         The interest-holder understands that this Certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of


--------------------------------------------------------------------------------
                             Name of Interest-Holder

--------------------------------------------------------------------------------
                               Signature and Date

--------------------------------------------------------------------------------
                              Title (if applicable)

         NOTE: If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding the Preference Units for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Applicant will hold the Preference Units shall be made to the best of the Applicant's knowledge.

                                   EXHIBIT A-2
                 TO THE SECOND AMENDED AND RESTATED AGREEMENT OF
                             LIMITED PARTNERSHIP OF
                          EL PASO ENERGY PARTNERS, L.P.

                       CERTIFICATE EVIDENCING COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                          EL PASO ENERGY PARTNERS, L.P.
            (A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF DELAWARE)

No.__________                                         _____________ Common Units
                                                               CUSIP 28368B 10 2

         EL PASO ENERGY PARTNERS COMPANY, a Delaware corporation, as the General Partner of EL PASO ENERGY PARTNERS, L.P., a Delaware Limited partnership (the "Partnership"), hereby certifies that ____________ (the "Holder") is the registered owner of _______ Common Units (referred to in the Partnership Agreement as "Series A Common Units") representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at the principal office of the Partnership located at the El Paso Building, 1001 Louisiana, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

         The Holder, by accepting this Certificate, is deemed to have (a) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner, as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (b) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appointed the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement, (d) given the powers of attorney provided for in the Partnership Agreement, (e) made the waivers and given the consents and approvals contained in the Partnership Agreement and (f) certified to the Partnership that the Holder (including, to the best of the Holder's knowledge, any person for whom the Holder holds the Common Units) is an Eligible Citizen.

         This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

EL PASO ENERGY PARTNERS COMPANY,            Dated:
as General Partner                                ------------------------------

By: /s/ James H. Lytal                      Countersigned and Registered by:
    President
                                            CHASEMELLON SHAREHOLDER SERVICES
By: /s/ David S. Siddall                    as Transfer Agent and Registrar
    Secretary
                                            By:
                                               ---------------------------------
                                                 Authorized Signature

                            [Reverse of Certificate]

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM  --  as tenants in    UNIF GIFT MIN ACT            Custodian
             common                             --------               ---------
TEN ENT  --  as tenants by                       (Cust)                 (Minor)
             the entireties
JT TEN   --  as joint tenants                  under Uniform Gifts to Minors Act
             with right of
             survivorship and
             not as tenants in
             common                             --------------------------------
                                                (State)

    Additional abbreviations, though not in the above list, may also be used.

                           ASSIGNMENT OF COMMON UNITS
                                       in
                          EL PASO ENERGY PARTNERS, L.P.

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES DUE TO TAX SHELTER STATUS OF EL PASO ENERGY PARTNERS, LP.

         You have acquired an interest in El Paso Energy Partners, L.P., the El Paso Building, 1001 Louisiana, Houston, Texas 77002, whose taxpayer identification number is 76-0385475. The Internal Revenue Service has issued El Paso Energy Partners, L.P. the following tax shelter registration number:
__________________. If there is no number in the blank in the preceding sentence, the number will be furnished to the Holder when it is received.

         YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN EL PASO ENERGY PARTNERS, L.P.

         You must report the registration number as well as the name and taxpayer identification number of El Paso Energy Partners, L.P. on Internal Revenue Code Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN EL PASO ENERGY PARTNERS, L.P.

         If you transfer your interest in El Paso Energy Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of El Paso Energy Partners, LP. If you do not want to keep such a list, you must (1) send the information specified above to the General Partner, who will keep the list for this tax shelter and (2) give a copy of this notice to the person to whom you transfer your interest Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Service Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

         ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

         FOR VALUE RECEIVED, __________ hereby assigns, conveys, sells and transfers unto


--------------------------------------------------------------------------------
            (Please print or typewrite name and address of Assignee)

------------------------------------     ---------------------------------------
                                             (Please insert Social Security or
                                           other identifying number of Assignee)


______________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ___________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of El Paso Energy Partners, L.P.

Date:                         NOTE: The signature to any endorsement hereon must
     ---------------------    correspond with the name as written upon the face
                              of this Certificate in every particular, without alteration, enlargement or change.

              THE SIGNATURE(S) SHOULD BE
              GUARANTEED BY AN "ELIGIBLE
              GUARANTOR INSTITUTION" AS
              DEFINED IN RULE 17AD-15 UNDER
              THE SECURITIES & EXCHANGE ACT
              OF 1934, AS AMENDED            -----------------------------------
                                                        (Signature)
     SIGNATURE(S) GUARANTEED:
                                             -----------------------------------
                                                        (Signature)

         No assignment or transfer of the Preference Units evidenced hereby will be registered on the books of El Paso Energy Partners, L.P. unless the Certificate evidencing the Preference Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Preference Units (a "Transfer Application") has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Preference Units shall have no duty to the transferee with respect to execution of the Transfer Application in order for such transferee to obtain registration of the transfer of the Preference Units.

                    -----------------------------------------

                  APPLICATION FOR TRANSFER OF PREFERENCE UNITS

         The undersigned ("Applicant") hereby applies for transfer to the name of the Applicant of the Common Units evidenced hereby.

         The Applicant (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., (the "Partnership") as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Applicant has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Applicant's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Applicant's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement and (f) certifies to the Partnership that the Applicant (including, to the best of the Applicant's knowledge, any person for whom the Applicant will hold the Common Units) is an Eligible Citizen. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
     ----------------------------      -----------------------------------------
                                                Signature of Applicant

--------------------------------------------------------------------------------
                          Name and Address of Applicant

---------------------------------   --------------------------------------------
    Social Security or other        Purchase Price including commissions, if any
identifying number of Applicant

Type of Entity (check one)

[ ] Individual  [ ] Partnership  [ ] Corporation  [ ] Trust  [ ] Other (specify)

Nationality (check one)

[ ] United States Citizen, Resident or Domestic Entity  [ ] Non-resident Alien
[ ] Foreign Corporation

         If the United States Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

         Under Section 1445(c) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holders interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder):

Complete either A or B:

         A. Individual Interest-Holder

                  1. I am not a non-resident alien for purposes of United States income taxation.

                  2. My United States taxpayer identifying number (Social Security Number) is _______________________ .

                  3.       My home address is ________________________ .

                  4.       My year end for tax reporting purposes is _________ .

         B. Partnership, Corporate or Other Interest-Holder

                  1.
                           -----------------------------------------------------
                                        (Name of Interest-Holder)

                  is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those- terms are defined in the Code and Treasury Regulations).

                  2. The interest-holder's U.S. employer identification number is _________________________ .

                  3. The interest-holder's office address and place of incorporation (if applicable) is _______________ .

                  4. The interest-holder's year end for tax reporting purposes is ________________________ .

         The interest-holder agrees to notify the Partnership within sixty (60) days of the date the interest-holder becomes a foreign person.

         The interest-holder understands that this Certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

                             Name of Interest-Holder

                               Signature and Date

                              Title (if applicable)

         NOTE: If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding the Common Units for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Applicant will hold the Common Units shall be made to the best of the Applicant's knowledge.

                                   EXHIBIT A-3
                 TO THE SECOND AMENDED AND RESTATED AGREEMENT OF
                             LIMITED PARTNERSHIP OF
                          EL PASO ENERGY PARTNERS, L.P.

                CERTIFICATE EVIDENCING SERIES B PREFERENCE UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                          EL PASO ENERGY PARTNERS, L.P.
            (A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF DELAWARE)

No.__________                               __________ Series B Preference Units

         EL PASO ENERGY PARTNERS COMPANY, a Delaware corporation, as the General Partner of EL PASO ENERGY PARTNERS, L.P., a Delaware Limited partnership (the "Partnership"), hereby certifies that ____________ (the "Holder") is the registered owner of _______ Series B Preference Units representing limited partner interests in the Partnership (the "Series B Preference Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Series B Preference Units represented by this Certificate. The rights, preferences and limitations of the Series B Preference Units are set forth in, and this Certificate and the Series B Preference Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at the principal office of the Partnership located at the El Paso Building, 1001 Louisiana, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

         The Holder, by accepting this Certificate, is deemed to have (a) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner, as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (b) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appointed the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement, (d) given the powers of attorney provided for in the Partnership Agreement, (e) made the waivers and given the consents and approvals contained in the Partnership Agreement and (f) certified to the Partnership that the Holder (including, to the best of the Holder's knowledge, any person for whom the Holder holds the Common Units) is an Eligible Citizen.

         This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

EL PASO ENERGY PARTNERS COMPANY,        Dated:
as General Partner                            ----------------------------------


By: /s/ James H. Lytal                  Countersigned and Registered by:
    President
                                        CHASEMELLON SHAREHOLDER SERVICES
By: /s/ David S. Siddall                as Transfer Agent and Registrar
    Secretary
                                        By:
                                           -------------------------------------
                                             Authorized Signature

                            [Reverse of Certificate]

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM  --  as tenants in    UNIF GIFT MIN ACT            Custodian
             common                             --------               ---------
TEN ENT  --  as tenants by                       (Cust)                 (Minor)
             the entireties
JT TEN   --  as joint tenants                  under Uniform Gifts to Minors Act
             with right of
             survivorship and
             not as tenants in
             common                             --------------------------------
                                                (State)

    Additional abbreviations, though not in the above list, may also be used.

                           ASSIGNMENT OF COMMON UNITS
                                       in
                          EL PASO ENERGY PARTNERS, L.P.

            IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES DUE
             TO TAX SHELTER STATUS OF EL PASO ENERGY PARTNERS, LP.

         You have acquired an interest in El Paso Energy Partners, L.P., the El Paso Building, 1001 Louisiana, Houston, Texas 77002, whose taxpayer identification number is 76-0385475. The Internal Revenue Service has issued El Paso Energy Partners, L.P. the following tax shelter registration number:
__________________. If there is no number in the blank in the preceding sentence, the number will be furnished to the Holder when it is received.

         YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN EL PASO ENERGY PARTNERS, L.P.

         You must report the registration number as well as the name and taxpayer identification number of El Paso Energy Partners, L.P. on Internal Revenue Code Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN EL PASO ENERGY PARTNERS, L.P.

         If you transfer your interest in El Paso Energy Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of El Paso Energy Partners, LP. If you do not want to keep such a list, you must (1) send the information specified above to the General Partner, who will keep the list for this tax shelter and (2) give a copy of this notice to the person to whom you transfer your interest Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Service Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

         ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

         FOR VALUE RECEIVED, __________ hereby assigns, conveys, sells and transfers unto

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of Assignee)

--------------------------------------     -------------------------------------
                                             (Please insert Social Security or
                                           other identifying number of Assignee)

______________ Series B Preference Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ____________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of El Paso Energy Partners, L.P.

Date:                         NOTE: The signature to any endorsement hereon must
     ----------------------   correspond with the name as written upon the face
                              of this Certificate in every particular, without alteration, enlargement or change.

              THE SIGNATURE(S) SHOULD BE
     GUARANTEED BY AN "ELIGIBLE GUARANTOR
     INSTITUTION" AS DEFINED IN RULE 17AD-15
     UNDER THE SECURITIES & EXCHANGE ACT OF
     1934, AS AMENDED                            -------------------------------
                                                          (Signature)
     SIGNATURE(S) GUARANTEED:
                                                 -------------------------------
                                                          (Signature)

         No assignment or transfer of the Series B Preference Units evidenced hereby will be registered on the books of El Paso Energy Partners, L.P. unless the Certificate evidencing the Series B Preference Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Series B Preference Units (a "Transfer Application") has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Series B Preference Units shall have no duty to the transferee with respect to execution of the Transfer Application in order for such transferee to obtain registration of the transfer of the Series B Preference Units.

                    -----------------------------------------

                  APPLICATION FOR TRANSFER OF PREFERENCE UNITS

         The undersigned ("Applicant") hereby applies for transfer to the name of the Applicant of the Series B Preference Units evidenced hereby.

         The Applicant (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., (the "Partnership") as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Applicant has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Applicant's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Applicant's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement and (f) certifies to the Partnership that the Applicant (including, to the best of the Applicant's knowledge, any person for whom the Applicant will hold the Series B Preference Units) is an Eligible Citizen. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.


Date:
     ----------------------------     ------------------------------------------
                                               Signature of Applicant

--------------------------------------------------------------------------------
                          Name and Address of Applicant

--------------------------------    --------------------------------------------
    Social Security or other        Purchase Price including commissions, if any
identifying number of Applicant

Type of Entity (check one)

[ ] Individual  [ ] Partnership  [ ] Corporation  [ ] Trust [ ] Other (specify)

Nationality (check one)

[ ] United States Citizen, Resident or Domestic Entity  [ ] Non-resident Alien
[ ] Foreign Corporation

         If the United States Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

         Under Section 1445(c) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holders interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder):

Complete either A or B:

         A. Individual Interest-Holder

                  1. I am not a non-resident alien for purposes of United States income taxation.

                  2. My United States taxpayer identifying number (Social Security Number) is _______________________ .

                  3.       My home address is  ________________________ .

                  4.       My year end for tax reporting purposes is  ________ .

         B. Partnership, Corporate or Other Interest-Holder

                  1.
                           -----------------------------------------------------
                                        (Name of Interest-Holder)
                  is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those- terms are defined in the Code and Treasury Regulations).

                  2. The interest-holder's U.S. employer identification number is _________________________ .

                  3. The interest-holder's office address and place of incorporation (if applicable) is _______________ .

                  4. The interest-holder's year end for tax reporting purposes is ________________________ .

         The interest-holder agrees to notify the Partnership within sixty (60) days of the date the interest-holder becomes a foreign person.

         The interest-holder understands that this Certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

                             Name of Interest-Holder

                               Signature and Date

                              Title (if applicable)

NOTE: If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding the Series B Preference Units for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Applicant will hold the Series B Preference Units shall be made to the best of the Applicant's knowledge.

                         ANNEX A TO THE THIRD AMENDMENT

                       TO THE SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                       OF GULFTERRA ENERGY PARTNERS, L.P.





                 STATEMENT OF RIGHTS, PRIVILEGES AND LIMITATIONS

                          OF SERIES F CONVERTIBLE UNITS



                                       OF



                         GULFTERRA ENERGY PARTNERS, L.P.





                               DATED MAY 16, 2003

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.       DEFINITIONS..............................................................................................1

2.       CONVERSION OF SERIES F CONVERTIBLE UNITS.................................................................8
         2.1      Number of Series A Common Units; Term...........................................................8
         2.2      Cashless Settlement; Cashless Conversion........................................................9
         2.3      Extension of Term..............................................................................10
         2.4      Manner of Conversion...........................................................................11
         2.5      Conditions to Closing..........................................................................11
         2.6      When Conversion Effective......................................................................14
         2.7      Delivery of Series F Convertible Unit and Payment..............................................14
         2.8      Delivery of Unit Certificates, etc.............................................................14

3.       ADJUSTMENT OF UNIT PRICES AND SERIES A COMMON UNITS ISSUABLE UPON CONVERSION............................15
         3.1      General; Conversion Unit Price.................................................................15
         3.2      Treatment of Partnership Interest Adjusting Events.............................................15
         3.3      Adjustments for Merger, Consolidation, Sale of Assets..........................................16
         3.4      No Prohibition from Issuing Series A Common Units..............................................20

4.       NATURE AND RIGHTS OF SERIES F CONVERTIBLE UNIT..........................................................20
         4.1      Non-Voting.....................................................................................20
         4.2      No Allocations.................................................................................20
         4.3      No Distributions...............................................................................20

5.       REGISTRATION STATEMENT AND BLACKOUT PERIODS.............................................................20

6.       TRANSFERABILITY.........................................................................................24
         6.1      Transfers of Series F Convertible Units........................................................24
         6.2      Payment of Tax Upon Issue of Transfer..........................................................24

7.       DENIAL OF PREEMPTIVE RIGHTS AND DISSENTERS' RIGHTS......................................................25

8.       TRANSFER AGENT..........................................................................................25

9.       NOTICES.................................................................................................26

10.      CONSTRUCTION............................................................................................26

11.      SEVERABILITY OF PROVISIONS..............................................................................27

Exhibits
Exhibit A - Certificate Representing Series F Convertible Unit
Exhibit B - Form of Conversion Notice

Schedules
Schedule A - Accounts



                                  Annex A - i

                 STATEMENT OF RIGHTS, PRIVILEGES AND LIMITATIONS

                          OF SERIES F CONVERTIBLE UNITS

                                       OF

                         GULFTERRA ENERGY PARTNERS, L.P.

         The following is a Statement of Rights, Privileges and Limitations of Series F Convertible Units (this "STATEMENT") of GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"). The Partnership has authorized and established a new series of unit that shall be designated as the "Series F Convertible Units" (the "SERIES F CONVERTIBLE UNITS"), which series shall consist of two classes, the Series F1 Convertible Units (the "SERIES F1 CONVERTIBLE UNITS") and the Series F2 Convertible Units (the "SERIES F2 CONVERTIBLE UNITS"), which will each be comprised of eighty (80) units. Each Series F Convertible Unit shall be represented by a certificate in the form of Exhibit A to this Statement. The rights, privileges and limitations of the Series F Convertible Units, including the convertibility into Series A Common Units, are set forth in this Statement. References throughout this Statement to the Series F Convertible Units mean the Series F1 Convertible Units and the Series F2 Convertible Units.

         1. DEFINITIONS. As used in this Statement, unless the context otherwise requires, the following terms have the following respective meanings:

                  1.1 13D GROUP means the syndicate or group contemplated in
         Section 13(d)(3) of the Exchange Act.

                  1.2 ACQUIRING PERSON means (i) in connection with any Business Combination in which the Acquisition Consideration is payable in stock or other equity securities, the Person issuing the Acquisition Consideration, and (ii) in connection with any Business Combination in which the Acquisition Consideration is payable in cash, (a) the Person acquiring the Partnership by means of merger, consolidation, share exchange, or other statutory acquisition in which ninety percent (90%) or more of the outstanding Series A Common Units are exchanged for cash, securities or other assets, (b) the Person or 13D Group becoming the beneficial owner of over fifty percent (50%) of the outstanding Series A Common Units, (c) the transferee of all or substantially all of the assets of the Partnership (on a consolidated basis), or (d) at Holder's election, any Person that (i) controls the Acquiring Person directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (iii) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

                  1.3 ACQUISITION CONSIDERATION is defined in Section 3.3.

                  1.4 BLACKOUT PERIOD is defined in Section 5.2.



                                   Annex A - 1

                  1.5 BLACKOUT VIOLATION is defined in Section 5.5.

                  1.6 BUSINESS COMBINATION is defined in Section 3.3.

                  1.7 BUSINESS COMBINATION CASH CONSIDERATION means the value of the cash consideration that a holder of a Series A Common Unit is entitled to receive pursuant to a Business Combination.

                  1.8 BUSINESS COMBINATION CASH PAYMENT is defined in Section 3.3(c).

                  1.9 BUSINESS COMBINATION STOCK CONSIDERATION means the value of the Acquiring Person's stock or other non-cash assets that a holder of a Series A Common Units is entitled to receive pursuant to a Business Combination as measured, with respect to the Acquiring Person's stock, using the Daily Market Unit Price of the Acquiring Person's stock on the Business Day immediately preceding the consummation of the Business Combination and, with respect to other non-cash assets, by an independent appraisal firm of established national reputation selected by the Board of Directors of the General Partner (the expenses of which firm shall be paid by the Partnership).

                  1.10 BUSINESS DAY means any day on which the Series A Common Units may be traded on the Principal Securities Exchange, or if not admitted for trading on any Principal Securities Exchange, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

                  1.11 CASH PORTION means the value of (x) the Business Combination Cash Consideration divided by the value of (y) the sum of
         (A) the Business Combination Cash Consideration and (B) the Business Combination Stock Consideration.

                  1.12 CASH SETTLEMENT AMOUNT is defined in Section 2.2.

                  1.13 CASHLESS CONVERSION is defined in Section 2.2(b).

                  1.14 CASHLESS CONVERSION TRIGGER PRICE means $26.00, subject to adjustment pursuant to Section 3.

                  1.15 CASHLESS SETTLEMENT is defined in Section 2.2(a).

                  1.16 CHARTER DOCUMENTS mean the Certificate of Limited Partnership and the Partnership Agreement of the Partnership, as each may be amended from time to time.

                  1.17 CONTINGENT CONVERSION NOTICE is defined in Section
         3.3(b).

                  1.18 CONVERSION CLOSING DATE is defined in Section 2.4.

                  1.19 CONVERSION CONSIDERATION means, with respect to each Conversion Notice, the dollar amount that a Holder has a right to designate and has so designated in such Conversion Notice. For a Deemed Conversion, the Conversion Consideration shall be such amount designated in the relevant Conversion Notice, notwithstanding that no



                                   Annex A - 2
         payment is made, or required to be made, to the Partnership in connection with such conversion.

                  1.20 CONVERSION NOTICE is defined in Section 2.4.

                  1.21 CONVERSION NOTICE DATE means the Business Day on which the Partnership receives a Conversion Notice from a Holder.

                  1.22 CONVERSION UNIT PRICE means, with respect to each Conversion Notice, either (i) if the Prevailing Unit Price is equal to or greater than the Measuring Date Unit Price, then the Conversion Unit Price shall be equal to the Prevailing Unit Price; or (ii) if the Prevailing Unit Price is less than the Measuring Date Unit Price, then the Conversion Unit Price shall be equal to the Prevailing Unit Price minus the product of fifty percent (50%) of the positive difference, if any, of the Measuring Date Unit Price less the Prevailing Price; provided that the Conversion Unit Price shall be subject to adjustment or reduction as set forth in Sections 3 and 5.

                  1.23 DAILY MARKET UNIT PRICE means for any Business Day, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such Business Day, regular way, in each case as reported by Bloomberg, L.P., if the Series A Common Units are not listed or admitted to trading on the Principal Securities Exchange as reported by Bloomberg, L.P. on the principal National Securities Exchange on which the Series A Common Units are listed or admitted to trading or, if the Series A Common Units are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such Business Day or, if not so quoted the average of the high bid and low asked prices on such Business Day in the over-the-counter market, as reported by the Nasdaq National Market or such other system then in use, or if on any such day the Series A Common Units are not quoted by any such organization, the average of the closing bid and asked price on such Business Day as furnished by a professional market maker making a market in the Series A Common Units selected by the Board of Directors of the General Partner, or if on any such day no market maker is making a market in the Series A Common Units, the fair value of a Series A Common Unit on such Business Day as determined reasonably and in good faith by the Board of Directors of the General Partner.

                  1.24 DEEMED CONVERSION means any conversion of Series F Convertible Units pursuant to which the Partnership does not receive any cash or Partnership Bonds, specifically any conversion (i) in connection with a Cashless Settlement or a Cashless Conversion, (ii) under Section 2.5(d), (iii) pursuant to which the Holder actually receives Acquisition Consideration in the form of cash net of the relevant Conversion Consideration, or (iv) under Sections 3.3(c), 3.3(d) and 3.3(f).

                  1.25 DELAWARE ACT means the Delaware Revised Uniform Limited Partnership Act, as amended or replaced.

                  1.26 DELAYED CLOSING CONVERSION NOTICE is defined in Section 5.4(a).



                                   Annex A - 3

                  1.27 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended or replaced.

                  1.28 GENERAL PARTNER means the General Partner of the Partnership, as such term is defined in the Charter Documents.

                  1.29 HOLDER means any Person who is listed as a Holder of the Series F Convertible Units in the Unit Register as of any relevant date of determination.

                  1.30 MAXIMUM NUMBER means 8,329,679, subject to adjustment pursuant to Section 3.

                  1.31 MEASURING DATE UNIT PRICE means $35.75, subject to adjustment pursuant to Section 3.

                  1.32 MINIMUM CONVERSION PRICE means the Conversion Unit Price below which the Partnership shall settle a Conversion Notice with the Cash Settlement Amount or Settlement Units in lieu of Series A Common Units on the relevant Conversion Closing Date, such amount as specified by the Partnership with twenty (20) Business Days prior written notice to the Holder and as amended by the Partnership at any time and from time to time with twenty (20) Business Days prior written notice to the Holder pursuant to Section 2.2.

                  1.33 NATIONAL SECURITIES EXCHANGE shall have the meaning set forth in the Exchange Act.

                  1.34 PARTIAL STOCK ADJUSTMENT MEASURING PRICE means the Measuring Date Unit Price multiplied by the ratio of the Daily Market Unit Price of the Acquiring Person on the Business Day immediately preceding the consummation of the Business Combination to the Daily Market Unit Price of the Partnership on the Business Day immediately preceding the consummation of the Business Combination.

                  1.35 PARTIAL STOCK ASSUMPTION AGREEMENT is defined in Section 3.3(d).

                  1.36 PARTNERSHIP is defined in the introduction.

                  1.37 PARTNERSHIP AGREEMENT means the Second Amended and Restated Agreement of Limited Partnership effective as of the date hereof of the Partnership, including all exhibits, schedules, annexes and attachments thereto, as amended, supplemented or otherwise modified from time to time, including the amendment creating the Series F Convertible Unit.

                  1.38 PARTNERSHIP BOND means any of (a) the Partnership's 10?% Senior Subordinated Notes due 2009, 8 1/2% Senior Subordinated Notes due 2010, 8 1/2% Senior Subordinated Notes due 2011, 8 1/2% Senior Subordinated Notes due 2011 and 10?% Senior Subordinated Notes due 2012 and (b) any other note, bond, debenture or similar instrument issued by the Partnership pursuant to an indenture, so long as the exchange of such securities as contemplated by this Statement would be permitted under such



                                   Annex A - 4
         indentures, notes and related documents and the Partnership's other credit arrangements (whether existing or modified or entered into in the future), including the Partnership's Sixth Amended and Restated Credit Agreement, as each may be amended from time to time.

                  1.39 PARTNERSHIP INTEREST ADJUSTMENT EVENT means any subdivision or combination of the issued Series A Common Units, whether by reason of any dividend or distribution of units, split, recapitalization, reorganization, spinoff, combination or other similar change.

                  1.40 PERSON means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  1.41 PREVAILING UNIT PRICE means, with respect to any Conversion Notice Date, the lesser of the average Daily Market Unit Price during (a) the sixty (60) consecutive Business Day period ending on and including the fourth Business Day immediately preceding the Conversion Notice Date, (b) the first seven (7) consecutive Business Days of such sixty (60)-Business Day period or (c) the last seven (7) consecutive Business Days of such sixty (60)-Business Day period.

                  1.42 PRINCIPAL SECURITIES EXCHANGE means the New York Stock Exchange, but if the New York Stock Exchange is not the principal U.S. trading market for the Series A Common Units, the "Principal Securities Exchange" shall be deemed to mean the principal U.S. National Securities Exchange on which the Series A Common Units are traded, or if the Series A Common Units are not then listed or admitted to trading on any National Securities Exchange but are designated as a national market system security or a Nasdaq SmallCap Market Security by the NASD, or any successor thereto, then such market system, or if the Series A Common Units are not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

                  1.43 PROSPECTUS means the prospectus supplement dated the date hereof, as such may be amended and supplemented from time to time, to the Registration Statement, or any successor or replacement prospectus, or as the Partnership may tender to a Holder in connection with any Conversion Closing Date.

                  1.44 QIB means qualified institutional buyer as such term is defined in Rule 144A of the Securities Act.

                  1.45 REGISTRATION STATEMENT means the Partnership's Registration Statement on Form S-3 (Registration No. 333-81772) or any successor or replacement registration statement.

                  1.46 RESTATEMENT means, with respect to the Partnership's quarterly or annual actual (not pro forma) historical financial statements that have been (i) filed with the SEC, (ii) included in a press release or (iii) made public by any other method, any restatement that materially affects the Partnership's consolidated statement of income or consolidated statement of cash flows; provided, however, that the term Restatement shall



                                   Annex A - 5
         not include any restatement (i) required as a result of a change occurring after the closing date in (x) applicable law or (y) generally accepted accounting principles promulgated by the Financial Accounting Standards Board or the SEC, which change is implemented by the Partnership in the manner and at the time prescribed by such law or promulgation, or (ii) resulting in a change from one generally accepted accounting principle to another; provided, that the Audit Committee of the Board of Directors of the General Partner has made the determination to change to another principle after discussions with the Partnership's external auditors.

                  1.47 RESTATEMENT FILING DATE means the date on which the Partnership files quarterly or annual actual (not pro forma) historical financial statements that constitute a Restatement on a Form 10-K, Form 10-Q, Form 8-K or any other filing with the SEC (and if the Partnership makes multiple filings of a Restatement with the SEC, the last of such dates).

                  1.48 SEC means the United States Securities and Exchange Commission.

                  1.49 SECURITIES ACT means the Securities Act of 1933, as amended.

                  1.50 SERIES A COMMON UNITS mean the partnership interests of a limited partner in the Partnership representing a fractional part of the partnership interests of all limited partners having the rights and obligations specified with respect to a Series A Common Unit, such term to include any units into which all outstanding Series A Common Units shall have been changed or any units resulting from any Partnership Interest Adjustment Event.

                  1.51 SERIES F CONVERTIBLE UNITS mean the partnership interests of a limited partner in the Partnership representing a fractional part of the partnership interests of all limited partners having the rights and obligations specified with respect to a Series F Convertible Unit, such term to include any units into which all outstanding Series F Convertible Units shall have been changed (excluding Series A Common Units issued upon conversion of the Series F Convertible Units) or any units resulting from any Partnership Interest Adjustment Event, which term shall refer to the Series F1 Convertible Units and the Series F2 Convertible Units.

                  1.52 SERIES F1 CONVERSION CONSIDERATION is defined in Section 2.1(a).

                  1.53 SERIES F1 CONVERTIBLE UNITS mean the partnership interests of a limited partner in the Partnership representing a fractional part of the partnership interests of all limited partners having the rights and obligations specified with respect to a Series F1 Convertible Unit, such term to include any units into which all outstanding Series F1 Convertible Units shall have been changed (excluding Series A Common Units issued upon conversion of the Series F1 Convertible Units) or any units resulting from any Partnership Interest Adjustment Event.

                  1.54 SERIES F1 EXPIRATION TIME means 4:00 p.m., New York City time, on March 29, 2004, subject to adjustment pursuant to Section 2.3.



                                   Annex A - 6

                  1.55 SERIES F2 CONVERSION CONSIDERATION is defined in Section 2.1(b).

                  1.56 SERIES F2 CONVERTIBLE UNITS mean the partnership interests of a limited partner in the Partnership representing a fractional part of the partnership interests of all limited partners having the rights and obligations specified with respect to a Series F2 Convertible Unit, such term to include any units into which all outstanding Series F2 Convertible Units shall have been changed (excluding Series A Common Units issued upon conversion of the Series F2 Convertible Units) or any units resulting from any Partnership Interest Adjustment Event.

                  1.57 SERIES F2 EXPIRATION TIME means 4:00 p.m., New York City time, on March 30, 2005, subject to adjustment pursuant to Section 2.3.

                  1.58 SERIES F2 VESTING AMOUNT means $40,000,000 or more of aggregate Series F1 Conversion Consideration (i) received by the Partnership upon conversion of Series F1 Convertible Units, (ii) designated in any Conversion Notice for which the Holder receives a Cash Settlement Amount or Settlement Units, (iii) designated in any Conversion Notice for which the Holder receives an amount of cash pursuant to Section 2.5(d)(ii), (iv) designated in any Conversion Notice delivered in connection with a Cashless Conversion, and (v) designated in any Conversion Notice or Contingent Conversion Notice pursuant to which the Holder receives Acquisition Consideration in the form of cash net of the relevant Conversion Consideration so long as the conversion contemplated by such Conversion Notice or Contingent Conversion Notice is consummated, but specifically excluding any amounts deemed converted pursuant to Sections 3.3(d) and 3.3(f).

                  1.59 SETTLEMENT UNITS is defined in Section 2.2(a).

                  1.60 STATEMENT is defined in the introduction, and includes all exhibits, schedules, annexes, or other attachments, as amended, supplemented or otherwise modified from time to time.

                  1.61 STOCK ADJUSTMENT MEASURING PRICE means the Measuring Date Unit Price divided by the conversion ratio for each Series A Common Unit as provided by the terms of the Business Combination, where conversion ratio means the number of shares or units of securities of the Acquiring Person issued for each Series A Common Unit pursuant to the Business Combination.

                  1.62 STOCK ASSUMPTION AGREEMENT is defined in Section 3.3(e).

                  1.63 STOCK PORTION means the value of (x) the Business Combination Stock Consideration divided by (y) the sum of (A) the Business Combination Cash Consideration and (B) the Business Combination Stock Consideration.

                  1.64 TERMINATION TIME means the time at which the right of a Holder to convert the Series F Convertible Units terminates being either (i) if the Series F2 Convertible Units do not vest as provided in Section 2.1(b), the Series F1 Expiration Time, or (ii) if the Series F2 Convertible Units do vest as provided in Section 2.1(b), the



                                   Annex A - 7

         Series F2 Expiration Time with respect to the Series F2 Convertible Units and the Series F1 Expiration Time with respect to the Series F1 Convertible Units; in each case, subject to extension as set forth in
         Section 2.2.

                  1.65 TRANSFER AGENT is defined in Section 8.

                  1.66 UNIT REGISTER is defined in Section 8.

         2. CONVERSION OF SERIES F CONVERTIBLE UNITS. The convertibility of the Series F Convertible Units, in whole or in part, is subject to the terms and conditions contained in this Statement. The Series F Convertible Units shall expire worthless, and a Holder of such Series F Convertible Units shall have no rights to convert the Series F Convertible Units, and the Partnership shall have no obligations with respect to such rights, on the Termination Time.

                  2.1 NUMBER OF SERIES A COMMON UNITS; TERM. Subject to the terms, conditions and adjustments set forth in this Statement, each Series F1 Convertible Unit and Series F2 Convertible Unit shall be convertible as provided in this Section 2.1.

                           (a) SERIES F1 CONVERTIBLE UNITS. On any Business Day
                  after August 12, 2003 (subject to Section 3.3(a)) and from time to time thereafter on or prior to the Series F1 Expiration Time, each Series F1 Convertible Unit shall be convertible into the number of Series A Common Units determined pursuant to Section 3.1; provided that the aggregate Conversion Consideration that the Partnership receives (or is deemed to have received in connection with Deemed Conversions) pursuant to conversions of any Series F1 Convertible Unit (the "SERIES F1 CONVERSION CONSIDERATION"), shall not exceed $1,000,000.

                           (b) SERIES F2 CONVERTIBLE UNITS. If the Partnership
                  receives Conversion Notices with respect to the Series F1 Convertible Units in the aggregate equal to or greater than the Series F2 Vesting Amount on or prior to the Series F1 Expiration Time, then upon the Partnership's receipt of the Series F2 Vesting Amount (subject to Section 3.3(a)) on any Business Day and at any time and from time to time on or prior to the Series F2 Expiration Time, each Series F2 Convertible Unit shall be convertible into the number of Series A Common Units determined pursuant to Section 3.1; provided that the aggregate Conversion Consideration that the Partnership receives (or is deemed to have received in connection with Deemed Conversions) pursuant to conversions of any Series F2 Convertible Unit (the "SERIES F1 CONVERSION CONSIDERATION"), shall not exceed $500,000.

         Notwithstanding anything to the contrary in this Statement, the Partnership shall not be obligated to issue, and the Holder(s) shall not have a right to acquire upon conversion of the Series F Convertible Units, more than the Maximum Number of Series A Common Units.



                                   Annex A - 8

         2.2 CASHLESS SETTLEMENT; CASHLESS CONVERSION.

                  (a) CASHLESS SETTLEMENT. If the Conversion Unit Price with respect to any Conversion Notice is below the Minimum Conversion Price, then the Partnership shall, in lieu of issuing Series A Common Units upon conversion of Series F Convertible Units covered by such Conversion Notice, take one of the following actions (provided, that the election between clauses (i) and (ii) below shall be in the Partnership's sole discretion):

                           (i) pay an amount in cash to such Holder equal to the
                  difference of (x) the product of (A) the number of Series A Common Units issuable on the relevant Conversion Closing Date and (B) the Daily Market Unit Price as of the Business Day immediately preceding the Conversion Notice Date and (y) the Conversion Consideration designated in the relevant Conversion Notice (the "CASH SETTLEMENT AMOUNT"), or

                           (ii) issue to such Holder a number of Series A Common
                  Units equal to the Cash Settlement Amount divided by the Prevailing Unit Price (the "SETTLEMENT UNITS");

         provided, that the Holder shall not be required to tender the Conversion Consideration designated in the relevant Conversion Notice (a "CASHLESS SETTLEMENT"). At any time and from time to time with twenty (20) Business Days notice to the Holder, the Partnership shall be entitled to establish a new Minimum Conversion Price

                  (b) CASHLESS CONVERSION ELECTION. If the Prevailing Unit Price is below the Cashless Conversion Trigger Price, a converting Holder may elect in the Conversion Notice to receive Settlement Units, in lieu of the number of Series A Common Units otherwise issuable upon conversion of the Series F Convertible Units covered by such Conversion Notice, provided, that the Holder shall not be required to tender the Conversion Consideration designated in the relevant Conversion Notice (a "CASHLESS CONVERSION"). Notwithstanding the Holder's election to receive Settlement Units in a Cashless Conversion, the Partnership shall have the sole right to elect no later than the Business Day immediately after the date such Conversion Notice is delivered to the Partnership to consummate such Cashless Conversion with the payment of the Cash Settlement Amount in lieu of the issuance of Settlement Units. In addition, if the Prevailing Unit Price is below the Cashless Conversion Trigger Price and the converting Holder does not elect Cashless Conversion in a Conversion Notice, then the Partnership may, no later than the one Business Day immediately after the date such Conversion Notice is delivered to the Partnership, elect Cashless Conversion (and whether the settlement shall be in the form of the Cash Settlement Amount or the Settlement Units).

                  (c) CLOSING OF CASHLESS SETTLEMENT OR CASHLESS CONVERSION. The Partnership shall close a Cashless Settlement or a Cashless Conversion on the



                                   Annex A - 9
         relevant Conversion Closing Date. The Partnership shall (i) pay the Cash Settlement Amount, if applicable, in immediately available funds by 5:00 p.m., New York City time, on the relevant Conversion Closing Date, to the account specified in the Holder's Conversion Notice, or
         (ii) issue and deliver the Settlement Units, if applicable, pursuant to
         Section 2.8(a) on the relevant Conversion Closing Date. Upon receipt of the Cash Settlement Amount or the Settlement Units in connection with any Cashless Settlement or Cashless Conversion, that number of Series F Convertible Units with aggregate Series F1 Conversion Consideration and Series F2 Conversion Consideration equal to the Conversion Consideration designated in the Conversion Notice shall be deemed converted. If the Conversion Consideration deemed to have been tendered pursuant to Section 2.2(a) or 2.2(b) is less than the remaining, unconverted portion of Series F Convertible Units represented by the certificate(s) tendered to the Partnership on the Conversion Closing Date, the Partnership shall issue a replacement certificate(s) as provided in Section 2.8(b).

                  (d) CASHLESS CONVERSIONS INITIATED BY HOLDER. In computing the Cash Settlement Amount or the Settlement Units on a Cashless Conversion initiated by a Holder, in no event shall such computation be based on a number of Series A Common Units in excess of the Maximum Number. Further, in determining whether the Maximum Number has been reached, computation shall be made based on the number of Series A Common Units, if any, actually issued in the case of a Cashless Settlement or a Cashless Conversion, provided, that if a Cashless Conversion is initiated by a Holder, then such computation shall be based on the number of Series A Common Units that would have been issued on the relevant Conversion Closing Date without giving effect to such Cashless Conversion and without regard to whether such Cashless Conversion was settled with Settlement Units, all subject to adjustment by Section 3. Notwithstanding the foregoing, nothing in this Section 2.2(d) shall be construed to change the meaning or the intent of the Statement as originally filed as Annex A to the Partnership Agreement with respect to any provision other than as such may relate to Cashless Conversion or, in the case of Cashless Settlement, as specifically provided in this Section 2.2(d).

                  (e) The Partnership shall, within two (2) Business Days of a Conversion Closing Date pursuant to this Section 2.2, give the Holder written notice if the Partnership is unable to tender the Cash Settlement Amount on such Conversion Closing Date. Within one (1) Business Day after receipt of such notice, Holder shall give the Partnership written notice, at its sole election, of its election to
         (x) withdraw the Conversion Notice or (y) receive Series A Common Units as determined pursuant to Section 3.1 in lieu of the Cash Settlement Amount, which Conversion Closing Date shall occur within three (3) Business Days of the Partnership's receipt of such Holder's election pursuant to this Section 2.2(e)."

         2.3 EXTENSION OF TERM. The Series F1 Expiration Time and the Series F2 Expiration Time, as applicable, shall be extended:



                                  Annex A - 10

                  (a) by one Business Day for each Business Day:

                           (i) that a Blackout Period or a Blackout Violation
                  exists; and

                           (ii) during the period commencing on the earlier of
                  the day on which the Partnership (x) announces a Restatement and (y) announces its intention to make a Restatement and ending on the Restatement Filing Date; and

                  (b) to the extent that the Partnership (x) announces a Restatement or (y) announces its intention to make a Restatement, in either case, within 65 Business Days of the Series F1 Expiration Time or Series F2 Expiration Time, as applicable, to a date that is 65 Business Days after the Restatement Filing Date.

Provided, that, if the conditions described in clauses (i) and (ii) of paragraph
(a) above both exist on the same Business Day, then the Series F1 Expiration Time or the Series F2 Expiration Time, as applicable, shall be extended by only one Business Day for each Business Day on which these conditions both exist.

         2.4 MANNER OF CONVERSION. Subject to and upon compliance with the terms and conditions set forth in this Statement, each Holder shall be entitled to convert each Series F Convertible Unit that such Holder holds, in whole or in part, from time to time, on any Business Day, by receipt by the Partnership of a notice made pursuant to Section 9 in substantially the form of Exhibit B attached to this Statement (or a reasonable facsimile thereof) duly executed by such Holder (a "CONVERSION NOTICE"). The closing of each conversion shall take place at or before 2:00 p.m. New York City time (i) on the third Business Day following and excluding the date the Conversion Notice is received or (ii) on any other date upon which such Holder and the Partnership mutually agree (each, a "CONVERSION CLOSING DATE").

         2.5 CONDITIONS TO CLOSING.

                  (a) HOLDER'S CONDITIONS TO CLOSING. It shall be a condition to each Holder's obligation to close on each Conversion Closing Date that each of the following is satisfied, unless waived by such Holder:

                           (i) the Registration Statement is effective and no
                  stop order has been issued; and

                           (ii) all Series A Common Units to be issued upon such
                  Conversion Closing Date shall be duly listed and admitted to trading on the Principal Securities Exchange upon issuance.

                  (b) THE PARTNERSHIP'S CONDITIONS TO CLOSING. It shall be a condition to the Partnership's obligation to close that each of the following is satisfied, unless waived by the Partnership:



                                  Annex A - 11

                           (i) each Holder shall represent and warrant that each
                  of the following is true and correct as of the Conversion Closing Date:

                                    (1) the Holder is a QIB, a large
                           institutional accredited investor, or an insurance company or similar institutional investor whose business is to invest funds entrusted to Holder;

                                    (2) the Holder is acquiring the Series A
                           Common Units issuable upon conversion of the Series F Convertible Units for its own account and in the ordinary course of its business and is not participating in a distribution, and has no arrangement or understanding with any Person to participate in the distribution of the Series A Common Units; and

                                    (3) the Holder is not a registered "broker"
                           or "dealer" as such terms are defined in Section 3 of the Exchange Act;

                           (ii) there is no Blackout Period in effect; provided
                  that the Partnership has given notice of the commencement of a Blackout Period to each Holder pursuant to Section 9;

                           (iii) the Partnership shall have received from such
                  Holder a completed Citizenship Certification stating the requirements of the Partnership Agreement; and

                           (iv) the issuance of the Series A Common Units shall
                  not cause the Partnership to exceed the Maximum Number.

                  (c) AGREEMENT TO CAUSE CONDITIONS TO BE SATISFIED. The Partnership with respect to Section 2.5(a) and each Holder with respect to Sections 2.5(b)(i) and (iii) shall each use commercially reasonable efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date.

                  (d) REMEDY OF HOLDER. If the conditions set forth in Section 2.5(a) are not satisfied or waived prior to the third Business Day following the date the Conversion Notice is received and no Blackout Period is in effect, then such Holder's exclusive remedies will be those remedies provided in this Section 2.5(d). Upon satisfaction of the condition set forth in the Section 2.5(a), the Partnership shall deliver written notice to such Holder of such satisfaction. If such condition is not satisfied or waived prior to the second Business Day following, and excluding, the Conversion Notice Date, then such Holder may, at its sole option, and at any time:

                           (i) withdraw the Conversion Notice by written notice
                  to the Partnership regardless of whether such condition has been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice on any future date with respect to any



                                  Annex A - 12
                  remaining Series A Common Units underlying any such Series F Convertible Units, including those referenced in the original Conversion Notice, or

                           (ii) elect not to withdraw its Conversion Notice, in
                  which case, if no Blackout Period is in effect, the Partnership shall pay such Holder, in immediately available federal funds by 5:00 p.m., New York City time, on the third Business Day following such Holder's delivery to the Partnership of evidence of Holder's payment of the amount described in clause (x) below and certificate(s) representing Series F Convertible Units (including Holder's account information to which such payment should be sent) an amount in cash equal to the lesser of (x) the actual cost that such Holder paid to satisfy its obligations to tender Series A Common Units pursuant to an underlying sales contract for Series A Common Units less the Conversion Consideration such Holder would have tendered on such Conversion Closing Date (or, if the Holder discharged its obligations under such underlying sales contract by making a cash payment, the amount of such cash payment), and (y) the number of Series A Common Units that such Holder would receive on such Conversion Closing Date multiplied by the positive difference, if any, between the Daily Market Unit Price on the relevant Conversion Closing Date and the Conversion Unit Price in effect on the Conversion Notice Date. If the Conversion Consideration deemed to have been tendered pursuant to this Section 2.5(d) is less than the remaining, unconverted portion of Series F Convertible Units represented by the certificate(s) tendered to the Partnership, the Partnership shall issue a replacement certificate(s) as provided in Section 2.8(b).

         In the case of clause (ii) above, such Holder shall be deemed to have converted a number of Series F Convertible Units with respect to the Conversion Consideration designated in the relevant Conversion Notice, but shall not be required to tender such Conversion Consideration, and the Partnership shall be deemed to have satisfied its obligations with respect to such Conversion Notice.

                  (e) EFFECT OF CLOSING. If any of the conditions contained in this Section 2.5 are not satisfied prior to the Conversion Closing Date, but any Holder and the Partnership consummate the transaction contemplated by the Conversion Notice, then all unsatisfied conditions shall be deemed to have been waived by the relevant party, and neither any Holder nor the Partnership shall have any further rights or remedies with respect to such unsatisfied condition, except any rights and remedies provided under the Securities Act. Notwithstanding the foregoing, Section 2.5(a)(ii) shall not be deemed to have been waived by the Holder unless the Partnership shall have delivered written notice pursuant to Section 9 of the failure to satisfy the condition described in Section 2.5(a)(ii) at least one (1) Business Day before the Conversion Closing Date.



                                  Annex A - 13

                  2.6 WHEN CONVERSION EFFECTIVE. Each conversion under any Series F Convertible Unit shall be deemed to have been effected on the Conversion Closing Date upon receipt of the relevant Conversion Consideration (or deemed to have been received in connection with Deemed Conversions) and surrender of the certificate(s) representing the Series F Convertible Unit(s) (or upon notation on the Transfer Agent's registry if the Series F Convertible Units are in book-entry form), and the Person or Persons in whose name or names any certificate or certificates representing the Series A Common Units shall be issuable upon such conversion as provided in Section 2.7 shall be deemed to have become the holder(s) of record thereof.

                  2.7 DELIVERY OF SERIES F CONVERTIBLE UNIT AND PAYMENT. On the Conversion Closing Date, a converting Holder shall surrender the certificate(s) representing the Series F Convertible Unit(s) to the Partnership at the address set forth for notices to the Partnership in
         Section 9 and, except with respect to Deemed Conversions, shall deliver payment:

                           (a) by wire transfer to an account designated by the
                  Partnership on Schedule A of immediately available federal funds in the dollar amount of the Conversion Consideration,

                           (b) by tender of Partnership Bonds with an aggregate
                  principal amount plus accrued interest equal to the dollar amount of the Conversion Consideration (with such documentation and certificates as reasonably requested by the Partnership), or

                           (c) any combination of cash and Partnership Bonds in
                  the dollar amount of the Conversion Consideration.

         Upon the Partnership's receipt of the Conversion Consideration, or, in the case of Deemed Conversions, upon delivery of the certificate(s) representing the Series F Convertible Unit(s) subject to the Maximum Number, a converting Holder shall be entitled to receive that number of duly authorized, validly issued, fully paid and non-assessable Series A Common Units upon conversion of a Series F Convertible Unit (except as such non-assessability may be affected by the Delaware Act) as determined pursuant to Section 3.1.

                  2.8 DELIVERY OF UNIT CERTIFICATES, ETC. On the Conversion Closing Date, the Partnership at its expense (including payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to a converting Holder or as such Holder may direct,

                           (a) at the election of such Holder, (1) at such
                  address specified by such Holder via reputable overnight courier, one or more certificates for, or (2) via the Depository Trust Company's Deposit and Withdrawal at Custodian (or DWAC) system the number of duly authorized, validly issued, fully paid and non-assessable (except as such non-assessability may be affected by the Delaware Act) Series A Common Units to which such Holder shall be entitled upon such



                                  Annex A - 14
                  conversion plus, in lieu of any fractional unit to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the relevant Conversion Unit Price for such relevant Conversion Closing Date, and

                           (b) if the Series F Convertible Units are
                  certificated, in case such conversion is in part only, at such address specified by such Holder via reputable overnight courier, a certificate representing the remaining, unconverted portion of the Series F Convertible Unit, setting forth the remainder of Series F1 Conversion Consideration or Series F2 Conversion Consideration, as applicable, for which such Series F Convertible Unit shall be convertible (without giving effect to any adjustment thereof) after giving effect to the Conversion Consideration received by the Partnership, or deemed to have been received in connection with Deemed Conversions, or if the Series F Convertible Units are in book-entry form, with adjustment to the Transfer Agent's register to reflect the amount of Conversion Consideration received by the Partnership, or deemed to have been received in connection with Deemed Conversions.

         3. ADJUSTMENT OF UNIT PRICES AND SERIES A COMMON UNITS ISSUABLE UPON CONVERSION.

                  3.1 GENERAL; CONVERSION UNIT PRICE. The number of Series A Common Units which a Holder shall be entitled to receive upon conversion of Series F Convertible Units shall be determined by dividing the Conversion Consideration for such conversion by the Conversion Unit Price in effect for such conversion, all subject to the adjustments, terms and conditions in this Statement. Notwithstanding the foregoing, upon a Cashless Settlement or a Cashless Conversion, the number of Series A Common Units which a Holder shall be entitled to receive upon conversion of Series F Convertible Units shall be as set forth in Section 2.2(a) or 2.2(b), respectively, subject to the adjustments, terms and conditions in this Statement.

                  3.2 TREATMENT OF PARTNERSHIP INTEREST ADJUSTING EVENTS. In case the Partnership may effect a Partnership Interest Adjusting Event, including a pro rata distribution of Series A Common Units to all holders of Series A Common Units, or a subdivision or combination of the outstanding Series A Common Units, then (a) in the case of any such distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such distribution, or (b) in the case of any such subdivision or combination, at the close of business on the day immediately prior to the day upon which such partnership action becomes effective, the Maximum Number, the Measuring Date Unit Price, and the Conversion Unit Price, the Prevailing Unit Price, the Cashless Conversion Trigger Price and, to the extent applicable, the Daily Market Unit Price and other price or quantity (but excluding the Series F1 Conversion Consideration and the Series F2 Conversion Consideration) in effect immediately prior to such Partnership Interest Adjusting Event shall be proportionately changed.



                                  Annex A - 15

                  3.3 ADJUSTMENTS FOR MERGER, CONSOLIDATION, SALE OF ASSETS.

                           (a) If after the date of this Statement, (i) the
                  Partnership is acquired by means of merger, consolidation, share exchange, or other statutory acquisition in which ninety percent (90%) or more of the outstanding Series A Common Units are exchanged for cash, securities or other assets, or (ii) pursuant to a tender offer in which over fifty percent (50%) of the outstanding Series A Common Units become beneficially owned by any Person or 13D Group, or (iii) the Partnership sells all or substantially all of the assets of the Partnership (on a consolidated basis) (the transactions listed in (i), (ii) and (iii) above are referred to individually as a "BUSINESS COMBINATION") as part of such Business Combination,
                  (x) (1) each Series F Convertible Unit shall immediately upon announcement by the Partnership that it has entered into definitive agreements relating to a Business Combination described in (i) or (iii) above or entered into a definitive agreement to participate in or to endorse a Business Combination described in (ii) above become convertible (pursuant to Sections 2.1(a) and 2.1(b) regardless of whether the announcement date is on or before August 12, 2003 and regardless of whether the Series F2 Vesting Amount has been received by the Partnership); provided that upon the earlier of the consummation or termination of such Business Combination (if not consummated), all Series F Convertible Units that were not otherwise convertible pursuant to Sections 2.1(a) and 2.1(b) prior to acceleration of the vesting requirements pursuant to this Section 3.3(a) and would not otherwise be convertible pursuant to Sections 2.1(a) and 2.1(b) shall no longer be convertible until the satisfaction of the conditions set forth in Sections 2.1(a) and 2.1(b) as appropriate, or (2) each Series F1 Convertible Unit shall immediately upon announcement by a Person of its intent to effect a Business Combination described in clause (ii) without the participation in or the endorsement of the Partnership become convertible (pursuant to Section 2.1(a) regardless of whether the announcement date is on or before August 12,
                  2003); provided that upon the earlier of the consummation or termination of such Business Combination (if not consummated), all Series F1 Convertible Units that were not otherwise convertible pursuant to Section 2.1(a) or pursuant to this
                  Section 3.3(a) in connection with a different Business Combination prior to acceleration of the vesting requirements pursuant to this Section 3.3(a) and would not otherwise be convertible pursuant to Section 2.1(a) or pursuant to this
                  Section 3.3(a) in connection with a different Business Combination shall no longer be convertible until the satisfaction of the condition set forth in Section 2.1(a); and
                  (y) proper provision shall be made as follows:

                           (b) Between the date a Business Combination is
                  announced and the effective date of the Business Combination, each Holder at its sole option shall continue to have the right to submit to the Partnership a Conversion Notice in accordance with the terms and conditions of this Statement. In addition, each Holder at its sole option may elect to submit to the Partnership a special notice (a "CONTINGENT CONVERSION NOTICE") to convert all or part of its unconverted Series F Convertible Units in connection with such Business Combination; in which case, notwithstanding the provisions of
                  Section 2.6:



                                  Annex A - 16

                                    (i) the effectiveness of such contingent
                           conversion shall be conditional upon the effectiveness of the Business Combination;

                                    (ii) such Holder shall have the right to
                           deliver a notice to withdraw such Contingent
                           Conversion Notice until the earlier of (x) the expiration of any election period (if any) pursuant to the Business Combination and (y) the effective date of such Business Combination; provided that if such Business Combination is not consummated within five (5) Business Days of the expiration of such election period, as such may be extended, Holder shall be entitled to withdraw its Contingent Conversion Notice up to the effective date of such Business Combination; and

                                    (iii) if such Contingent Conversion Notice
                           shall not have been withdrawn, then on the effective date of such Business Combination, the Holder of such Series F Convertible Units shall receive, upon payment of the Conversion Consideration designated in the Conversion Notice or Delayed Conversion Notice, as the case may be, the same consideration, in the form of cash, securities or other assets (the "ACQUISITION CONSIDERATION") per Series A Common Unit issuable to any other holder of Series A Common Units in connection with such Business Combination based upon the number of Series A Common Units into which such Holder's Series F Convertible Units would be convertible if such Holder had converted each Series F Convertible Unit on the Business Day immediately preceding the date on which such Business Combination occurs. Upon receipt of the Conversion Consideration, such Holder's Series F Convertible Units tendered for conversion pursuant to a Conversion Notice or Contingent Conversion Notice shall be fully converted and shall no longer permit such Holder to convert such Series F Convertible Units into Series A Common Units; provided, that if the Acquisition Consideration is in the form of cash, the Holder shall not be required to tender the relevant Conversion Consideration to convert its Series F Convertible Units, but shall receive an amount in connection with such Business Combination equal to the Acquisition Consideration applicable to such Holder based on the number of Series A Common Units into which such Holder's Series F Convertible Units would be convertible if such Holder had converted each Series F Convertible Unit that it owns on the Business Day immediately preceding the date on which such Business Combination occurs, less such Conversion Consideration.

                           (c) In the case of a Business Combination under
                  clause (i) or (iii) of paragraph (a) above, if the Acquisition Consideration consists solely of cash, (A) the Partnership shall not enter into an agreement with the Acquiring Person resulting in a Business Combination unless such agreement expressly obligates the Acquiring Person to assume the Partnership's obligations under this Section 3.3.(c) and (B) to the extent that any Series F Convertible Unit remains unconverted upon consummation of the Business Combination, the Holder thereof



                                  Annex A - 17
                  shall receive from the Partnership or the Acquiring Person an amount in cash equal to ten percent (10%) multiplied by the Acquisition Consideration resulting from such Business Combination to which such Holder would have been entitled in such Business Combination if such Holder had converted each Series F Convertible Unit held immediately before such Business Combination (the "BUSINESS COMBINATION CASH PAYMENT"); provided, that the Holder shall not under any circumstances be obligated to pay any consideration to convert such Series F Convertible Units in order to receive the cash payment specified in this Section 3.3(c); and, provided, further, that all Business Combination Cash Payments shall be wire transferred to such Holder, in accordance with instructions provided, at the earliest time that consideration is transferred to any other holder of Series A Common Units and, at which time, such Series F Convertible Units shall deemed to be fully converted and, accordingly, the Holder thereof shall have no further conversion rights with respect thereto; or

                           (d) In the case of a Business Combination under
                  clause (i) or (iii) of paragraph (a) above, if the Acquisition Consideration for the Series A Common Units is partially stock or other securities or other non-cash assets and partially cash, then the Partnership shall not enter into an agreement with the Acquiring Person resulting in a Business Combination unless such agreement expressly obligates the Acquiring Person to assume all of the Partnership's obligations under this
                  Section 3.3(d). (x) With respect to the Stock Portion of each unconverted Series F Convertible Unit that would be convertible into Acquisition Consideration in the form of stock or other non-cash assets (the "PARTIAL STOCK ASSUMPTION AGREEMENT") the Holder thereof shall thereafter automatically have equivalent rights with respect to the Acquiring Person and from and after the effective date of the Business Combination and under such Partial Stock Assumption Agreement
                  (A) all references to the Partnership in this Statement shall be references to the Acquiring Person, (B) all references to Series A Common Units in this Statement shall be references to the type of securities for which the Series A Common Units are exchanged in the Business Combination, (C) all references to the Measuring Date Unit Price in this Statement shall be references to the Partial Stock Adjustment Measuring Price, and (D) all references to the Prevailing Unit Price, Cashless Conversion Trigger Price, Daily Market Price and Conversion Unit Price shall be references to such prices with respect to the Acquiring Person and (y) with respect to the Cash Portion of each unconverted Series F Convertible Unit that would have been converted into Acquisition Consideration in the form of cash, the Holder thereof shall be entitled to receive from the Partnership or the Acquiring Person an amount in cash equal to the Business Combination Cash Payment multiplied by the Cash Portion; provided, that the Holder shall not under any circumstances be obligated to pay any consideration to convert any Series F Convertible Unit in order to receive the cash payment specified in this Section 3.3(d); and, provided, further, that all Business Combination Cash Payments shall be wire transferred to such Holder, in accordance with instructions provided, at the earliest time that consideration is transferred to any other holder of Series A Common Units and, at which time, the Cash Portion of each such Series F Convertible Unit shall deemed to be fully



                                  Annex A - 18
                  converted and, accordingly, the Holder thereof shall have no further conversion rights with respect thereto; or

                           (e) In the case of a Business Combination under
                  clause (i) or (iii) of paragraph (a) above, if the Acquisition Consideration for the Series A Common Units consists solely of stock or other non-cash assets of the Acquiring Person, then the Partnership shall not enter into an agreement with the Acquiring Person resulting in a Business Combination unless such agreement expressly obligates the Acquiring Person to assume all of the Partnership's obligations under any unconverted Series F Convertible Units (the "STOCK ASSUMPTION AGREEMENT"). In the event that any Series F Convertible Unit remains unconverted upon consummation of the Business Combination, the Holder thereof shall thereafter automatically have equivalent rights with respect to the Acquiring Person and from and after the effective date of the Business Combination and under such Stock Assumption Agreement (A) all references to the Partnership in this Statement shall be references to the Acquiring Person, (B) all references to Series A Common Units in this Statement shall be references to the securities for which the Series A Common Units are exchanged, (C) all references to the Measuring Date Unit Price in this Statement shall be references to the Stock Adjustment Measuring Price, and (D) all references to the Prevailing Unit Price, Cashless Conversion Trigger Price, Daily Market Price and Conversion Unit Price shall be references to such prices with respect to the Acquiring Person.

                           (f) In the case of a Business Combination under
                  clause (ii) of paragraph (a) above, if any Series F Convertible Unit remains unconverted upon consummation of the Business Combination, the Holder shall thereafter be entitled, at its election, to receive from the Partnership an amount in cash equal to ten percent (10%) of the product of (x) the number of Series A Common Units into which such Holder's Series F Convertible Units would be convertible if such Holder had converted each Series F Convertible Unit, on the Business Day immediately preceding the date such Business Combination occurs, and (y) the weighted-average price paid per Series A Common Unit (following the announcement of such Business Combination by the Acquiring Person) by the Acquiring Person in connection with such Business Combination; provided that Holder shall be entitled to make such election under this
                  Section 3.3(f) only once and prior to the expiration of the election period applicable to such Business Combination; provided further, that if the election period for such Business Combination is extended or if such Business Combination is not consummated within five (5) Business Days of the expiration of such election period, Holder shall be entitled to withdraw such election up to the effective date of such Business Combination (which shall be deemed to be the date on which the Acquiring Person accepts for purchase fifty percent (50%) or more of the outstanding Series A Common Units). All cash payments under this Section 3.3(f) shall be made by wire transfer of immediately available funds to the relevant Holder, in accordance with instructions provided by such Holder no later than the second (2nd) Business Day following the consummation of such Business Combination. Upon receipt of such payment, such Holder's Series F Convertible



                                  Annex A - 19

                  Units shall be deemed to have been fully converted and shall no longer permit such Holder to convert such Series F Convertible Units into Series A Common Units; provided, that unless and until such Holder elects to receive the cash payment set forth in this Section 3.3(f) with respect to each Series F Convertible Unit that such Holder holds, such Series F Convertible Unit shall remain outstanding and may be converted in the manner set forth in Section 2.1.

                  3.4 NO PROHIBITION FROM ISSUING SERIES A COMMON UNITS. Notwithstanding anything contained in this Statement to the contrary, nothing in this Statement shall prohibit the Partnership from issuing Series A Common Units to any Person, regardless of whether or not such issuance would result in an adjustment under this Section 3.

         4. NATURE AND RIGHTS OF SERIES F CONVERTIBLE UNIT.

                  4.1 NON-VOTING. The Series F Convertible Units shall be non-voting on all matters and no Holder thereof shall be entitled to vote, separately or with all or any series, class or group of Limited Partners, the Series F Convertible Units with respect to any matter (except as set forth in the proviso to this Section 4.1) on which holders of the Series A Common Units are entitled to vote, including, without limitation, mergers, acquisitions, sales of all or substantially all of the Partnership's assets, and similar transactions; provided, that the Partnership shall not, without the affirmative consent of the Holders having a majority-in-interest (based on the unconverted Series F1 Conversion Consideration prior to the vesting of the Series F2 Convertible Units, and on all unconverted Series F Convertible Units after the Series F2 Convertible Units are convertible) as of the date of determination, (i) alter or change the rights, powers or limitations of the Series F Convertible Unit including, without limitation, any changes to the certificate representing the Series F Convertible Unit or the Partnership Agreement that limit any Holder's ability to convert the Series F Convertible Unit under this Statement or affect the enforceability of any Holder's rights under this Statement, (ii) authorize or issue additional Series F Convertible Units or (iii) effect any split or combination of the Series F Convertible Units.

                  4.2 NO ALLOCATIONS. The Partnership shall not maintain a capital account for any Holder of Series F Convertible Units. Accordingly, the Partnership shall not make any allocations to any Series F Convertible Unit of income, gains, losses or deductions.

                  4.3 NO DISTRIBUTIONS. The Series F Convertible Units shall not be entitled to receive any distributions, whether regular, special, liquidating or otherwise, of cash, or other assets or securities, but shall be entitled to the adjustments set forth in Section 3.2.

         5. REGISTRATION STATEMENT AND BLACKOUT PERIODS.

                  5.1 The Partnership shall:

                           (a) subject to the Partnership's ability to amend or
                  supplement the Registration Statement or the Prospectus, use its commercially reasonable efforts to keep the Registration Statement effective until the Termination Time;



                                  Annex A - 20

                           (b) prepare and file with the SEC such amendments and
                  supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the issuance of Series A Common Units upon conversion of the Series F Convertible Units;

                           (c) cause all Series A Common Units to be listed on
                  each securities exchange and quoted on each quotation service on which similar securities issued by the Partnership are then listed or quoted;

                           (d) provide a transfer agent and registrar for all
                  Series A Common Units and a CUSIP number for all Series A Common Units; and

                           (e) at all times reserve for issuance pursuant to the
                  Registration Statement such number of its Series A Common Units as shall from time to time be sufficient to effect the conversion of all the Series F Convertible Units then outstanding and to satisfy its delivery obligations upon such conversion.

                  5.2 At any time prior to the Termination Time, the Partnership may, without any liability to the Partnership and upon notice to each Holder pursuant to Section 9, suspend each Holder's rights to convert pursuant to the Registration Statement upon the occurrence of any of the following (each, a "BLACKOUT PERIOD"):

                           (a) a request by the SEC for amendments or
                  supplements to the Registration Statement or the prospectus included therein for additional information;

                           (b) the issuance by the SEC of any stop order
                  suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (c) the filing of any post-effective amendments or
                  supplements to the Registration Statement or the prospectus included therein that the Partnership deems necessary or appropriate to maintain or utilize for any purpose the Registration Statement or the prospectus included therein;

                           (d) the happening of any event that requires the
                  Partnership to make changes to the Registration Statement or the prospectus included therein in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading; and

                           (e) the Partnership shall deliver to the Holder a
                  certificate signed by any of its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel or Vice President that the Board of Directors of the General Partner has made the determination in good faith and using reasonable judgment that disclosure of information sufficient to ensure that the Registration Statement and related prospectus contain no misstatement or omission would be



                                  Annex A - 21
                  premature, could be reasonably expected to be significantly and materially disadvantageous to the Partnership's financial condition, or could be reasonably expected to be injurious to the consummation of any material transaction.

         If any of the above conditions or events should occur, the Partnership shall immediately give the Holders written notice that a Blackout Period is in effect; provided that the failure of the Partnership to tender notice of the occurrence of any of the above shall not give rise to any liability in excess of an amount described in Section 5.5.

                  5.3 Upon the commencement a Blackout Period, the Partnership shall:

                           (a) with respect to any notice pursuant to paragraph
                  (b) of Section 5.2, use commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement;

                           (b) with respect to any notice pursuant to paragraphs
                  (a) or (c) of Section 5.2, as promptly as practical prepare and file a post-effective amendment to the Registration Statement or an amendment or supplement to the prospectus included therein and any other required document so that, as thereafter delivered to Holder upon conversion of the Series F Convertible Unit, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

                           (c) with respect to any notice pursuant to paragraphs
                  (d) or (e) of Section 5.2, use commercially reasonable efforts to amend such Registration Statement and/or amend or supplement the prospectus included therein if necessary and to take all other actions necessary to allow the issuance of registered Series A Common Units to take place as promptly as possible, subject, however, to the right of the Partnership in its sole discretion to determine whether to delay further conversion of the Series F Convertible Unit pursuant to the Registration Statement until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed.

                  5.4 Upon receipt of notice by the Partnership in accordance with Section 5.1 above that a Blackout Period exists, the Series F Convertible Unit shall immediately become unconvertible until each Holder receives notice from the Partnership that the Blackout Period has ended. Notwithstanding the foregoing, at any time during a Blackout Period, each Holder may:

                           (a) tender a Conversion Notice providing for a
                  Conversion Closing Date delayed to a date that is three Business Days after the termination of the relevant Blackout Period (a "DELAYED CLOSING CONVERSION NOTICE"); each such Delayed Closing Conversion Notice shall have the effect of preserving the Conversion Unit Price, Prevailing Unit Price, and Daily Market Unit Price that was in effect as of the date of such Delayed Closing Conversion Notice, each



                                  Annex A - 22
                  subject to adjustment pursuant to Sections 3 and 5.5; provided, that such Holder may withdraw at any time a Delayed Closing Conversion Notice prior to the relevant delayed Conversion Closing Date; or

                           (b) tender a Conversion Notice requesting the
                  delivery on the Conversion Closing Date of Series A Common Unit that have not been registered pursuant to the Registration Statement, so long as (i) the offer, sale and issuance of the Series A Common Units shall be exempt from the registration requirements of the Securities Act and shall have been registered or qualified (or exempt from registration or qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (ii) such Holder delivers to the Partnership an opinion from counsel of national repute reasonably satisfactory in the Partnership's sole discretion to such effect. Any certificate(s) representing unregistered Series A Common Units shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                           "THE SERIES A COMMON UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO GULFTERRA ENERGY PARTNERS, L.P., SHALL HAVE BEEN FURNISHED TO GULFTERRA ENERGY PARTNERS, L.P."

         The Partnership shall promptly (a) notify each Holder upon the end of a Blackout Period, and (b) deliver copies of amendments or supplements, if any, to the Registration Statement or the Prospectus.

                  5.5 The Partnership shall be entitled to exercise its rights to suspend conversion of the Series F Convertible Units as provided in this Section 5 (A) twice in any 12 month period, (B) each such period during which conversion may be suspended at any time shall not exceed 30 days, and (C) no Blackout Period may commence less than 30 days after the end of the preceding Blackout Period; provided, that if any Blackout Period exceeds the duration or frequency limits set forth in clauses (A) and (B) above (a "BLACKOUT VIOLATION"), then the Conversion Unit Price for all unconverted Series F Convertible Units shall be permanently reduced by one and one-half percent (1 1/2%) for each month (or portion thereof) that a Blackout Violation exists. Other than the reduction to the Conversion Unit Price as described in this Section 5.5, the Partnership shall incur



                                  Annex A - 23
         no liability to any Holder in connection with any Blackout Period or Blackout Violation; provided that notwithstanding the foregoing, the Partnership agrees that the provisions of this Section 5 shall be specifically enforceable.

                  5.6 If a Blackout Period exists for at least four (4) months, the Holders having a majority-in-interest (based on the unconverted Series F1 Conversion Consideration prior to the vesting of the Series F2 Convertible Units, and on all unconverted Series F Convertible Units after the Series F2 Convertible Units are convertible) as of the date of determination shall be entitled to demand that, to the extent required by the securities laws to permit the issuance of Series A Common Units pursuant to Section 5.4(b), the Partnership withdraw the Registration Statement for a period necessary to effectuate a private placement of the Series A Common Units issuable upon conversion of all or part of the Series F Convertible Units. If so demanded, the Partnership shall withdraw the Registration Statement within 5 Business Days of its receipt of such written demand. Within 60 days of the Partnership's receipt of the written demand of the Holders having a majority-in-interest (based on the unconverted Series F1 Conversion Consideration prior to the vesting of the Series F2 Convertible Units, and on all unconverted Series F Convertible Units after the Series F2 Convertible Units are convertible) as of the date of determination, the Partnership shall prepare and file a replacement registration statement pursuant to which the Series F Convertible Units can be converted and shall thereafter use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable. Promptly after the issuance of unregistered Series A Common Units, and at its own expense, the Partnership shall file a registration statement under the Securities Act covering the resale of all of the Series A Common Units issued pursuant to the private placement exemption, and shall use commercially reasonable efforts to cause such registration statement to be declared effective; provided, that nothing in this Section 5.6 shall prevent the Partnership from filing a registration statement prior to be requested to do so by any Holders. Upon the withdrawal of the Registration Statement, the percentage described in Section 5.5 shall be reduced to 1% for each month (or portion thereof without duplication for any portion of a month prior to the withdrawal of the Registration Statement) that a Blackout Violation exists after the date on which the Partnership withdraws the Registration Statement.

         6. TRANSFERABILITY.

                  6.1 TRANSFERS OF SERIES F CONVERTIBLE UNITS. The Series F Convertible Units shall not be sold, transferred or otherwise disposed of without the prior written consent of the Partnership, which consent shall be within the sole discretion of the Partnership. Sales, transfers or other dispositions of Series F Convertible Units shall be in increments of one whole unit, and not fractions thereof. The provisions applicable to the Series F Convertible Units shall bind and inure to the benefit of and be enforceable by the Partnership, the respective successors of the Partnership, and by any Holder of Series F Convertible Units.

                  6.2 PAYMENT OF TAX UPON ISSUE OF TRANSFER. The Partnership shall pay all documentary stamp taxes (if any) attributable to the issuance of Series A Common Units upon the conversion of the Series F Convertible Unit; provided, however, that the



                                  Annex A - 24

         Partnership shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of any certificates for Series A Common Units in a name other than that of a Holder upon the conversion of Series F Convertible Units, and the Partnership shall not be required to issue or deliver the Series F Convertible Units or certificates for Series A Common Units unless or until the person or persons requesting the issuance thereof shall have paid to the Partnership the amount of such tax or shall have established to the reasonable satisfaction of the Partnership that such tax has been paid.

         7. DENIAL OF PREEMPTIVE RIGHTS AND DISSENTERS' RIGHTS. The Series F Convertible Units are not entitled to any preemptive or subscription right in respect of any securities of the Partnership, and do not have dissenters' rights of appraisal.

         8. TRANSFER AGENT. Initially, the Partnership (and upon a Business Combination, the Acquiring Person) shall serve as the transfer agent (the "TRANSFER AGENT") for the Series F Convertible Units. The Transfer Agent shall at all times maintain a register (the "UNIT REGISTER") of the Holders of the Series F Convertible Units. The Partnership may deem and treat each Holder of Series F Convertible Units as set forth in the Unit Register as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

         The Partnership may, at any time and from time to time, appoint another Person to serve as the Transfer Agent, and shall upon acceptance by such Person, give notice to each Holder of the change in Transfer Agent. Such new Transfer Agent shall be a (i) Person doing business and in good standing under the laws of the United States or any state thereof, and having a combined capital and surplus of not less than $50,000,000 or (ii) an affiliate of such a Person. The combined capital and surplus of any such new Transfer Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Transfer Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Transfer Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Transfer Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Partnership and shall be legally and validly executed and delivered by the Partnership. Any Person into which any new Transfer Agent may be merged or any corporation resulting from any consolidation to which any new Transfer Agent shall be a party or any corporation to which any new Transfer Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Transfer Agent under this Transfer without any further act; provided that such Person (i) would be eligible for appointment as successor to the Transfer Agent under the provisions of this Section 8 or (ii) is a wholly owned subsidiary of the Transfer Agent. Any such successor Transfer Agent shall promptly cause notice of its succession as Transfer Agent to be delivered via reputable overnight courier to the Holders of the Series F Convertible Units at such Holder's last address as shown on the Unit Register.



                                  Annex A - 25

         9. NOTICES. All notices and other communications under this Statement shall be in writing and shall be delivered by a nationally recognized overnight courier, postage prepaid, addressed as provided below:

                  (i)      If to the Partnership:

                           GulfTerra Energy Partners, L.P.
                           4 East Greenway Plaza
                           Houston, Texas  77046
                           Attn:  Chief Financial Officer
                           Telephone:  (832) 676-5371
                           Facsimile:  (823) 676-1671

                           with a copy to:

                           El Paso Corporation
                           Attn:  Alan Bishop
                           1001 Louisiana Street
                           Houston, TX  77002
                           Facsimile:  (713) 420-4099

                           with a copy (which shall not constitute notice) to:

                           Akin Gump Strauss Hauer & Feld LLP
                           Attn:  J. Vincent Kendrick
                           1900 Pennzoil Place - Suite 1900
                           711 Louisiana Street
                           Houston, Texas  77002
                           Facsimile:  (713) 236-0822

                  (ii) If to a Holder, at the address of such Holder as listed in the Unit Register, or to such other address as the Holder shall have designated by notice similarly given to the Transfer Agent.

Any such notice or communication shall be deemed received (i) when made, if by hand delivery, and upon confirmation of receipt, if made by facsimile, and in each case if such notice is received on or before 11:59 p.m. New York City time (except with respect to a Conversion Notice, in which case such notice must be received on or before 3:59 p.m. New York City time), otherwise, such notice shall be deemed to be received the following Business Day (ii) one Business Day after being deposited with a next-day courier, return receipt requested, postage prepaid or (iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other addresses as the Partnership or each Holder may designate in writing from time to time).

         10. CONSTRUCTION. Headings or other titles used in this Statement are for convenience only and neither limit nor amplify the provisions of this Statement, and all references herein to sections or subdivisions thereof will refer to the corresponding section or subdivision thereof of this Statement unless specific reference is made to such sections or subdivisions of another



                                  Annex A - 26
document or instrument. Unless the context of this Statement clearly requires otherwise, the words "include," "includes" and "including" will be deemed to be followed by the words "without limitation," and the words "hereof," "herein," "hereunder" and similar terms in this Statement will refer to this Statement as a whole and not any particular section or article in which such words appear. Whenever the context may require, any pronoun used in this Statement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa. References in this Statement to any party shall include such party's successor. The word "shall" means will and vice versa.

         11. SEVERABILITY OF PROVISIONS. If any right, preference, or limitation of the Series F Convertible Units set forth in this Statement (as such Statement may be amended from time to time) is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences, and limitations set forth in this Statement (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference, or limitation will, nevertheless, remain in full force and effect, and no right, preference, or limitation set forth in this Statement shall be deemed dependent upon any other such right, preference, or limitation unless so expressed in this Statement.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]



                                  Annex A - 27

                                    EXHIBIT A

               CERTIFICATE REPRESENTING SERIES F CONVERTIBLE UNIT




                                 [SEE ATTACHED]


                            Annex A - Exhibit A - 1

                                    EXHIBIT B

                            FORM OF CONVERSION NOTICE

        (To Be Executed Upon Conversion of the Series F Convertible Unit)

                                     [DATE]

GulfTerra Energy Partners, L.P.
4 East Greenway Plaza
Houston, Texas 77046
Attention:  Chief Financial Officer

         Re:      Statement of Rights, Privileges and Limitations Series F
Convertible Unit ("STATEMENT")

Ladies and Gentlemen:

         Pursuant to the terms and conditions contained in the Statement, [HOLDER] hereby elects to convert $[__________](1) of Series F(2) Convertible Units into [ ] Series A Common Units, which would be purchased at a Conversion Unit Price of $[____] [, AND SHALL DELIVER ON THE CONVERSION CLOSING DATE SUCH AMOUNT VIA WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS AS PAYMENT FOR SUCH SERIES A COMMON UNITS] [, AND SHALL DELIVER ON THE CONVERSION CLOSING DATE THAT NUMBER OF PARTNERSHIP BONDS WITH AN AGGREGATE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST EQUAL TO SUCH DOLLAR AMOUNT AS PAYMENT FOR SUCH SERIES A COMMON UNITS] [PURSUANT TO A [CASHLESS SETTLEMENT][CASHLESS CONVERSION]] in accordance with the terms of the Statement. All undefined capitalized terms used in this Conversion Notice shall have the meaning set forth in the Statement.

         In accordance with the terms of the Statement, the undersigned requests that certificates for such units be registered in the name of and delivered to the undersigned at the following address:

                                  [TO BE ADDED]

         Any cash in lieu of fractional shares should be sent to:

         [INSERT ACCOUNT INFORMATION OR ADDRESS INFORMATION]

         The undersigned shall deliver the original of the certificate(s) representing the Series F Convertible Units no later than the second Business Day after and excluding the date of this

----------

         (1) Insert the dollar amount of Series F Convertible Units being converted. In the case of partial conversion, a new certificate representing the Series F Convertible Unit shall be issued and delivered, representing the unconverted portion of the Series F Convertible Unit.

         (2) Indicate whether Series F1 or Series F2 is being tendered.



                             Annex A - Exhibit B - 1
notice as well as each document required to be delivered on the Conversion Closing Date by the Statement.

         [IF THE EXERCISED AMOUNT IS NOT IN INCREMENTS OF $1,000,000, INSERT THE
FOLLOWING: THE UNDERSIGNED REQUESTS THAT A NEW CERTIFICATE SUBSTANTIALLY IDENTICAL TO THE ATTACHED SERIES F CONVERTIBLE UNIT BE ISSUED TO THE UNDERSIGNED EVIDENCING THE RIGHT TO PURCHASE THE DOLLAR AMOUNT OF SERIES A COMMON UNITS EQUAL TO (x) THE SERIES F1/SERIES F2 CONVERSION CONSIDERATION LESS (y) THE TENDERED CONVERSION CONSIDERATION.]

                                        [HOLDER]

                                        By:
                                               ---------------------------------
                                        Name:

                                        Title:


Agreed to and Acknowledged as of
[INSERT DATE].

GULFTERRA ENERGY PARTNERS, L.P.



By:
        ------------------------------
Name:

Title:




                             Annex A - Exhibit B - 2

                                   SCHEDULE A

                               ACCOUNT INFORMATION

Name:    GulfTerra Energy Partners
ABA:     021 000 021
Bank:    Mellon Bank
         Pittsburgh, PA
Acct:    000-0609


                            Annex A - Schedule A - 1